      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1997

                                                      REGISTRATION NO. 333-21665
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FREMONT GOLD CORPORATION
             (Exact name of Registrant as specified in its charter)

        DELAWARE                      1041                      65-0110447
(State of Incorporation)        (Primary Standard             (I.R.S. Employer
                            Industrial Classification        Identification No.)
                                  Code Number)

                          777 HORNBY STREET, SUITE 2000
                        VANCOUVER, B.C., CANADA, V6Z 1S4
                                 (604) 682-4606
          (Address and telephone number of principal executive offices)

                                EDWARD M. TOPHAM
                          777 HORNBY STREET, SUITE 2000
                        VANCOUVER, B.C., CANADA, V6Z 1S4
                                 (604) 682-4606
           (Name, address, and telephone number of agent for service)

                                 with copies to:
                         CHRISTIAN J. HOFFMAN, III, ESQ.
                             SHAWN E. SHEARER, ESQ.
                               STREICH LANG, P.A.
                                 RENAISSANCE ONE
                            TWO NORTH CENTRAL AVENUE
                             PHOENIX, ARIZONA 85004

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: As soon as practicable after
                 this Registration Statement becomes effective.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED            PROPOSED
                    TITLE OF EACH                    AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION
         CLASS OF SECURITIES TO BE REGISTERED         REGISTERED          PRICE          OFFERING PRICE             FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, offered by Selling Stockholders          3,600,000         $2.00(1)         $7,200,000(1)           $2,181.82
Common Stock issuable upon exercise of Warrants...     3,600,000         $1.50 (2)        $5,400,000(2)           $1,636.36
                           Total..................        --                --             $12,600,000            $3,818.18(3)
===================================================================================================================================



         (1) Estimated solely for purposes of calculating the amount of registration fee, pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on May 21, 1997.

         (2) Estimated for purpose of calculating registration fee based upon known exercise price of the Warrants.

         (3) Of this amount, $2,482.96 was previously paid with the original filing of this Registration Statement.


                           ---------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            FREMONT GOLD CORPORATION
                              CROSS REFERENCE SHEET
                       PURSUANT TO REGULATION C UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")
                  SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                     FILED AS PART OF REGISTRATION STATEMENT


ITEM NUMBER
IN FORM SB-2  ITEM CAPTION IN FORM SB-2                                    CAPTION IN PROSPECTUS
------------  -------------------------                                    ---------------------
   1          Front of Registration Statement and Outside                  Outside Front Cover Page of Prospectus
              Front Cover of Prospectus
   2          Inside Front and Outside Back Cover Pages                    Inside Front and Outside Back Cover Pages
              of Prospectus                                                of Prospectus; Available Information
   3          Summary Information and Risk Factors                         Prospectus Summary; Risk Factors
   4          Use of Proceeds                                              Use of Proceeds
   5          Determination of Offering Price                              Risk Factors; Determination of Offering
                                                                           Price
   6          Dilution                                                     Risk Factors; Dilution
   7          Selling Security Holders                                     Selling Stockholders
   8          Plan of Distribution                                         Outside Front and Inside Front Cover Pages
                                                                           of Prospectus; Plan of Distribution
   9          Legal Proceedings                                            Business of the Company -- Litigation
  10          Directors, Executive Officers, Promoters and                 Management; Management -- Certain
              Control Persons                                              Relationships and Related Transactions;
                                                                           Risk Factors; Security Ownership of Certain
                                                                           Beneficial Owners and Management
  11          Security Ownership of Certain Beneficial                     Security Ownership of Certain Beneficial
              Owners and Management                                        Owners and Management
  12          Description of Securities                                    Description of Securities
  13          Interest of Named Experts and Counsel                        Inapplicable
  14          Disclosure of Commission Position on                         Management -- Indemnification
              Indemnification for Securities Act Liabilities
  15          Organization Within Last Five Years                          Inapplicable
  16          Description of Business                                      Prospectus Summary; Risk Factors; The
                                                                           Company; Business of the Company
  17          Management's Discussion and Analysis or                      Plan of Operation
              Plan of Operation
  18          Description of Property                                      Prospectus Summary; Business of the
                                                                           Company -- The Properties; Business of the
                                                                           Company -- Chile
  19          Certain Relationships and Related                            Management -- Certain Relationships and
              Transactions                                                 Related Transactions
  20          Market for Common Equity and Related                         Outside Front Cover Page ; Risk Factors;
              Stockholder Matters                                          Dividend Policy; Shares Eligible for Future
                                                                           Sale
  21          Executive Compensation                                       Management -- Executive Compensation
  22          Financial Statements                                         Financial Statements
  23          Changes in and Disagreements with                            Change in Accountants
              Accountants on Accounting and Financial
              Disclosure

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



DATED:  May 27, 1997                                       SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS

                         [LOGO]FREMONT GOLD CORPORATION


                            FREMONT GOLD CORPORATION

                7,200,000 SHARES OF COMMON STOCK, PAR VALUE $.001

                            ------------------------


         The securities offered hereby are 7,200,000 shares (the "Shares") of common stock, $.001 par value ("Common Stock"), of Fremont Gold Corporation, a Delaware corporation (the "Company"). Of the 7,200,000 Shares, (i) 3,600,000 Shares (the "Warrant Shares") are issuable upon the exercise of warrants to purchase Common Stock (the "Warrants") which have been, or will be, issued upon conversion of the Company's Series A Convertible Promissory Notes (the "Series A Notes") and (ii) 3,600,000 Shares (the "Conversion Shares") which have been, or will be, issued upon conversion of the Series A Notes and are available for sale pursuant to this Prospectus by certain selling stockholders (the "Selling Stockholders"). The Common Stock is presently traded on the OTC-Bulletin Board ("OTC-BB") under the symbol "FGLD". On May 21, 1997, the mean closing bid and asked quotations per share of Common Stock, as provided by market makers in the Common Stock, was $2.00 per share.



         Each of the Company's Series A Notes was, or is, convertible into one unit (each a "Unit"), consisting of one Conversion Share and one Warrant, for each $.50 of principal outstanding thereunder. Each Warrant is exercisable, for a term expiring September 30, 1997, to purchase one Warrant Share at a price per share equal to the greater of $1.50 or seventy-five percent (75%) of the average closing bid price for the Common Stock on the OTC-BB, as reported by a generally accepted reporting service, for the 10 trading days preceding the exercise of the Warrant. See "Description of Securities." All of the Warrant Shares are being offered by the Company upon exercise of the Warrants. All of the Conversion Shares offered hereby may be sold from time to time by certain Selling Stockholders. See "Selling Stockholders." The Conversion Shares may be offered from time to time in one or more transactions in the over-the- counter market, pursuant to Rule 144 under the Securities Act of 1933, pursuant to Regulation S under the Securities Act of 1933, or otherwise, at market prices prevailing at the time of the sale at prices relating to such prevailing market prices, or at negotiated prices, without payment of any underwriting discounts or commissions except for usual or customary selling commissions paid to brokers or dealers. The Company will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholders.


                                -----------------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
      SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AT PAGE 9 AND "DILUTION" FOR
         INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS

                               -------------------

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------



                                                               Underwriting Discounts
                                     Price to Public               and Commissions             Proceeds to Company
Per Warrant Share                       $1.50(1)                         $0                           $1.50
Total (2)                              $5,400,000                        $0                      $5,400,000 (3)


                      Footnotes appear on inside cover page


                  The date of this Prospectus is May 27, 1997.

(1) Each Warrant is exercisable, for a term expiring September 30, 1997, to purchase one Warrant Share at a price per share equal to the greater of $1.50 or seventy-five percent (75%) of the average closing bid price for the Common Stock on the OTC-BB, as reported by a generally accepted reporting service, for the 10 trading days preceding the exercise of the Warrant. As of May 21, this exercise price would have been $1.50. However, depending upon bid fluctuations this price could increase.



(2) The Company will receive no proceeds from the conversion of the Series A Notes; therefore, Conversion Share information is omitted.



(3) Assumes complete conversion of the Series A Notes into Units and complete exercise of all Warrants included in the Units.

















                            -------------------------

         Information contained in this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" beginning on page 9 of the Prospectus constitute cautionary statements identifying important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

                            -------------------------

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. Each prospective investor should carefully read this Prospectus in its entirety and carefully consider, among other things, the information set forth under the heading "RISK FACTORS."


THE COMPANY

Current Business Operations


         The Company is engaged in the acquisition, exploration and development of mineral properties, primarily gold and copper properties located in Latin America. Through the extensive mineral exploration experience and Latin American knowledge and contacts of the Company's officers and directors, the Company is continuously assessing new opportunities for the acquisition of properties with an economical potential. Although the Company is currently in negotiations to acquire, and/or assessing the advisability of entering into negotiations to acquire, several mineral properties, the Company has no present commitments or agreements with respect to any property acquisitions other than those discussed below. The Company currently is in the exploration stage and there can be no assurance that a commercially viable ore body (reserve) will be located on any of the Company's current or future mineral properties. The Company currently has no plans to commence production on any of its properties in the near future.



         The Company's principal mineral property interests consist of mining concessions located on three exploration properties in Chile. The Resguardo Property, the Cenizas Property and the Santa Eloisa Property mining concessions currently are held through existing leases and purchase options. See "Business of The Company -- The Properties." The Company's mineral property interests are held by a Chilean operating company, Minera Fremont Gold Chile, S.A. ("MFG"), of which Flagship Holding Ltd., a Barbados corporation and a wholly owned subsidiary of the Company ("FHL"), owns 99% of the issued and outstanding shares of common stock. Unless otherwise indicated, the term "Company" means collectively Fremont Gold Corporation, FHL and MFG.



         The Resguardo Property covers an area of approximately 16,765 hectares (41,426 acres) along 19 kilometers of the highly productive Atacama Fault System in Region III of northern Chile. The property, at an altitude of 1,000 meters, is on the same structural trend and about 10 kilometers south of the Mantoverde Mine operated by the Anglo-American Company. The property is accessible by paved and well maintained dirt roads and is approximately a 20 kilometers drive from the coastal town of Chanoval and approximately 100 kilometers from Copiapo, a town with a population of about 150,000. Recent geochemical sampling and diamond drill results completed by the Company and the Company's inspection of a series of small surface mine workings has indicated gold mineralization at Resguardo Property along a zone which appears to be at least 5 kilometers long and open to the north and south ends. The Company's interest in the property is held by MFG and consists of i) a 99 year lease of mining concessions on 4,765 hectares and
ii) applications for mining concessions on 12,000 hectares to be held directly by MFG. Pursuant to Chilean mining concession application procedures, the Company, upon filing its application for an exploration concession, has the right to conduct exploration activities on such property. See "Business of the Company--Chile--Mining Concessions." The Company expects this application process to be completed, and the exploration concessions granted to MFG, in the third quarter of 1997. See "Business of The Company--The Properties--Resguardo Property."



         The Cenizas Property covers an area of approximately 12,900 hectares (31,876 acres), on the West Fissure Fault, a regional geological structure that controls much of the known gold and copper mineralization in northern Chile. Located midway between, and on the same structural trend as, the major copper deposits of La Escondida and El Salvador, the property is 20 kilometers south of the Guanaco gold mine operated by Amax Gold. The property is in Region II of northern Chile at an altitude of approximately 3,000 meters in the southern Atacama desert and is easily reached in a three hour drive from the coastal town of Taltal. Gold mineralization, first discovered in the area by RTZ Mining and Exploration Limited ("RTZ") with a regional geochemical survey, occurs on the property in Tertiary volcanics and diorite intrusives. RTZ's program consisted of geophysical surveys, trenching, numerous short rotary drill holes to define gold mineralization under shallow gravel cover and the drilling of 23 reverse-circulation drill holes. Results of this work have shown highly anomalous to ore grade gold mineralization in trenches and drill holes in several areas on the property. The Company's interest in the property is held by MFG and consists of i) an option to acquire a 51% interest in mining concessions located on 6,000 hectares by making cash payments to RTZ totaling $350,000 and completing at least $1,000,000 of exploration work over three years and ii) applications for mining concessions on 7,500 hectares to be held directly by MFG. Payments to RTZ during the first year total $50,000 with a first year exploration commitment by the Company of $200,000. The Company will also grant to RTZ options to purchase shares of Common Stock as follows: by June 13, 1997 an option to purchase 150,000 shares of Common Stock at a price of $1.50 per share, by December 13, 1997 an additional option to purchase 150,000 shares of Common Stock at a price of $2.00. Pursuant to Chilean mining concession application procedure, the Company, upon filing its application for an exploration concession, has the right to conduct exploration activities on such property. See "Business of the Company -- Chile -- Mining Concessions." The Company expects this application process to be completed and the exploration concessions granted to MFG, in the third quarter of 1997. See "Business of The Company--The Properties--Cenizas Property."



         The Santa Eloisa Property covers an area of approximately 4,700 hectares (11,600 acres) in the Maricunga Gold Mining District located in Region II of northern Chile. The geological setting of the Santa Eloisa Property is similar to that of several large porphyry style gold deposits that have been discovered in the Maricunga District over the past several years. The property is at an altitude of between 4,200 and 5,300 meters and can be reached in about a five hour drive, along mostly dirt roads, from the nearby town of Copiapo. The Company has an option to acquire a 50% interest in the mining concessions on the Santa Eloisa Property by making payments totaling $500,000 to the mining concession owners and completing $1,000,000 of exploration work on the property before March 31, 1999. After the Company has satisfied its payment and exploration commitments, and if the mining concession owners do not contribute on a proportionate basis to further exploration and feasibility expenses, the Company can increase its ownership interest to 75% by funding and completing a feasibility study. The Company's interest in the Santa Eloisa Property is held by MFG. See "Business of the Company--The Properties--Santa Eloisa Property."


History and Prior Activities

         The Company was incorporated under the laws of the State of Florida as Tri-Way Industries, Inc. on June 27, 1986, for the purpose of seeking, investigating and acquiring business opportunities. The Company did not engage in any meaningful operations until on or about November 22, 1989, when the Company acquired The Rothchild Group, Inc. ("Rothchild Group") as its wholly owned subsidiary. Following the acquisition, the Company changed its name to The Rothchild Companies, Inc.

         From November of 1989 until mid-1993, the Company, through the Rothchild Group, operated as a full service advertising agency engaged in the advertising, marketing and public relations businesses. On October 20, 1993, however, the Rothchild Group filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Florida. After the Chapter 7 liquidation of the Rothchild Group, the Company did not engage in any meaningful business or commercial activities.

         On July 12, 1994, an investment group ("Investment Group") completed the purchase of an aggregate of 315,598 shares of the Company's Common Stock representing, at that time, approximately 60% of the Company's issued and outstanding Common Stock. In addition, the Investment Group provided sufficient funds in the form of loans to ensure the Company's viability and permit the Company to pursue possible business combinations, mergers or similar transactions. These loans were subsequently converted into 419,656 shares of Common Stock of the Company on December 30, 1994.

         On April 8, 1996, via a merger into a corporation formed for that purpose, the Company completed the transfer of its state of incorporation from Florida to Delaware. Accordingly, the Company is now a Delaware corporation.

         On April 15, 1996, the board of directors of the Company and holders of a majority of the outstanding Common Stock of the Company authorized a one-for-twenty (1-for-20) reverse split of the Company's Common Stock, pursuant to which each 20 shares of the Company's Common Stock outstanding immediately prior to April 30, 1996 were converted into one share of the Company's Common Stock. In connection with the reverse split, the Company maintained the par value of its Common Stock at $.001 per share, and the total number of shares of Common Stock authorized to be issued by the Company remained unchanged at 20,000,000 shares. The number of issued and outstanding shares of the Company's Common Stock after the reverse split was 1,000,000 shares. All references to shares of Common Stock herein have been adjusted to reflect this reverse split.


         On June 4, 1996, Laminco Resources, Inc., a British Columbia corporation engaged in the business of mineral exploration and development ("Laminco"), in a privately negotiated transaction purchased 600,000 shares of the Company's Common Stock (representing 60% of the Company's issued and outstanding Common Stock as of the date of the acquisition) from the Investment Group. The Investment Group and the members thereof were not related to Laminco. In connection with the completion of the share acquisition by Laminco, the Company's board of directors and management were completely reconstituted. On June 4, 1996, among other appointments, Michael J. Hopley was appointed president, chief operating officer and a director of the Company. On July 25, 196, Mr. Hopley was appointed chief executive officer of the Company. As of May 1, 1997, Mr. Hopley continues to serve in these capacities. In addition, following Laminco's share acquisition, the Company implemented a new business plan discussed hereinafter under "Business of The Company." None of the current officers, directors or employees of the Company were affiliated with or employed by the Company prior to June 4, 1996.



         On July 25, 1996, the Board of Directors of the Company and holders of a majority of the outstanding shares of the Common Stock of the Company, authorized the Company, by written consent, to take a series of actions. These actions included: i) changing the Company's name to Fremont Gold Corporation to better reflect the proposed business of the Company, ii) approval of an Amended and Restated Certificate of Incorporation, iii) approval and adoption of a Stock Option Plan to allow the Company to attract and retain the best available personnel for positions of responsibility within the Company and to provide additional incentive to employees of the Company in order to promote the success of the Company's business; and iv) making certain management and director changes and forming the Company's Compensation and Audit Committees. These management and director changes included the expansion of the Company's board to five members with the appointment of Edwin G. Morrow and David Shaw as directors and the resignation of Mr. Kelsey Boltz as Chief Executive Officer.



         On July 30, 1996 the Company completed a private placement of 500,000 shares of its Common Stock to Laminco in consideration of $140,000.



         On July 30, 1996 the Company completed a private placement of 1,000,000 shares of Common Stock at an offering price of $.20 per share, aggregating $200,000 in proceeds to the Company. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, purchased 154,639, 73,310 and 138,603 shares, respectively, of the Company's Common Stock in the private placement. "Management -- Certain Relationships and Related Transactions." On July 30, 1996, after completion of these private placements, Laminco beneficially owned 51.7% of the Company's Common Stock and held 44.0% of the issued and outstanding Common Stock.



         On July 31, 1996, the Company acquired 3,560,000 of the issued and outstanding shares of FHL common stock not previously owned by the Company. The shares of FHL common stock were acquired directly from the FHL shareholders in exchange for 3,560,000 newly issued shares of the Company's Common Stock, in the aggregate. Upon completion of the share exchange, the Company directly owned all of the issued and outstanding shares of FHL's common stock. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, received 418,000, 381,000 and 372,000 shares, respectively, of the Company's Common Stock in the exchange. These individual's interests in FHL were disclosed to the members of the Company's board and the acquisition of FHL was approved by the holders of a majority of the issued and outstanding Common Stock of the Company. See "Management -- Certain Relationships and Related Transactions." Upon completion of this acquisition, Laminco beneficially owned 46.4% of the Company's Common Stock and directly held 18.2% of the issued and outstanding Common Stock.



         Certain members of Laminco's board of directors and certain of Laminco's officers were stockholders in FHL prior to its acquisition by the Company. Because of FHL's interest in MFG at the time of the Company's acquisition of FHL and the failure of these individuals to disclose their interest in FHL to Laminco, pursuant to British Columbian corporate law, the FHL shares were deemed to be held by such individuals in constructive trust for Laminco, as were the shares of the Company's Common Stock received by these individuals upon acquisition of FHL by the Company. On December 30, 1996, these directors and officers of Laminco agreed to transfer to Laminco, 1,497,000 shares of Common Stock which were subject to such constructive trust. All references to Laminco's beneficial ownership of Common Stock in the Company during the time period from the acquisition of FHL on July 31, 1996 to December 30, 1996 give effect to this constructive trust.



         On August 21, 1996, the Company commenced an offering of $1,800,000 principal amount of Series A Notes. In December 1996, the Company completed the offering of Series A Notes and accepted subscriptions aggregating $1,800,000. Each Series A Note is convertible, at the option of each of holders of the Series A Notes (each a "Series A Note Holder"), into Units at any time after the Issue Date (as defined in the Series A Note) prior to the close on the maturity date at the rate of $.50 of principal per Unit. Each Unit is composed of one share of Common Stock, each a Conversion Share, and one Warrant. Each Warrant is exercisable to purchase one share of Common Stock, each a Warrant Share, at the greater of $1.50 or seventy-five percent (75%) of the ten day average closing prices, as quoted on the OTC-BB, immediately preceding the notice of exercise. The Warrants are redeemable by the Company at any time after issuance, upon 15 days written notice to the Warrant holders, at a redemption price of $.10 per Warrant. The Series A Note Holders, if any, issued Units upon conversion without an effective Registration Statement under the Securities Act of 1933, as amended ("Act"), covering the Conversion Shares and the Warrant Shares, shall have the right, at any time, to join with the Company to register the Conversion Shares and the Warrant Shares in any Registration Statement under the Act filed by the Company. Each purchaser of the Series A Notes has entered into a Voluntary Stock Pooling Agreement ("Pooling Agreement"). See "Description of Securities and Voluntary Stock Pooling Agreements." Under the terms of the Pooling Agreement each recipient of Units issued pursuant to conversion of the Series A Notes has agreed with the Company, the Trustee (as defined in the Pooling Agreement) and each with the other, that they will deliver the certificates representing their Conversion Shares to the Trustee. The Warrant Shares will not be subject to the Pooling Agreement. Pursuant to the Pooling Agreement the Trustee shall hold all Conversion Shares subject to release, on a pro-rata basis, as set forth below:



PRO-RATA CONVERSION SHARES                   RELEASE DATE
--------------------------                   ------------
25% of Conversion Shares                     April 1, 1997(1)
25% of Conversion Shares                     July 1, 1997
25% of Conversion Shares                     October 1, 1997
the balance of Conversion Shares             January 1, 1998



(1) Upon any conversion of the Series A Notes after April 1, 1997, the first 25% of the Conversion Shares issued upon such conversion will be immediately released.


         On August 23, 1996, the Company's indirectly owned Chilean operating subsidiary changed its name from Inversiones Mineras Ayl S. A. to Minera Fremont Gold Chile S.A.


         On December 31, 1996, Laminco, pursuant to a Share Purchase and Sale Agreement, sold 2,597,000 of the Company's Common Stock, representing all of the shares of the Company's Common Stock beneficially owned by Laminco (other than 400,000 shares underlying a warrant to purchase Common Stock previously issued to Laminco), to 14 purchasers at $.42 per share. None of these purchasers were related to Laminco and none of the purchasers as a result of this transaction held in excess 7% of the issued and outstanding shares of Common Stock. Each of the purchasers of these shares entered into a Stockholders Agreement with the Company, the terms of which restrict the transferability of the shares purchased from Laminco until December 20, 1997. See "Description of Securities and Voluntary Stock Pooling Agreements." Upon completion of these sales, Laminco beneficially owned 6.2% of the Company's Common Stock and held 0% of the issued and outstanding Common Stock.



         On February 27, 1997, the Company extended the expiration date of the Warrants to be included in the Units from April 15, 1997 to September 30, 1997. The Company also requested that the Series A Note Holders extend the maturity date of the Series A Notes from March 1, 1997 to June 30, 1997. As of May 1, 1997, 88% of the Series A Note Holders, representing 92% of the outstanding principal balance of the Series A Notes, have delivered an executed Maturity Date Extension Agreement to the Company. The Company is in default of the remaining Series A Notes. In the event that the remaining Series A Note Holders do not agree to the maturity date extension, these Series A Note holders may pursue remedies under their Series A Notes, in accordance with certain terms and conditions contained in the Series A Notes, including earning default interest at the rate of 16% per annum. The principal amount of Series A Notes in default is $141,000. The Company believes that the remaining Series A Note Holders will agree to the maturity date extension.



         On April 1, 1997, the Company borrowed $650,000 from an unaffiliated lender ("Lender") pursuant to a promissory note (the "Bridge Note"). The Bridge Note provides for an interest rate of 12% (per annum) and is due on July 31, 1997. The Bridge Note is secured by a pledge agreement ("Pledge Agreement"). Under the terms of the Pledge Agreement, Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, pledged, in the aggregate, 1,088,412 shares of Common Stock of the Company owned by them to the Lender as security for the Bridge Note. The Company also issued the Lender a warrant to purchase 650,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In connection with this transaction the Company granted an unaffiliated individual a loan acquisition fee consisting of a warrant to purchase 85,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In consideration of pledging their Common Stock as security to facilitate this loan, the Company has agreed to issue Messrs. Hopley, Topham and Shaw an aggregate of 75,000 shares of the Company's Common Stock. See "Management -- Certain Relationships and Related Transactions."


         The Company's registered office and headquarters is 777 Hornby Street, Suite 2000, Vancouver, British Columbia V6Z 1S4, its telephone number is 604-682-4606. While its headquarters are in Vancouver, the Company has established an office in Santiago, Chile from which its Chilean exploration activities are directed.

THE OFFERING


Securities Offered:.................................................. 7,200,000 Shares, comprised of 3,600,000
                                                                      Conversion Shares offered by the Selling
                                                                      Stockholders and 3,600,000 Warrant Shares
                                                                      offered by the Company upon exercise of the
                                                                      Warrants

Common Stock Outstanding Before Offering:............................ 6,060,000 (1)

Common Stock Outstanding After Conversion of Series A Notes
(assumes full conversion of all Series A Notes):..................... 9,660,00 (1)

Common Stock Outstanding After Offering (assumes full conversion of the Series A Notes and full exercise of the Warrants):............ 13,260,000 (1)


-----------------


1. Does not include the following: i) 1,000,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's Stock Option Plan, of which, as of May 1, 1997, 950,000 options had been granted, see "Management - Stock Option Plan"; ii) 400,000 shares of Common Stock issuable upon exercise of warrants granted to Laminco, see "Management -- Certain Relationships and Related Transactions"; iii) 85,000 shares to be issued as a loan acquisition fee in connection with the issuance of the Bridge Note, see "The Company" and "Management -- Certain Relationships and Related Transactions"; iv) 75,000 shares to be issued as consideration for pledges of collateral to secure the Bridge Note, see "The Company"; v) 650,000 shares reserved for issuance to the Lender in connection with the Bridge Note, see "The Company"; and vi) 300,000 shares reserved for issuance pursuant to options which have been or will be issued to RTZ in connection with the Company's acquisition of the Cenizas Property , see "Business of the Company -- The Properties -- Cenizas Property -- Acquisition of Property."


PLAN OF DISTRIBUTION


         All of the Conversion Shares offered hereby may be sold from time to time by certain Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Conversion Shares. The Conversion Shares may be offered from time to time in one or more transactions in the over-the-counter market, pursuant to Rule 144 under the Securities Act of 1933, pursuant to Regulation S under the Securities Act of 1933, or otherwise, at market prices prevailing at the time of the sale, at prices relating to such prevailing market prices, or at negotiated prices.



         All 3,600,000 Warrant Shares are being offered by the Company to the holders of the Warrants for issuance upon exercise of the Warrants during the period that the Registration Statement, of which this Prospectus is a part, is effective. The Company is unaware of any specific plan of distribution of the Warrant Shares following exercise of the Warrants, but believes that the Warrant Shares will be sold at prevailing market prices on the OTC-BB, without the payment of any underwriting commissions or discounts other than ordinary brokerage transaction fees. See "Plan of Distribution."



         The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related Registration Statement.


RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS."

                                  RISK FACTORS


The securities offered hereby are speculative, involve a high degree of risk and should not be purchased by anyone who cannot afford the loss of his or her entire investment. In addition to the other information in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating an investment in the securities offered hereby.


NATURE OF MINERAL EXPLORATION AND DEVELOPMENT. The exploration for mineral deposits and development of mineral properties entails significant financial risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an orebody may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish ore reserves by drilling, constructing mining and processing facilities at a site, developing metallurgical processes and extracting metals from the ore. It is impossible to ensure that the proposed exploration and development programs of the Company will result in a profitable commercial mining operation.


Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as, metal prices which are highly cyclical and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but any of these factors could have a material adverse effect on the business, financial condition and results of operations of the Company and may result in the Company not receiving an adequate return on invested capital.


NO RECENT OPERATING HISTORY; ANTICIPATED LOSSES; FLUCTUATING RATES OF GROWTH. The Company did not commence its current business operations until June 1996. Accordingly, the Company has no meaningful operating history upon which an evaluation of the Company and its prospects can be based. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies engaged in the acquisition, exploration and development of mineral properties. To address these risks, the Company must, among other things, respond to competitive developments, attract, retain and motivate qualified personnel, as well as implement and successfully execute its acquisition, exploration and development programs. Because of the inherent processes involved in developing a prospective mineral property, it is anticipated that the Company will record losses until the properties become operational and/or sold, if ever.


GOING CONCERN UNCERTAINTY. The Company's financial statements have been prepared assuming the Company will continue as a going concern. Certain factors, discussed below and in the financial statements (and notes thereto), raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



The Company has a substantial capital deficit at December 31, 1996 and March 31, 1997 due to current debt maturities, and does not have sufficient funds to meet the exploration objectives presently planned. Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company is actively pursuing the sale of equity securities with funds raised being made available to the Company. See "Plan of Operation." Management expects these pursuits will result in additional resources to the Company, however, no assurance can be given that the Company will be successful in raising additional capital. If the Company is unable to raise additional capital, on terms acceptable to the Company, the Company may be required to i) cease its current mineral property acquisition program, ii) suspend or reduce its exploration programs on one or more of its current mineral properties, iii) enter into joint venture arrangements with third parties for the exploration of its mineral properties, which will result in a reduction in the Company's ownership interest in such mineral properties and/or iv) terminate its existing purchase option or lease agreements and forfeit its interest in one or more of its current mineral properties. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flow in the future.

RISKS OF FOREIGN OPERATIONS. In certain countries in which the Company may obtain mineral rights (whether held directly or indirectly), mineral exploration and mining activities may be affected in varying degrees by political stability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business, financial condition and results of operations.


The Company publishes its consolidated financial statements in U.S. dollars, as the Company uses the U.S. dollar as its functional currency. It is anticipated, however, that because the location of the Company's executive offices is in Canada and the Company's primary operation is in Chile, significant portions of the Company's revenues, when and if earned, and expenses may be collected and paid in Canadian dollars or Chilean pesos. Transactions recorded in currencies other than U.S. dollars will be translated (i) income and expense items will be translated at the weighted average exchange rate prevailing during the period,
(ii) monetary assets and liabilities will be translated at the rates prevailing at the balance sheet date and (iii) non-monetary assets and liabilities will be translated at historical rates. As a result, the Company's financial condition can be materially affected by fluctuations in exchange rates. All references to "$" in this Prospectus are to United States currency and all monetary amounts are presented in U.S.
dollars.


RISK OF CHILEAN OPERATIONS. Currently, the Company's primary mineral properties are located in Chile. Chile has a presidential system of government with a bicameral legislature consisting of the Senate and the Chamber of Deputies. The next nationwide congressional election is scheduled for December 1997. The official monetary unit of Chile is the peso. The exchange rate for the peso is determined by market prices. The Chilean Central Bank is an independent body charged with sole control over monetary policy and has the goal of controlling inflation and maintaining the value of the currency. The foreign investment statute (also know as Decree Law No. 600) regulates various aspects of foreign investment in Chile and is intended to ensure non-discrimination in relation to the rights and benefits conferred upon national investors. The statute applies to foreign individuals and legal entities and to Chilean citizens who reside out of the country and who transfer foreign capital into Chile. The 1980 Constitution establishes that the State is the owner of all mineral resources, but permits the exploration and exploitation of mineral deposits by private parties through mining concessions. It also establishes that these mining concessions will be granted by the courts and will have rights and obligations determined by a Constitutional Organic Law. The 1982 Mining Law, Constitutional Organic Law No. 18097 of 1982 and the Constitution provide the legal framework for the exploration and exploitation of mining concessions. This law can only be changed with the approval of 60 percent of both houses of Congress. Currently, the political, monetary and economic environment in Chile is stable. In addition, the current state of foreign investment statutes and mining laws are clear and considered liberal in relation to other South American countries. However, there are no assurances that political, monetary or economic changes may not adversely affect the Company. Also, there are no assurances that future changes in foreign investment statutes or mining laws will not have a material adverse effect on the Company's business. See "Business of the Company - Chile."

CHILEAN MINING CONCESSIONS. Chile's 1982 Mining Law, Constitutional Organic Law No. 18097 of 1982 and the Chilean Constitution provide the legal framework for the exploration and exploitation of minerals in Chile. Upon proper filing by a claimant, mining concessions are granted by the Chilean courts. Mining concessions constitute interests in real property that are distinct and independent of the ownership of the surface land on which the concession is granted. Mining concessions can be mortgaged or transferred separate from the surface rights. An owner of a mining concession has the right to defend ownership of that concession against the State and third parties.

Mining concessions may be either exploration concessions or exploitation concessions. An exploration concession is the right to explore the defined area and to later obtain an exploitation concession over the area. Exploration concessions are granted for a two-year period and may be renewed once for an additional two years provided that upon such renewal one-half of the area covered by the original concession is surrendered. An exploitation concession is the exclusive right to explore for and exploit minerals from the defined area for an indefinite period. See "Business of the Company--Chile--Mining Concessions."

The courts will grant an exploration or exploitation concession regardless of the existence of any preexisting concession covering the area. A claimant may file on top of ("top filed") an existing concession holder, meaning applying for a concession on an area for which a previous concession has already been granted. Pursuant to Chilean law, if this top filed claim is in proper form, the courts will grant a concession to the top filed claimant, notwithstanding the existence of the prior concession. Once claims are filed, they are gazetted (published) in the Mining Bulletin which is printed monthly and subscribed to by the Company. If a claim holder is top filed, the top filer does not have a preferential right to the mining concession on the area unless the original concession holder allows the prior granted concession to lapse. Concessions can lapse, and a top filer gain priority, in the following primary ways: (i) an exploration concession expires after two years if it is not renewed or converted to an exploitation concession; (ii) if an exploration concession is renewed and one-half of the original claim is abandoned as required, a top filer gains priority on the abandoned portion of the concession; (iii) failure to pay any patents for the concession and the top filer is the high bidder at the high public auction of the concession; or (iv) failure to defend an exploration concession against a top filed claim for a period of four years following publication of the grant of the top filed concession.

Although the Company has implemented programs to review monthly (i) the aging status of its exploration concessions, (ii) the annual patents due on its exploration and exploitation concessions and (iii) newly published claims which may have been filed on top of the Company's concessions, there can be no assurance that the Company will be granted an exploitation concession upon application made for aging exploration concessions or that it will be successful in defending its concessions against a claim which is filed on top of its existing concessions. A failure to effectively defend a concession, depending upon the characteristics of the particular property, could have a material adverse effect on the Company's business, financial condition and results of operations.

The Company attempts to minimize its exposure to claims litigation and loss by completing a diligent review of all claims it seeks to acquire and by maintaining one full time employee who is responsible to maintain the integrity of the Company's concession portfolio. However, there can be no assurance that these policies will be sufficient to protect all of the Company's Chilean mining concessions.

The State may expropriate a concession, upon payment of indemnification to the concession holder, when the law specifically authorizes, usually for public policy, national security or national interest reasons. If the State takes such action, the concession owner has an opportunity to make a claim regarding the legality of the State's action. The Company does not believe expropriation of its current mining concessions is likely; however, there can be no assurances in that regard. The expropriation of a mining concession, depending upon the characteristics of the property, could have a material adverse effect on the business, financial condition and results of operations of the Company.

CAPITALIZATION AND COMMERCIAL VIABILITY. The exploration and development of mineral properties is a capital intensive enterprise. As a result, the Company expects it will be necessary to obtain additional funding to continue its operations. The Company has limited financial resources and there can be no assurance that additional funding will be available to the Company for exploration or development of properties it may acquire or to fulfill its obligations under any applicable agreements. There also can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable, or that joint ventures will be available for the Company's properties once acquired. Failure to obtain such additional financing could result in delay or indefinite postponement of exploration and development of acquired properties with the possible loss of such properties. Such delays or loss could have a material adverse effect on the Company's business, financial condition and results of operation.

If the Company proceeds to production on a particular property, commercial viability will be affected by certain factors that are beyond the Company's control, including the specific attributes of the deposit, the fluctuation in metal prices, the costs of constructing and operating a mine in a specific environment, the cost and availability of processing and refining facilities, the availability of economical sources of energy and water, government regulations including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands. Individually or in combination, these factors could have a material adverse effect on the Company's business, financial condition and results of operations.

REQUIREMENT FOR PERMITS AND LICENSES. The operations of the Company may require licenses and permits from various governmental authorities. Management believes that the Company can obtain all necessary licenses and permits to carry on the activities which it anticipates conducting under applicable laws and regulations in respect of properties acquired. There can be no assurance, however, that the Company will be able to obtain or maintain in force all necessary licenses and permits that may be required to conduct exploration or commence construction or operation of mining facilities at properties under exploration. The failure to obtain or maintain a necessary license could have a material adverse effect on the Company's business, financial condition or results of operations.

Further, many of the mineral rights and interests the Company may acquire may be subject to government approvals. In all such cases, approval is, as a practical matter, subject to the discretion of the appropriate governments or governmental officials. Management of the Company has no reason to believe that such approvals will not be granted. However, no assurance can be given that the Company will be successful in obtaining any or all of such approvals. A failure to obtain such approvals could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION. The mineral exploration and mining business is competitive in all of its phases. The Company competes with numerous other companies and individuals in a search for and the acquisition of attractive mineral properties. Many of these companies possess greater financial and technical resources. The Company's ability to develop reserves in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable prospects for mineral exploration. There can be no assurance that the Company can effectively compete in this environment.


REGISTRATION STATEMENT NOT EFFECTIVE BY JUNE 30, 1997; SERIES A NOTE DEFAULT The Company exercised its right, pursuant to the terms of the Series A Notes, and extended the Maturity Date (as defined in the Series A Note) to March 1, 1997. On February 27, 1997, the Company extended the expiration date of the Warrants from April 15, 1997 to September 30, 1997. The Company also requested that the holders of the Series A Notes (the "Series A Note Holders") extend the maturity date of the Series A Notes from March 1, 1997 to June 30, 1997. As of May 1, 1997, 88% of the Series A Note Holders, representing 92% of the outstanding principal balance of the Series A Notes, have delivered an executed Maturity Date Extension Agreements to the Company. The Company is in default of the remaining Series A Notes. In the event that the remaining Series A Note Holders do not agree to the maturity date extension, these Series A Note Holders may pursue remedies under their Series A Notes, in accordance with certain terms and conditions of the Series A Notes, including earning default interest at the rate of 16% per annum. The principal amount of Series A Notes in default is $141,000. The Company believes that the remaining Series A Note Holders will agree to the maturity date extension. However, if the maturity dates are not extended on some of the Series A Notes, the Company will be required to make payment on such Series A Notes that are not extended. Such payments would reduce the working capital available to the Company and could have a material adverse effect on the financial condition of the Company.



In the event the Registration Statement, of which this Prospectus is a part, is not effective by June 30, 1997, the Company will be required to seek approval from the Series A Note Holders for an additional extension of the Maturity Date. It is highly unlikely the Series A Note Holders will elect to convert without an effective Registration Statement. An election by a Series A Note Holder not to extend the Maturity Date would result in the Company being required to repay the principal amount of the Series A Note, together with accrued and unpaid interest, on June 30, 1997. The Company has been utilizing the proceeds of the Series A Notes in connection with its business operations. Therefore, if any of the Series A Note Holders elect not to extend the Maturity Date the Company may be required to use any or all of the remaining proceeds from the offering of the Series A Notes to repay principal and interest to those Series A Note Holders who elect not to extend the Maturity Date. There can be no assurance that the Company will have sufficient remaining proceeds to repay those Series A Note Holders who elect not to extend the Maturity Date. The

Company may be required to seek outside sources of capital to meet its financial obligations under the Series A Notes if a sufficient number of Series A Note Holders elect not to extend the Maturity Date. The failure to procure such financing on acceptable terms could have a material adverse effect on the Company's business, financial condition and results of operations.



ELECTION NOT TO CONVERT BY SERIES A NOTE HOLDERS. Pursuant to the terms of the Series A Notes, each Series A Note Holder, in his/her sole discretion, may elect not to convert into the Units. The Company believes that it will be successful in obtaining conversion of all of the Series A Notes. There is no assurance, however, in that regard. An election by a Series A Note Holder not to convert would result in the Company being required to repay the principal amount of the unconverted Series A Note, together with accrued and unpaid interest, on June 30, 1997. The Company has been utilizing the proceeds of the Series A Notes in connection with its business operations. Therefore, if any of the Series A Note Holders elect not to convert the Company may be required to use any or all of the remaining proceeds from the offering of the Series A Notes to repay principal and interest to those Series A Note Holders who elect not to convert. There can be no assurance that the Company will have sufficient remaining proceeds to repay those Series A Note Holders who elect not to convert. The Company may be required to seek outside sources of capital to meet its financial obligations under the Series A Notes if a sufficient number of Series A Note Holders elect not to convert. The failure to procure such financing on acceptable terms could have a material adverse effect on the Company's business, financial condition and results of operations.



NEED FOR ADDITIONAL CAPITAL; SUBSEQUENT OFFERINGS. The Company anticipates that the funds raised through its placement of the Series A Notes and the loan evidenced by the Bridge Note will be adequate for its cash requirements through July 31, 1997. Thereafter, the Company will require substantial additional capital to finance its proposed business activities and operations described herein. There can be no assurance that the Company will be able to obtain additional funds on acceptable terms once it has expended the proceeds of the Series A Note offering and the Bridge Note borrowing. The failure to procure such financing on acceptable terms could have a material adverse effect on the Company's business, financial condition and results of operations.



The Company recently obtained $650,000 proceeds in connection with its issuance of the Bridge Note and presently intends to sell additional securities at a price sufficient to raise approximately $2,000,000 to $4,000,000, either pursuant to a registration statement or an exemption from registration under the Securities Act of 1933 (as amended) within 12 months after the date of this Prospectus. The Board of Directors, in its sole discretion, may decide to increase or decrease the amount of funds required and determine the class and amount of the securities offered and the manner by which they are offered in such an offering. There is no assurance, however, that the proposed offering will be completed. The Company believes it can continue operations for a period of six months from the date of the Prospectus without the proceeds of the proposed offering. Nevertheless, the Company will not be able to finance the development of its proposed business at the rate contemplated by management if such funding is not available.


UNINSURABLE RISKS. In the course of exploration, development and production of mineral properties, several risks, and in particular, unusual geological or unexpected operating conditions, including failure of pit walls or dams, fires and flooding, may occur. The Company may also incur liability as a result of pollution and other casualties. The Company may not be able to insure fully, if at all, against such risks due to political or other reasons, or the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons. Paying compensation for obligations resulting from such liability may entail significant costs for the Company and could have a material adverse effect on the Company's business, financial condition or results of operations.


CONTROL OF THE COMPANY. Assuming full conversion of all the outstanding Series A Notes, the exercise of all the Warrants, the issuance of 75,000 shares issuable in connection with the Bridge Note and the exercise of options granted pursuant to the Company's Stock Option Plan, the current officers and directors of the Company will own a total of 1,887,886 shares of Common Stock. These shares will represent approximately 14% of the outstanding voting securities of the Company after full conversion of the Series A Notes. See "Security Ownership of Certain Beneficial Owners and Management."

SUBSTANTIAL DILUTION TO INVESTORS. The 6,060,000 shares of the Company's Common Stock outstanding on March 31, 1997 had a net tangible book value of ($1,698,604), or ($.28) per share. After giving effect to the issuance of 3,600,000 Conversion Shares as part of the Units offered hereby, the receipt of the proceeds from the Series A Note offering and the payment of estimated offering costs, the pro forma net tangible book value of the Company's outstanding Common Stock on that date would be $19,596, or $.00 per share. Therefore, the Series A Note Holders receiving the Conversion Shares will suffer an immediate dilution of approximately $.49 per share and the present stockholders of the Company will receive an immediate increase of $.28 per share in the net tangible book value of the Common Stock held by them. If the Series A Notes are fully converted into the Units, the contribution by the Series A Note Holders will constitute approximately 63% of the total contributions to the capital of the Company and the Conversion Shares will only constitute 37% of the outstanding stock of the Company. Accordingly, the Series A Note Holders receiving the Units offered hereby will bear a disproportionately high share of the total risk. See "Dilution."



After giving effect to the full exercise of the Warrants included in the Units into the 3,600,000 Warrant Shares offered hereby at an exercise price equal to the greater of $1.50 or seventy-five percent (75%) of the average closing bid for the Common Stock on the OTC-BB for the 10 days preceding the exercise of the Warrant, the pro forma net tangible book value at March 31, 1997, utilizing a $1.50 exercise price would have been $5,419,596 or $.41 per share of Common Stock. This represents an immediate increase in net tangible book value of $.41 per share of Common Stock to the existing shareholders and an immediate dilution of $1.09 per share of Common Stock to new investors. If the Warrants are fully exercised, the contributions by the Warrant holders will constitute approximately 66% of the total contributions to the capital of the Company and the shares of Common Stock received by the Warrant holders will only constitute 27% of the outstanding stock of the Company. Accordingly, the Warrant holders receiving shares of Common Stock offered hereby will bear a disproportionately high share of total risk. See "Dilution."



DEPENDENCE ON KEY PERSONNEL. The success of the Company is dependent on the services of Michael J. Hopley and Edward M. Topham, each a member of senior management. The experience of these individuals will be a factor contributing to the Company's continued success and growth. The loss of one or more of these individuals could have a material adverse effect on the Company's business, financial condition, results of operations and business prospects. The Company does not currently have key man life insurance on any of these individuals. See "Management."



NO ASSURANCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to the date of this Prospectus, there has been only a limited market for the Common Stock and no market for the Warrants. There can be no assurance that such a market for the Common Stock will develop or that, if developed, such market will be sustained. The exercise price of the Warrants was arbitrarily determined by the Company and it is not necessarily related to the Company's asset value, net worth or other established criteria of value. Market prices for the Common Stock will be influenced by a number of factors, including exploration results obtained from the Company's mineral properties, the Company's ability to acquire additional mineral properties, quarterly variations in the financial results of the Company and its competitors, changes in earnings, estimates by analysts, conditions in the natural resource markets, the overall economy and financial markets and political factors.



PENNY STOCK RULES. The Company's Common Stock presently is traded on the OTC-BB and is not listed on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or on any securities exchange in the United States. As a result, the shares of Common Stock are subject to the Penny Stock Rules promulgated under the Securities Exchange Act of 1934. These rules regulate broker-dealer practices in connection with transactions in "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain nation securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to the transactions in such securities is provided by the exchange or system). The Penny Stock Rules require a broker-dealer, prior to any transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risk in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations, the compensation of the broker-dealer and its sales person salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.



In addition, the Penny Stock Rules require that prior to a transaction in a penny stock no otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The disclosure requirements may have the effect of reducing the level of purchases in the instant offering and trading activity in the secondary market for the Company's Common Stock. As a result, investors in this offering may find it more difficult to sell the Common Stock.


FORWARD LOOKING STATEMENTS AND ASSOCIATED RISK. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items, (i) the Company's growth strategies,
(ii) the anticipated production of the Company's properties, and exploration results from the Company's current and future mineral properties. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, exploration results or economic influence. In light of these risks and uncertainties, there can be no assurance that the forward-looking information in this Prospectus will in fact transpire or prove to be accurate.

                                 USE OF PROCEEDS


The net proceeds of the offering of the Conversion Shares by a Selling Stockholder will be received directly by the Selling Stockholder. No proceeds will be received by the Company from the sale of the Conversion Shares.



Upon exercise of the Warrants, the Company will receive the exercise price for each Warrant Share issued. The exercise price per Warrant Share is the greater of $1.50 or seventy-five (75%) of the average closing bid price for the Common Stock on the OTC-BB, as reported by a generally accepted reporting service, for the 10 trading days preceding the exercise of the Warrant. The exercise price for a Warrant exercised on May 1, 1997 would have been $1.50 per Warrant Share. The Company intends to use the proceeds from the exercise of the Warrants to meet its short-term debt obligations, finance its property acquisition payment obligations and its initial geological mapping, geophysical surveys, sampling, trenching, and limited core drill exploration programs on its Resguardo, Cenizas and Santa Eloisa properties, for costs associated with identification and acquisition of additional mineral properties and for general working capital.



The Company's property acquisition obligations aggregate $470,000 over the next 12 months; Resguardo Property $60,000, Cenizas Property $75,000 and the Santa Eloisa Property $335,000. In addition the Company has budgeted current exploration programs aggregating $787,300; Resguardo Property $340,050, Cenizas Property $347,250 and the Santa Eloisa Property $100,000. The Company's exploration budget anticipates these expenditures to be made in furthering its current planned exploration programs by December 31, 1997. Future exploration expenditures on the properties are dependent on results obtained from the above exploration programs. See "Business of the Company."


                              PLAN OF DISTRIBUTION


         This Prospectus describes the offering of 7,200,000 Shares: 3,600,000 Warrant Shares and 3,600,000 Conversion Shares. The Warrant Shares are offered by the Company only to holders of the Warrants, issued or issuable upon conversion of its Series A Notes, during the time which the Registration Statement of which this Prospectus is a part is effective. Therefore, the Warrant Shares are offered by the Company to the Warrant holders on a "best efforts" no minimum basis. The offering period for the Warrant Shares will commence on the date the Company receives approval from the Securities and Exchange Commission and the appropriate state regulatory bodies and will terminate upon the earlier of (i) the termination of the Registration Statement's effectiveness, or (ii) expiration of the Warrants.

         The Conversion Shares, are being offered by certain Selling Stockholders. The Selling Stockholders may from time to time offer the Conversion Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Conversion Shares for whom they may act as agent. The Selling Stockholders and any underwriter, dealers or agents that participate in the distribution of the Conversion Shares may be deemed underwriters, and any profit on the sale of the Conversion Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1934, as amend. At the time of a particular offering of Conversion Shares is made, to the extent required, a Prospectus Supplement will be distributed with this Prospectus which will set forth the aggregate number of Conversion Shares being offered and the terms of the offering, including the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts or concessions allowed or reallowed or paid to dealers. In the event a Selling Stockholder sells the Conversion Shares through the use of an underwriter, it may be necessary to file a post-effective amendment to the Registration Statement registering the Conversion Shares.



         Alternatively, the Selling Stockholders may from time to time effect sales of the Conversion Shares offered hereunder in one or more transactions in the over-the-counter market, pursuant to Rule 144 under the Securities Act, pursuant to Regulation S under the Securities Act (when applicable), or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that broker-dealers participating in such sales of Conversion Shares will receive the usual and customary selling commissions.



         The Company will pay substantially all of the expenses incident to the registration of the Shares. The Company will not pay any expenses incident to the offering and sale of the Conversion Shares to the public, including, but not limited to, commissions and discounts of underwriters, dealers or agents.


                         DETERMINATION OF OFFERING PRICE


         The Common Stock of the Company trades on the OTC-BB. The exercise price of the Warrants pursuant to which the Warrant Shares will be issued was determined by management and does not necessarily bear any direct relation to the current market price, asset value or net book value of the Company or the Common Stock.



         This Prospectus may be used from time to time by the Selling Stockholders who offer the Conversion Shares registered hereby for sale. The offering price of such Conversion Shares will be determined by the Selling Stockholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.


                                    DILUTION


         "Dilution" represents the difference between the offering price of the Common Stock and the pro forma net tangible book value per share of Common Stock immediately after the completion of an offering. "Net tangible book value" is the amount that results from subtracting the total liabilities of the Company from its total tangible assets. In this Offering, the level of dilution will be increased as a result of the negative tangible book value of the Company's issued and outstanding Common Stock. The net tangible book value of the Company as of March 31, 1997 was a deficit of $1,698,604, or $.28 per share of Common Stock. Net tangible book value per common share is determined by dividing the number of common shares outstanding into the tangible net worth of the Company. Giving effect to the issuance of 3,600,000 Conversion Shares included in the Units issuable upon conversion of the Series A Notes at a conversion price of $.49 per Conversion Share, the full and complete conversion of the Series A Notes and the payment of estimated offering costs, the pro forma net tangible book value at March 31, 1997 would have been $19,596, or $.00 per share of Common Stock. This represents an immediate increase in net tangible book value of $.28 per share of Common Stock to existing shareholders and an immediate dilution of $.49 per share of Common Stock to the holders of the Conversion Shares. Giving effect to the issuance of 3,600,000 Warrant Shares offered hereby, upon exercise of the Warrants included in the Units, at an exercise price equal to the greater of $1.50 or seventy-five percent (75%) of the average closing bid for the Common Stock on the OTC-BB for the 10 days preceding the exercise of the Warrant, the proforma net tangible book value at March 31, 1997 would have been $5,419,596 or $.41 per share of Common Stock. This represents an immediate increase in net tangible book value of $.41 per share of Common Stock to existing shareholders and an immediate dilution of $1.09 per share of Common Stock to new investors.



         The foregoing figures give effect to the issuance of the Conversion Shares pursuant to conversion of the Series A Notes, but do not include the assigned purchase price of $.01 per Warrant included in the Units. The following table illustrates this per share dilution:



                                                               After Conversion of   After Exercise of
                                                                  Series A Notes       the Warrants
                                                               -------------------   -----------------
Offering price per Share ..................................                 $ .49               $1.50 (2)
Net tangible book value per common share at March 31, 1997
(1) .......................................................    ($.28)                $.00
Increase in net tangible book value per common share
attributable to new Common Stock investors ................      .28                              .41
                                                               ------------------    -----------------
Pro forma net tangible book value per common share after
issuance of Common Shares .................................                   .00                 .41
                                                               ------------------    -----------------
Dilution in net tangible book value per common share to new
investors .................................................                  $.49               $1.09
                                                               ------------------    -----------------
Dilution per share as a percentage of offering price ......                   100%                 73%
                                                               ==================    =================


         (1) Number of shares outstanding assumes no exercise of i) 400,000 warrants granted to Laminco and ii) 950,000 options granted pursuant to the Company's 1996 Stock Option Plan.



         (2)      Assumes a Warrant exercise price of $1.50.



         The following table sets forth on a pro forma basis at March 31, 1997, the differences between existing stockholders and new investors assuming full conversion of the Series A Notes and full exercise of the Warrants with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share:



                                               Shares Purchased             Total Consideration       Average Price
                                              Amount            %           Amount             %        Per Share
                                            ----------       -------      ----------         -----      ---------
Existing stockholders ...................    6,060,000          45.8%     $1,065,286          12.9%     $   .18
Conversion Share investors ..............    3,600,000          27.1%      1,800,000          21.7%     $   .49
Warrant Share investors (1)..............    3,600,000          27.1%      5,400,000          65.3%     $  1.50
                                            ----------       -------      ----------         -----      ---------
    Total ...............................   13,260,000         100.0%     $8,265,286           100%
                                            ==========       =======      ==========         =====



         (1)      Assumes a Warrant exercise price of $1.50.



         The foregoing table assumes no exercise of i) 400,000 warrants granted to Laminco and ii) 950,000 options granted pursuant to the Company's 1996 Stock Option Plan.

                                 DIVIDEND POLICY


         The Company has never paid cash dividends and it is not anticipated that any cash dividends will be paid in the foreseeable future. While the Company's dividend policy will be based on the operational results and capital needs of the business, it is anticipated that all future earnings, if any, will be retained to finance the expansion of the Company's business. Therefore, purchasers who need immediate and consistent income from cash dividends should not purchase the Shares offered hereby.


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to give effect to i) the full and complete conversion of the Series A Notes into the 3,600,000 Units and payment of costs associated with this Offering and ii) the full and complete conversion of the Series A Notes into the 3,600,000 Units, the subsequent full and complete exercise of the Warrants at an exercise price of $1.50 per Warrant Share and payment of costs associated with this Offering.




                                                                              MARCH 31, 1997
                                                             -------------------------------------------------
                                                                                   AS                AS
                                                                 ACTUAL         ADJUSTED(1)(2)  ADJUSTED(2)(3)
                                                             -------------------------------------------------
Series A Notes .......................................       $ 1,800,000        $        --        $        --
Non-controlling interest .............................             2,500              2,500              2,500
Shareholders' equity:
Common Stock, $.001 par value, 20,000,000
authorized; 6,060,000 issued and outstanding;
9,660,000 shares as adjusted (1)(2); 13,260,000 shares
as adjusted(2)(3) ....................................            25,060             28,660             32,260
Additional paid in capital ...........................         1,040,226          2,754,826          8,151,226
Unearned compensation ................................          (144,350)          (144,350)          (144,350)
Retained earnings ....................................        (1,796,574)        (1,796,574)        (1,796,574)
     Total shareholder' equity .......................          (875,638)           842,562          6,242,562
                                                             -----------        -----------        -----------
Total Capitalization .................................           926,862            845,062          6,245,062
                                                             ===========        ===========        ===========


-----------------------


1. As adjusted for the full and complete conversion of the Series A Notes into Units and the costs associated with this Offering.



2.       Does not include exercise of i) 400,000 warrants granted to Laminco and
         ii) 950,000 options granted pursuant to the Company's 1996 Stock Option Plan.



3. As adjusted for the full and complete exercise of the Warrants, at an assumed exercise price of $1.50, following full and complete conversion of the Series A Notes into Units, and the costs associated with this Offering.


                                PLAN OF OPERATION


         The Company is, and plans to continue to be, engaged in the acquisition, exploration and, if warranted, development of mineral properties, primarily gold and copper properties located in Latin America. Currently, the Company is only involved in the exploration for minerals and does not have an interest in any operating mines. The Company's near term operational plan is to complete exploration on its three principal mineral property interests and to pursue the identification and acquisition of additional mineral properties. The Company has implemented an aggressive plan to assess new opportunities for the acquisition of additional mineral properties with an economic potential. The financial statements have been prepared assuming the Company will continue as a going concern. Certain factors, discussed below and in the notes to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



         During 1997, the Company will be required to pay $370,000 in lease and purchase option payments in connection with its Resguardo, Cenizas and Santa Eloisa properties. See "Business of the Company--The Properties." In addition, the Company is required to expend $200,000, $300,000 and $500,000 in conducting exploration on its Cenizas Property during 1997, 1998 and 1999, respectively, and $1,000,000 in conducting exploration on its Santa Eloisa Property before March 31, 1999.


         The Company also intends to expend significant additional funds on i) exploration in excess of contractual commitments, ii) identification and acquisition of additional mineral properties and iii) general and administrative costs associated with the implementation of its operational plan. The Company has the ability to exercise control over the amount and timing of a significant portion of these additional costs.


         The Company has experienced operating losses since inception, resulting in an accumulated deficit position. These operating losses are a result of the Company's i) expansion of its administrative staff and technical staff to fully support the Company's exploration and property acquisition activities, ii) exploration expenditures on the Company's existing properties, and iii) cost associated with the Company's mineral property acquisition program. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed below.



         It is anticipated that the proceeds from the Series A Notes and the Bridge Note will satisfy the Company's cash requirements until July 31, 1997. The Company may extend this date through reducing its current exploration budget and acquisition activities. To the extent the additional financial resources discussed below are not available to the Company, the Company may be required to substantially reduce or eliminate its exploration and or acquisition activities.



         The Company's current operational plan relies upon the full conversion of all Series A Notes. The Company has been utilizing the proceeds of the Series A Notes in connection with its business operations. Therefore, if any of the Series A Note Holders elect not to convert, the Company may be required to use any or all of the remaining proceeds from the offering of the Series A Notes to repay principal and interest to those Series A Note Holders who elect not to convert. There can be no assurance that the Company will have sufficient remaining proceeds to repay those Series A Note Holders who elect not to convert. The Company may be required to seek outside sources of capital to meet its financial obligations under the Series A Notes if a sufficient number of Series A Note Holders elect not to convert. In addition, to maintain the Company's current level of exploration and acquisition activities, the Company will need a significant portion of the Warrants to be exercised during 1997. The Company currently anticipates that it will sell additional securities at a price sufficient to raise approximately $2 million to $4 million, either pursuant to registration or an exemption from registration under the Act within the next 12 months, however, there can be no assurance that the Company will be successful in completing such sales. If the Company is successful in obtaining proceeds from a significant number of Warrant exercises and it is successful in selling additional securities, the Company likely will expand its property acquisition program and accelerate exploration work on its current properties.



         The Company's financial statements have been prepared assuming the Company will continue as a going concern. Certain factors, discussed below and in the financial statements (and notes thereto), raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



         The Company has a substantial capital deficit at December 31, 1996 and March 31, 1997 due to current debt maturities, and does not have sufficient funds to meet the exploration objectives presently planned. Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company is actively pursuing the sale of equity securities with funds raised being made available to the Company. Management expects these pursuits will result in additional resources to the Company, however, no assurance can be given that the Company will be successful in raising additional capital. If the Company is unable to raise additional capital, on terms acceptable to the Company, the Company may be required to i) cease its current mineral property acquisition program, ii) suspend or reduce its exploration programs on one or more of its current mineral properties, iii) enter into joint venture arrangements with third parties for the exploration of its mineral properties, which will result in a reduction in the Company's ownership interest in such mineral properties and/or iv) terminate its existing purchase option or lease agreements and forfeit its interest in one or more of its current mineral properties. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flow in the future.


         During the next 12 months the Company will focus its human and financial resources on i) exploration of its existing properties, ii) identification and acquisition of additional mineral properties and iii) exploration of mineral properties subsequently acquired. The Company does not anticipate any significant purchases or sales of plants or equipment during the next twelve months.


         Currently, the Company has 14 full time employees. The Company also has two full time and several part time geological consultants. The Company anticipates hiring one additional full time employee during the first half of 1997. To the extent the Company is successful in acquiring additional mineral properties, it may hire one or more employees or consultants on a full time basis in the technical field.


                                   THE COMPANY

         The Company was incorporated under the laws of the State of Florida as Tri-Way Industries, Inc. on June 27, 1986, for the purpose of seeking, investigating and acquiring business opportunities. The Company did not engage in any meaningful operations until on or about November 22, 1989, when the Company acquired The Rothchild Group, Inc. ("Rothchild Group") as its wholly owned subsidiary. Following the acquisition, the Company changed its name to The Rothchild Companies, Inc.

         From November of 1989 until mid-1993, the Company, through the Rothchild Group, operated as a full service advertising agency engaged in the advertising, marketing and public relations businesses. On October 20, 1993, however, the Rothchild Group filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Florida. After the Chapter 7 liquidation of the Rothchild Group, the Company did not engage in any meaningful business or commercial activities.

         On July 12, 1994, an investment group ("Investment Group") completed the purchase of an aggregate of 315,598 shares of the Company's Common Stock representing, at that time, approximately 60% of the Company's issued and outstanding Common Stock. In addition, the Investment Group provided sufficient funds in the form of loans to ensure the Company's viability and permit the Company to pursue possible business combinations, mergers or similar transactions. These loans were subsequently converted into 419,656 shares of Common Stock of the Company on December 30, 1994.

         On April 8, 1996, via a merger into a corporation formed for that purpose, the Company completed the transfer of its state of incorporation from Florida to Delaware. Accordingly, the Company is now a Delaware corporation.

         On April 15, 1996, the board of directors of the Company and holders of a majority of the outstanding Common Stock of the Company authorized a one-for-twenty (1-for-20) reverse split of the Company's Common Stock, pursuant to which each 20 shares of the Company's Common Stock outstanding immediately prior to April 30, 1996 were converted into one share of the Company's Common Stock. In connection with the reverse split, the Company maintained the par value of its Common Stock at $.001 per share, and the total number of shares of Common Stock authorized to be issued by the Company remained unchanged at 20,000,000 shares. The number of issued and outstanding shares of the Company's Common Stock after the reverse split was 1,000,000 shares. All references to shares of Common Stock herein have been adjusted to reflect this reverse split.


         On June 4, 1996, Laminco Resources, Inc., a British Columbia corporation engaged in the business of mineral exploration and development ("Laminco"), in a privately negotiated transaction purchased 600,000 shares of the Company's Common Stock (representing 60% of the Company's issued and outstanding Common Stock as of the date of the acquisition) from the Investment Group. The Investment Group and the members thereof were not related to Laminco. In connection with the completion of the share acquisition by Laminco, the Company's board of directors and management were completely reconstituted. On June 4, 1996, among other appointments, Michael J. Hopley was appointed president, chief operating officer and a director of the Company. On July 25, 196, Mr. Hopley was appointed chief executive officer of the Company. As of May 1, 1997, Mr. Hopley continues to serve in these capacities. In addition, following Laminco's share acquisition, the Company implemented a new business plan discussed hereinafter under "Business of The Company." None of the current officers, directors or employees of the Company were affiliated with or employed by the Company prior to June 4, 1996.



         On July 25, 1996, the Board of Directors of the Company and holders of a majority of the outstanding shares of the Common Stock of the Company, authorized the Company, by written consent, to take a series of actions. These actions included: i) changing the Company's name to Fremont Gold Corporation to better reflect the proposed business of the Company, ii) approval of an Amended and Restated Certificate of Incorporation, iii) approval and adoption of a Stock Option Plan to allow the Company to attract and retain the best available personnel for positions of responsibility within the Company and to provide additional incentive to employees of the Company in order to promote the success of the Company's business; and iv) making certain management and director changes and forming the Company's Compensation and Audit Committees. These management and director changes included the expansion of the Company's board to five members with the appointment of Edwin G. Morrow and David Shaw as directors and the resignation of Mr. Kelsey Boltz as Chief Executive Officer.



         On July 30, 1996 the Company completed a private placement of 500,000 shares of its Common Stock to Laminco in consideration of $140,000.



         On July 30, 1996 the Company completed a private placement of 1,000,000 shares of Common Stock at an offering price of $.20 per share, aggregating $200,000 in proceeds to the Company. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, purchased 154,639, 73,310 and 138,603 shares, respectively, of the Company's Common Stock in the private placement. "Management --Certain Relationships and Related Transactions." On July 30, 1996, after completion of these private placements, Laminco beneficially owned 51.7% of the Company's Common Stock and held 44.0% of the issued and outstanding Common Stock.



         On July 31, 1996, the Company acquired 3,560,000 of the issued and outstanding shares of FHL common stock not previously owned by the Company. The shares of FHL common stock were acquired directly from the FHL shareholders in exchange for 3,560,000 newly issued shares of the Company's Common Stock, in the aggregate. Upon completion of the share exchange, the Company directly owned all of the issued and outstanding shares of FHL's common stock. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, received 418,000, 381,000 and 372,000 shares, respectively, of the Company's Common Stock in the exchange. These individual's interests in FHL were disclosed to the members of the Company's board and the acquisition of FHL was approved by the holders of a majority of the issued and outstanding Common Stock of the Company. See "Management -- Certain Relationships and Related Transactions." Upon completion of this acquisition, Laminco beneficially owned 46.4% of the Company's Common Stock and directly held 18.2% of the issued and outstanding Common Stock.

         Certain members of Laminco's board of directors and certain of Laminco's officers were stockholders in FHL prior to its acquisition by the Company. Because of FHL's interest in MFG at the time of the Company's acquisition of FHL and the failure of these individuals to disclose their interest in FHL to Laminco, pursuant to British Columbian corporate law, the FHL shares were deemed to be held by such individuals in constructive trust for Laminco, as were the shares of the Company's Common Stock received by these individuals upon acquisition of FHL by the Company. On December 30, 1996, these directors and officers of Laminco agreed to transfer to Laminco, 1,497,000 shares of Common Stock which were subject to such constructive trust. All references to Laminco's beneficial ownership of Common Stock in the Company during the time period from the acquisition of FHL on July 31, 1996 to December 30, 1996 give effect to this constructive trust.



         On August 21, 1996, the Company commenced an offering of $1,800,000 principal amount of Series A Notes. In December 1996, the Company completed the offering of Series A Notes and accepted subscriptions aggregating $1,800,000. Each Series A Note is convertible, at the option of each of holders of the Series A Notes (each a "Series A Note Holder"), into Units at any time after the Issue Date (as defined in the Series A Note) prior to the close on the maturity date at the rate of $.50 of principal per Unit. Each Unit is composed of one share of Common Stock, each a Conversion Share, and one Warrant. Each Warrant is exercisable to purchase one share of Common Stock, each a Warrant Share, at the greater of $1.50 or 75% of the ten day average closing prices, as quoted on the OTC-BB, immediately preceding the notice of exercise. The Warrants are redeemable by the Company at any time after issuance, upon 15 days written notice to the Warrant holders, at a redemption price of $.10 per Warrant. The Series A Note Holders, if any, issued Units upon conversion without an effective Registration Statement under the Securities Act of 1933, as amended ("Act"), covering the Conversion Shares and the Warrant Shares, shall have the right, at any time, to join with the Company to register the Conversion Shares and the Warrant Shares in any Registration Statement under the Act filed by the Company. Each purchaser of the Series A Notes has entered into a Voluntary Stock Pooling Agreement ("Pooling Agreement"). See "Description of Securities and Voluntary Stock Pooling Agreements." Under the terms of the Pooling Agreement each recipient of Units issued pursuant to conversion of the Series A Notes has agreed with the Company, the Trustee (as defined in the Pooling Agreement) and each with the other, that they will deliver the certificates representing their Conversion Shares to the Trustee. The Warrant Shares will not be subject to the Pooling Agreement. Pursuant to the Pooling Agreement the Trustee shall hold all Conversion Shares subject to release, on a pro-rata basis, as set forth below:



PRO-RATA CONVERSION SHARES              RELEASE DATE
--------------------------              ------------
25% of Conversion Shares                April 1, 1997(1)
25% of Conversion Shares                July 1, 1997
25% of Conversion Shares                October 1, 1997
the balance of Conversion Shares        January 1, 1998



(1) Upon any conversion of the Series A Notes after April 1, 1997, the first 25% of the Conversion Shares issued upon such conversion will be immediately released.



         On August 23, 1996, the Company's indirectly owned Chilean operating subsidiary changed its name from Inversiones Mineras Ayl S. A. to Minera Fremont Gold Chile S.A.



         On December 31, 1996, Laminco, pursuant to a Share Purchase and Sale Agreement, sold 2,597,000 of the Company's Common Stock, representing all of the shares of the Company's Common Stock beneficially owned by Laminco (other than 400,000 shares underlying a warrant to purchase Common Stock previously issued to Laminco), to 14 purchasers at $.42 per share. None of these purchasers were related to Laminco and none of the purchasers as a result of this transaction held in excess 7% of the issued and outstanding shares of Common Stock. Each of the purchasers of these shares entered into a Stockholders Agreement with the Company, the terms of which restrict the transferability of the shares purchased from Laminco until December 20, 1997. See "Description of Securities and Voluntary Stock Pooling Agreements." Upon completion of these sales, Laminco beneficially owned 6.2% of the Company's Common Stock and held 0% of the issued and outstanding Common Stock.

         On February 27, 1997, the Company extended the expiration date of the Warrants to be included in the Units from April 15, 1997 to September 30, 1997. The Company also requested that the Series A Note Holders extend the maturity date of the Series A Notes from March 1, 1997 to June 30, 1997. As of May 1, 1997, 88% of the Series A Note Holders, representing 92% of the outstanding principal balance of the Series A Notes, have delivered an executed Maturity Date Extension Agreements to the Company. The Company is in default of the remaining Series A Notes. In the event that the remaining Series A Note Holders do not agree to the maturity date extension, these Series A Note holders may pursue remedies under their Series A Notes, in accordance with certain terms and conditions contained in the Series A Notes, including earning default interest at the rate of 16% per annum. The principal amount of Series A Notes in default is $141,000. The Company believes that the remaining Series A Note Holders will agree to the maturity date extension.



         On April 1, 1997, the Company borrowed $650,000 from an unaffiliated lender ("Lender") pursuant to a promissory note (the "Bridge Note"). The Bridge Note provides for an interest rate of 12% (per annum) and is due on July 31, 1997. The Bridge Note is secured by a pledge agreement ("Pledge Agreement"). Under the terms of the Pledge Agreement, Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, pledged, in the aggregate, 1,088,412 shares of Common Stock of the Company owned by them to the Lender as security for the Bridge Note. The Company also issued the Lender a warrant to purchase 650,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In connection with this transaction the Company granted an unaffiliated individual a loan acquisition fee consisting of a warrant to purchase 85,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In consideration of pledging their Common Stock as security to facilitate this loan, the Company has agreed to issue Messrs. Hopley, Topham and Shaw an aggregate of 75,000 shares of the Company's Common Stock. See "Management -- Certain Relationships and Related Transactions."




         The Company's registered office and headquarters is 777 Hornby Street, Suite 2000, Vancouver, British Columbia V6Z 1S4, its telephone number is 604-682-4606. While its headquarters are in Vancouver, the Company has established an office in Santiago, Chile from which its Chilean exploration activities are directed.



                             BUSINESS OF THE COMPANY

GENERAL


         The Company is engaged in the acquisition, exploration and development of mineral properties, primarily gold and copper properties located in Latin America. Through the extensive mineral exploration experience and Latin American knowledge and contacts of the Company's officers and directors, the Company is continuously assessing new opportunities for the acquisition of properties with an economical potential. Although the Company is currently in negotiations to acquire, and/or assessing the advisability of entering into negotiations to acquire, several mineral properties, the Company has no present commitments or agreements with respect to any property acquisitions other than those discussed below. The Company currently is in the exploration stage and there can be no assurance that a commercially viable ore body (reserve) will be located on any of the Company's current or future mineral properties. The Company currently has no plans to commence production on any of its properties in the near future.



         The Company's principal mineral property interests consist of mining concessions located on three exploration properties in Chile. The Resguardo Property, the Cenizas Property and the Santa Eloisa Property mining concessions currently are held through existing leases and purchase options. See "Business of The Company -- The Properties." The Company's mineral property interests are held by a Chilean operating company, MFG, of which FHL, a wholly owned subsidiary of the Company, owns 99% of the issued and outstanding shares of common stock. Unless otherwise indicated, the term "Company" means collectively Fremont Gold Corporation, FHL and MFG. The Company currently is only in the exploration stage on the properties. There can be no assurance that a commercially viable ore body (reserve) will be located on any of these properties and, even if located, that a final legal and economic feasibility study will be completed. The Company has no current plans to commence production on any of the properties.


THE PROPERTIES


         Resguardo Property



         Summary -- The Resguardo Property covers an area of approximately 16,765 hectares (41,426 acres) along 19 kilometers of the highly productive Atacama Fault System in Region III of northern Chile. The property, at an altitude of 1,000 meters, is on the same structural trend and about 10 kilometers south of the Mantoverde Mine operated by the Anglo-American Company. The property is accessible by paved and well-maintained dirt roads and is approximately a 20 kilometer drive from the coastal town of Chanoval, and approximately 100 kilometers from Copiapo, a town with a population of about 150,000. Recent geochemical sampling and diamond drill results completed by the Company and the Company's inspection of a series of small surface mine workings has indicated gold mineralization at Resguardo along a zone which appears to be at least 5 kilometers long and open to the north and south ends. The Company's interest in the property is held by MFG and consists of i) a 99 year lease of mining concessions on 4,765 hectares and ii) applications for mining concessions on 12,000 hectares to be held directly by MFG. See "--Acquisition of Properties." Pursuant to Chilean mining concession application procedures, the Company, upon filing its application for an exploration concession, has the right to conduct exploration activities on such property. See "Chile -- Mining Concessions." The Company expects this application process to be completed, and the exploration concessions granted to MFG, in the third quarter of 1997.



         General Information -- The Resguardo Property consists of 251 separate mining concessions owned by the Hochschild family of Copiapo and applications for 42 mining concessions on the property filed by MFG. Mining concessions consist of either exploration concessions or exploitation concessions. See "Chile-- Mining Concessions." The mining concessions underlying the Company's lease interest consist of a combination of both exploration and exploitation concessions. MFG has submitted applications for exploration concessions. Under the lease, the concession owners retain primary responsibility for defending the mining concessions leased by the Company against competing claims. However, because of the Company's interest in those mining concessions, the Company, as it does with its directly held concessions and applications, reviews the status of the concessions on a monthly basis and, with the cooperation of the owners, makes application for exploitation status for those exploration concessions which approach their expiration and assists in the defense of mining concessions against competing claims.



         The property lies in the southern part of the Atacama Desert which is an extremely arid area with typically little or no precipitation recorded each year. Therefore, there is only the most sparse vegetation on the property consisting mostly of small tufts of grass.



         Topographically, the property consists of a series of moderately rugged hills rising from the flat desert floor at an altitude of about 1,000 meters to peaks of 1,500 to 1,700 meters. The property is easily reached from Chanoval by automobile in 40 minutes on paved and well maintained dirt roads. In addition, the property can be easily reached from Copiapo in about two hours by four-wheel drive vehicles along mostly dirt roads.



         Geology and Mineralization -- Selective parts of the property have been geologically mapped by the Company and the previous concession holders. In addition, the Company has completed geochemical sampling and limited drilling on a small area of the property. There are a series of volcanic and intrusive rocks, mostly andesites and diorites, outcropping on the property. Adjacent limestones have been subject to varying degrees of recrystallization and locally, the development of skarn type mineralization. The local north-south orientation of the Atacama fault system dominates the structural trends of the property as seen by faulting, fault breccias and vein mineralization.

         The Manoverde Mine, a open-pit heap-leach copper mine recently brought into production by the Anglo-American Company, appears to be on the same structural trend some 10 kilometers to the north of the property.



         Preliminary field examination and a review of previous exploration data have shown that there are five primary areas of interest on the property, the Pamelita, Carbonate Hill, Main Zone, Resguardo Norte and Santa Rosa areas.


                        Pamelita and Carbonate Hill Areas


         The Pamelita and Carbonate Hill areas are located where the east-west faults and shears appear to intersect the main north-south structural trends. The north-south structural zone is about 100 meters wide in an east-west direction, but the northern and southern limits of the mineralization are unknown; however, small prospect pits continue for several hundred meters to the north of an apparent structural intersection.



         Host rocks for the mineralization at Pamelita and Carbonate Hill include brecciated mylonites, limestones, skarns, altered andesite, and other rock types. As on other areas of the Resguardo Property, mafic volcanic rocks occur west of the limestone/skarn rocks. At least part of the gold mineralization occurs with quartz veinlets, course crystalline calcite and secondary iron oxide minerals after pyrite in close spaced shear zones which both cement and enclose breccia fragments. The widths of the individual zones vary from about one to five meters. No primary sulfide minerals have been recognized. The elevated molybdenum values seen in the geochemical samples are indicative of a hydrothermal system driven by a nearby igneous source.


                       Main Zone and Resguardo Norte Areas


         As in the Pamelita and Carbonate Hill areas, the Main Zone and Resguardo Norte areas are characterized by a north-south trending structural zone which appears to be approximately 50 meters wide consisting of a close spaced fault and breccia zones cutting mylonite. Principal skarn mineralogy in these areas includes epidote, chlorite, specular hematite, siderite, and lesser amounts of calcite. No sulfide minerals were observed. Rocks along the west side of the skarn include basalt and/or aphanitic diorite and gabbro. There is evidence in the areas that small scale mineral mining and production has been undertaken in these areas in the past. However, the type of mineralizations which were being explored and mined is not clear.


                                 Santa Rosa Area


         The Santa Rosa area is located about five kilometers south of the Pamelita area along the southward projection of the main north-south zone. Spatial relationships among various structural features in this area are not clear. Brecciated skarn and other types of argillic altered and silicified rocks occur over a distance of 75 to 100 meters in an east-west direction. Large amounts of specular hematite and lesser earthy hematite and small quartz veinlets occur within fault and/or shear zones and cemented breccia fragments. Secondary copper oxide and silicate minerals are associated with the hematite breccias. Grab samples from this area were not conclusive, but did contain elevated molybdenum which is indicative of fluid emplaced mineralization from a close magmatic source, similar to the Pamelita area.



         Exploration Potential -- The Company believes the Resguardo Property may present a gold target based on its initial surface sampling program and initial diamond drill results. The dimensions of the outcrop may indicate that a resource is possible. If the structure extends to significant depth, and more than a few hundred meters along strike, the potential may be large. The physical layout seems amenable to both bulk surface and underground mining techniques.



         Although the Company believes that the Resguardo Property structures may host an economically minable resource, exploration programs are ongoing and there can be no assurances that any portion of the Resguardo Property will contain a commercially viable mineral deposit.

         Exploration Program -- The Company continues its initial exploration program consisting of geological mapping and geochemical sampling and trenching of all five areas within the Resguardo Property.



         As of March 31, 1997, 1,526 rock chip samples have been taken along 25 east-west oriented traverses in the central part of the Resguardo Property. Rock chip samples were taken at approximately five meter intervals, the traverses cover a strike length of three kilometers, over the Pamelita, Carbonate Hill, Main Zone and Resguardo Norte areas. Rock type and geological features are being noted at each interval.



         The assay results from the rock chip samples show zones 15 to 60 meters in width with highly anomalous to ore grade gold mineralization spread over a three kilometer strike length. A number of these intervals are open to the east or west.



         Earth moving equipment has been on site since the second week of November 1996, to extend the exposure of bedrock for sampling and to build new roads and drill pads.



         Based on the results of its ongoing exploration, on December 10, 1996, the Company commenced its initial diamond drill program. The Company made four initial diamond drill holes, from 180 to 280 meters long, under mineralized locations identified during its surface sampling program, spread over approximately a two and one-half kilometer long segment of the identified zone on the Atacama Fault. The purpose of these widely spaced holes was for the Company's geological staff to gain a better understanding of the sub-surface geology at the Resguardo Property.



         The Company's geological staff analyzed the drill results (1,338 samples assayed) from the drilling program completed in February and all four drill holes intersected gold mineralization. In particular, one drill hole, identified as DDH-97-3 by the Company, located at the northern end of a belt of surface mine workings on the property, intersected a zone averaging 4.04 g/t gold over 21.5 meters (0.118 oz/t over 69 feet). This intersection is open in all directions. Recently the Company completed geochemical sampling which has shown anomalous gold values up to 1.5 kilometers to the north of drill hole DDH-97-3.



         Set forth below is a table summarizing the Company's initial diamond drill results on the Resguardo Property.




----------------------------------------------------------------------------------------------------------
Drill Hole                 Depth (meters)            Depth Interval (meters)      Average Gold Grade (g/t)
----------------------------------------------------------------------------------------------------------
DDH-96-1(1)                 56.20 - 80.80                         24.60                1.26
DDH-96-1                   111.35 - 114.05                         2.70                5.15
DDH-96-1                   132.50 - 136.25                         3.95                2.84
DDH-97-1                    19.45 - 32.55                         13.10                1.13
DDH-97-2                     8.55 - 17.75                          9.20                1.71
DDH-97-2                    36.07 - 39.83                          3.76                1.76
DDH-97-2                    52.46 - 67.75                         15.29                1.02
DDH-97-3                    26.40 - 47.55                         21.15                4.04



(1) Results include a gold value of 34.50 g/t over an interval of 0.45 meters from 68.65 meters to 69.10 meters in depth.




         The Company's geological staff believes that the results from its initial diamond drill holes support their belief that the Resguardo Property has the potential to contain a shear hosted gold deposit which could be initially exploited by surface mining methods. Based on these results, the Company currently plans to begin reverse-circulation drilling on the Resguardo Property in June, 1997. In addition, the Company has commenced a comprehensive program of geological mapping and geochemical sampling on the unexplored portions of the property.



         The Company will continue its exploration activities for the foreseeable future. The Company currently has no definite plans to begin exploitation of this property.



         Acquisition of Property -- On July 17, 1996, MFG entered into a 99-year lease of the mining concessions totaling 4,765 hectares on the Resguardo Property. Lease payments are to be made to the concession owners as follows:
$75,000 was paid upon execution of the lease agreement; $60,000 is payable on the lease's first anniversary; $60,000 is payable on the lease's second anniversary; and $80,000 is payable on the lease's third anniversary. During the term of the lease, the Company has the exclusive right to exploit, benefit, explore, develop and smelt minerals from the property.



         The owners retain a net smelter return production royalty, equal to 5% on gold and 1.5% on all other mineral production from the property, and a minimum annual royalty payment of $300,000 is payable when the property is in production. Subsequent to the third anniversary of the lease, the Company must complete a feasibility study and obtain project financing to begin production on or before the seventh anniversary of the lease. No payments to the owners are required during this period. If production financing has not been obtained during this period, and construction of the mine has not begun by the seventh anniversary, the Company must pay advance royalty payments of $150,000 in first year of delay; $200,000 in the second year of delay; $250,000 in the third year of delay; and 15% annual incremental increases for subsequent delays. The first royalty payment may be credited to the future net smelter return production royalty.



         MFG has filed applications for the balance of the mining concessions on the property, covering 12,000 hectares. Pursuant to the Chilean mining concession application procedures, upon submitting such applications, MFG has the right to commence exploration activities on such property pending completion of the application process, which takes approximately six months. Currently, the Company expects the application process to be completed and the mining concessions granted in the third quarter of 1997.



         Notwithstanding the above described preliminary exploration results and the Company's planned exploration program, there can be no assurances that the Company will identify an ore body capable of economical production on the Resguardo Property. If at any time the Company determines to cease exploration on the property or elects not to make the required lease payments, the Company would lose its rights to explore and develop the mining concessions subject to the lease and would forfeit any lease payments already made. During the term of the Resguardo Property lease, the Company has the exclusive right to exploit, benefit, explore, develop and smelt minerals from the leased mining concessions.


         Cenizas Property


         Summary -- The Cenizas Property covers an area of approximately 12,900 hectares (31,876 acres), on the West Fissure Fault, a regional geological structure that controls much of the known gold and copper mineralization in northern Chile. Located midway between, and on the same structural trend as, the major copper deposits of La Escondida and El Salvador, the property is 20 kilometers south of the Guanaco gold mine operated by Amax Gold. The property is in Region II of northern Chile at an altitude of approximately 3,000 meters in the southern Atacama desert and is easily reached in a three hour drive from the coastal town of Taltal. Gold mineralization, first discovered in the area by RTZ Mining and Exploration Limited ("RTZ") with a regional geochemical survey, occurs on the property in Tertiary volcanics and diorite intrusives. RTZ's program consisted of geophysical surveys, trenching, numerous short rotary drill holes to define gold mineralization under shallow gravel cover and the drilling of 23 reverse-circulation drill holes. Results of this work have shown highly anomalous to ore grade gold mineralization in trenches and drill holes in several areas on the property. The Company's interest in the property is held by MFG and consists of i) an option to acquire a 51% interest in mining concessions located on 6,000 hectares by making cash payments to RTZ totaling $350,000 and completing at least $1,000,000 of exploration work over three years and ii) applications for mining concessions on 7,500 hectares to be held directly by MFG. Payments to RTZ during the first year total $50,000 with a first year exploration commitment by the Company of $200,000. The Company will also grant to RTZ options to purchase shares of Common Stock as follows: by June 13, 1997 an option to purchase 150,000 shares of Common Stock at a price of $1.50 per share, by December 13, 1997 an additional option to purchase 150,000 shares of Common Stock at a price of $2.00. Pursuant to Chilean mining concession application procedure, the Company, upon filing its application for an exploration concession, has the right to conduct exploration activities on such property. See "Business of the Company -- Chile -- Mining Concessions." The Company expects this application process to be completed and the exploration concessions granted to MFG, in the third quarter of 1997. See "--Acquisition of Property."



         General Information -- The property consists of 15 mining concessions owned by RTZ and applications for 26 mining concessions on the property filed by MFG. Mining concessions may be either exploration concessions or exploitation concessions. See "Chile -- Mining Concessions." The mining concessions underlying the Company's interest consist of both exploration and exploitation concessions. The Company reviews the status of the mining concessions underlying its interest in the Cenizas Property on a monthly basis and makes application for exploitation status for those exploration concessions which approach their expiration period and assists in the defense of those concessions against competing claims.



         Geology and Mineralization -- Gold mineralization occurs in several broad areas on the Cenizas Property in association with quartz-sericite and quartz-chlorite-epidote-magnetite alteration in Tertiary age diorite intrusives and volcanics. The dominant structural controls of the mineralization appear to be related to the proximity of the north-northeast oriented West Fissure Fault system.



         Exploration Potential -- The Company's management believes that the Cenizas Property has the potential to host one or more large scale, bulk minable, gold deposits. This belief is based on the results of the RTZ exploration work on the property and the field observations of the Company's technical staff. Strong to moderate strength gold mineralization has been seen in areas of the property despite the fact that rock outcrops are limited due to significant areas of the property being covered by a layer of colluvium one to three meters in depth. These areas of cover largely remain untested by previous work.



         Exploration Program -- The Company has commenced a program of geological mapping, aerial photography, trenching and sampling. After this initial phase of work is complete, the Company plans to start a reverse-circulation drilling program in July 1997.



         The Company will continue its exploration activities for the foreseeable future. The Company currently has no definite plans to begin exploitation of this property.



         Acquisition of Property -- The Company signed a Letter of Intent with RTZ on December 13, 1996 whereby the Company can earn an initial 51% interest in the 15 Cenizas Property mining concessions subject to the option by making cash payments totaling $350,000 and completing at least $1,000,000 of exploration work over three years. Payments to RTZ during the first year total $50,000 with a first year exploration commitment by the Company of $200,000. The Company will also grant to RTZ options to purchase shares of its Common Stock as follows: by June 13, 1997 an option to purchase 150,000 shares of Common Stock at a price of $1.50 per share, by December 13, 1997 an additional option to purchase 150,000 shares of Common Stock at a price of $2.00.



         Upon completion of the required payments to RTZ and satisfaction of the Company's exploration commitments, the Company will be entitled to a 51% interest in the Cenizas Property mining concessions. At that time, the project will convert into a joint venture between the Company and RTZ with the Company serving as manager of the joint venture. It is presently contemplated that at such time a new entity (the exact form of which has not been specified) will be formed to hold title to the mining concessions with the Company initially owning 51% of the entity. If at any point after the formation of the joint venture either the Company or RTZ chooses not to contribute pro-rata to the financial requirements of the venture, its interest can be diluted to a 2% Net Smelter Royalty with a maximum value of $3,000,000. Within 60 days of the Company earning its 51% interest in the Cenizas Property mining concessions, RTZ has an option to obtain a 51% interest in the joint venture, with the Company retaining a 49% interest, by committing to fund and complete a bankable feasibility study within a 30 month period.



         MFG has filed applications for 26 mining concessions on the Cenizas Property, covering 7,500 hectares. Pursuant to Chilean mining concession applications procedures, upon submitting such applications, MFG has the right to commence exploration activities on such property pending completion of the application process, which takes approximately six months. Currently, the Company expects the application process to be completed and these mining concessions granted to MFG in the third quarter of 1997.



         Notwithstanding the above described exploration plans and proposed structure for bringing the Cenizas Property into production, there can be no assurances that the Company's exploration program will identify an ore body capable of economical production. If at any time the Company determines to cease exploration on the property or elects not to make the required payments to RTZ, the Company would lose its rights to explore and develop the property subject to the RTZ option and would forfeit any payments already made to RTZ.


         Santa Eloisa Property


         Summary -- The Santa Eloisa Property covers an area of approximately 4,700 hectares (11,600 acres) in the Maricunga Gold Mining District located in Region II of northern Chile. The geological setting of the Santa Eloisa Property is similar to that of several large porphyry style gold deposits that have been discovered in the Maricunga District over the past several years. The property is at an altitude of between 4,200 and 5,300 meters and can be reached in about a five hour drive, along mostly dirt roads, from the nearby town of Copiapo. The Company's interest in the Santa Eloisa Property is held by MFG. See "--Acquisition of Property."



         General Information -- The property consists of 25 exploration mining concessions covering approximately 4,700 hectares (11,600 acres). The Company is responsible for maintaining these mining concessions, and will review their status on a monthly basis and will make application for exploitation status for those concessions which approach their expiration period and defend the concessions against competing claims.
See "Chile -- Mining Concessions."



         The property lies in the southern part of the Atacama Desert which is very arid area with the minimal annual precipitation occurring mostly as snow in the winter months (May to October). There is only very sparse vegetation, mostly consisting of small tufts of grass.



         Topographically, the property is variable but generally consists of moderately steep, to very steep, hill slopes rising to elevations of a maximum of about 5,300 meters from valleys at elevations of about 4,200 meters.



         Geology and Mineralization -- The Santa Eloisa Property is on the western slopes of the Jotabeche volcanic complex and therefore geologically the area is dominated by a sequence of volcanic flows that have been intruded by a series of Tertiary age sub-volcanic intrusives of mostly diorites and dacite composition. Strong hydrothermal alteration, particularly argillic alteration, has been observed over some areas of the property.



         Exploration Potential -- The geological setting of the Santa Eloisa Property is similar to the geological setting of the Refugio Mine some 20 kilometers to the north, operated by Bema Gold Corporation and Amax Gold Inc., and the Cerro Casale prospect some 5 kilometers to the south, and the Cerro Roman prospect 5 kilometers to the east currently being drilled by Arizona Star Resources Corporation and Bema Gold Corporation. These are porphyry style gold deposits, with large gold resources in the case of Refugio and Cerro Casale, typical of a number of deposits that have been discovered in the Maricunga District over the past several years. Furthermore, a series of gold mineralized veins have been actively explored from both surface and underground by several operators on the Santa Cecilia property to the north and adjacent to the Santa Eloisa Property.



         Exploration Program -- A property-wide exploration program consisting of geochemical sampling and geological mapping commenced in February 1997. This work is being guided by the use of satellite-generated imagery. The initial phase of this work was completed during March and April, with follow-up to be completed. The results of the Company's initial exploration program, while not conclusive, was sufficiently encouraging that the Company elected to retain the property interest by making its May 31, 1997 Purchase Option Payment (as defined below). The Company does not plan on conducting further exploration work on the property until October 1997.



         The Company will continue its exploration activities for the foreseeable future. The Company currently has no definite plans to begin exploitation of this property.



         Acquisition of Property -- On January 22, 1997 the Company entered into an agreement ("Santa Eloisa Agreement") with certain mining concession owners ("Santa Eloisa Owners"). Pursuant to the Santa Eloisa Agreement, the Santa Eloisa Owners will cause a new Chilean corporation to be formed, Minera Santa Eloisa S.A. ("MSE"), and title to all of the mining concessions on the property held by the Santa Eloisa Owners will be transferred to MSE. In return, the Santa Eloisa Owners will receive, in the aggregate, 500 MSE series A shares and 1,500 MSE series B shares, together representing 100% of MSE's equity. The Company will receive: i) 500 MSE series A shares from the Santa Eloisa Owners upon payment of $500,000 to the Santa Eloisa Owners ("Purchase Option Payment"); $30,000 paid on January 22, 1997, $100,000 payable on May 31, 1997 and 23,333 shares of Common Stock issuable on May 31, 1997, $135,000 payable on November 30, 1997, $100,000 payable on March 31, 1998 and $100,000 payable on March 31,
1999, and ii) 1,000 newly issued MSE series A shares upon its completion of funding a $1,000,000 exploration work program ("Exploration Commitment") on or before March 31, 1999. Upon the Company's payment of the Purchase Option and funding its Exploration Commitment, the Company will own 50% of the capital of MSE in the form of series A shares, and the Santa Eloisa Owners will own 50% of the capital of MSE in the form of series B shares. Thereafter, the equity interest represented by the series B shares cannot be diluted below 25% of the total equity interest in MSE.


         If the Company's exploration results justify, MSE, the Company and the Santa Eloisa Owners will jointly implement and fund a feasibility study program ("Feasibility Study"). Upon completion of the Feasibility Study, MSE will issue an aggregate of 3,000 series A shares to the Company and the Santa Eloisa Owners in proportion to their relative contributions to the costs of the Feasibility Study.


         Upon completion of the Feasibility Study, MSE and the Company will jointly seek third-party debt financing of production facilities sufficient to bring the mining concessions into production. Should a third-party financing source require the shareholders of MSE to provide additional capital in the form of subordinated debt or additional equity, the Company has agreed to contribute on behalf of the series B shareholders their proportionate share of said additional capital ("Carried Interest"). The Carried Interest will bear an interest rate of LIBOR plus 5% and will be repaid by the series B shareholders out of distributions made on the series B shares by MSE. The Company will receive all series B distributions until the Carried Interest plus accrued and unpaid interest is paid in full.

         The Company will manage the business affairs and daily operations of MSE and will appoint its directors in proportion to its relative ownership percentage of MSE.


         Notwithstanding the above described structure for bringing the Santa Eloisa Property into production, there can be no assurances that the Company's exploration program will identify an ore body capable of economical production. If at any time the Company determines to cease exploration on the property or elects not to make payments towards the option, the Company would lose its rights to explore and develop the property and would forfeit any Purchase Option Payment installments already made to the Santa Eloisa Owners. During the term of the Santa Eloisa

Agreement, the Company has the exclusive right to exploit, benefit, explore, develop and smelt minerals from the property.



CHILE


         The following information has been compiled by the Company from governmental and private publications, and advice of the Company's Chilean counsel, Ossandon, Uribe & Hubner, Santiago, Chile.



         General Information -- Chile is located on the west coast of South America and extends 4,720 kilometers along the Pacific Ocean from the continent's southernmost tip to its northern border with Peru. To the east, it is bordered by Bolivia and Argentina. The country is divided into 12 regions and a metropolitan area and covers 756,946 square kilometers. The population is approximately 13.8 million, with over 5 million people residing in the metropolitan area of Santiago. The official language of Chile is Spanish.



         Governmental Organization -- Chile has a presidential system of government with a bicameral legislature consisting of the Senate and the Chamber of Deputies. The president is elected directly by the electorate for a term of six years. The Senate consists of 36 elected and nine appointed senators. Of the nine appointees, three are selected by the president, two by the Supreme Court, and one by each of the four Armed Forces. Senators serve for eight years. The Chamber of Deputies consists of 120 members who serve for four years.


         The governmental system is based on the Constitution adopted during the rule of General Augusto Pinochet. After General Pinochet failed to secure a further eight-year term as President in a plebiscite held in October 1988, constitutional reforms were negotiated and then adopted in July 1989. The reforms received the support of all significant political parties. Under these reforms, the number of elected Senators was increased from 24 to 36, thereby diluting the power of the nine appointed Senators. Other reforms included the reduction of the president's term of office from eight to four years (later increased to six), increased civilian representation on the National Security Council and the simplification of amending procedures for the Constitution. The Constitution was subsequently amended in 1991 to provide for the first election of municipal councilors and mayors.

         General Pinochet's term of office ended March 1990 upon the inauguration of Mr. Patricio Aylwin who had been elected in December 1989 by capturing 55% of the vote. Mr. Aylwin was a member of the Christian Democrats and the candidate of the centre-left coalition, the Democratic Coalition. Mr. Eduardo Frei was elected president in the December 1993 election. Mr. Frei is also a member of the Christian Democrats and was the chosen candidate of the Democratic Coalition. The next nationwide congressional election is scheduled for December 1997.


         Currency -- The official monetary unit of Chile is the peso. The average 1995 nominal exchange rate was 396.5 pesos to the U.S. dollar and the comparable 1994 rate was 420.1 pesos to the U.S. dollar. On January 1, 1997, the exchange rate was approximately 425.6 pesos to the U.S. dollar. The exchange rate for the peso is determined by market prices.


         The Chilean Central Bank is an independent body charged with sole control over monetary policy and has the goal of controlling inflation and maintaining the value of the currency. The current policy of the Central Bank is to maintain the value of the peso within a band of 10% around an official reference rate based on a basket of currencies which includes the U.S. dollar, the Yen and the Deutschmark. The official reference rate is adjusted to take into account domestic inflation rates and the inflation rates of Chile's major trading partners.

         With a few significant exceptions, foreign currency is freely tradable in an informal market, the participants in which include individuals, business entities and exchange houses. The informal market is not available to obtain foreign exchange for imports, to convert foreign exchange into pesos or to repatriate profits and capital. Instead, a formal exchange market, comprised of banks which have received the requisite authorization from the Central Bank, must be used for these purposes.


         The repatriation of profits and capital by investors subject to a foreign investment regime may require the prior authorization of the Central Bank. Authorization is routinely granted and it guarantees investors access to foreign currency through the formal foreign exchange market. See "Chile--Foreign Investment and Tax."



         Foreign Investment and Tax -- Chile's foreign investment laws are considered to be liberal in relation to other South American countries. Chile's foreign investment statute (also know as Decree Law No. 600) regulates various aspects of foreign investment in Chile and is intended to ensure non-discrimination in relation to the rights and benefits conferred upon national investors. The statute applies to foreign individuals and legal entities and to Chilean citizens who reside out of the country and who transfer foreign capital into Chile. Decree Law No. 600 applies to investments made with freely convertible foreign currency, tangible assets, technology which may be capitalized, loans associated with foreign investments and capitalized convertible foreign currency loans.


         Investments in Chile by individuals or entities subject to Decree Law No. 600 which either: (a) exceed U.S. $5 million or the equivalent in other currencies; (b) relate to sectors or activities normally developed by the government; (c) concern the social communications media; or (d) are undertaken by foreign governments, must be approved by the Foreign Investment Committee. The members of the Foreign Investment Committee include the Minister of the Economy, the Minister of Finance, the Minister of Foreign Affairs, the Minister of National Planning, the President of the Central Bank, and, for investments which relate to ministries which are not represented above, by that corresponding minister. Other types of investments may be approved by the Executive Vice President of the Committee with the consent of the Ministry of Economy.


         After approval, the Chilean government, represented by the Minister of the Economy or by the Executive Vice President of the Committee, and the investor enter into a contract establishing the terms under which the foreign investor may transfer capital into Chile. The Company has applied for and received approval under Decree Law No. 600 to make foreign investments in Chile up to $5,000,000 over an indefinite period of time. As a result, Foreign Investment Committee approval of the Company's investments is not yet required. If and when the Company decides to invest in excess of $5,000,000 in its Chilean operations such approval will be necessary. The Company is not aware of any reason at this time why such approval would not be granted upon request; however, there can be no assurances in this regard and if approval is not granted, the Company's operations in Chile would suffer a material adverse effect.


         Investments in mining and industrial activities totaling U.S. $50 million or more may obtain the benefit of locking in certain advantages for a period of 10 to 20 years, including tax laws in effect at the time of the investment relating to the depreciation of assets, loss carry forwards and organization expenses. Official authorization may be granted to maintain accounting records in foreign currencies. The contract with the Foreign Investment Committee relating to such investments could also confer upon the investor the right to be governed by the laws and regulations concerning the free export of goods that are in force at the time the contract is signed and such additional benefits as the use of offshore accounts to maintain export proceeds for certain payments, including principal and interest on loans, charges for supplies, fees for technical assistance and profits. It is possible for exporters to deposit foreign exchange earnings outside the country and to remove profits and dividends when required, subject to the balance being brought back into Chile.

         Foreign currency investments are governed by Chapter XIV of the Foreign Exchange Regulations. Chapter XIV regulates individuals, corporations and other entities bringing foreign exchange into Chile. Under Chapter XIV, the Central Bank approves the contribution and issues a certificate. This certificate permits the holder to dispose of foreign exchange through commercial banks or other entities within limitations established by the Central Bank. Under Chapter XIV, profits may be repatriated annually and capital may be repatriated after one year. Under Decree Law No. 600, profits and interest earned may be remitted at any time, and capital may be repatriated after one year. As a result, clearance under Decree Law No. 600 provides some advantage to foreign investors in Chile, such as the Company.

         Foreign investors may carry on business in Chile as individuals or through one of the various types of entities permitted under Chilean law, including corporations, limited liability companies, branches of foreign corporation, limited liability or silent partnerships, general partnerships and joint ventures. There is no limit on ownership for a foreign party investing in a Chilean company.

         Foreign investors are also granted the option under the Foreign Investment Statute to choose to pay tax on the profits at the same rate as local companies, currently estimated to be 35%, but subject to future changes, or at a rate of 42%, which is guaranteed to remain unchanged for ten years.


         Mining Industry -- Chile is rich in a wide variety of mineral resources, including copper, molybdenum, cobalt, silver and gold. Mining accounted for 7.2% of Chile's gross domestic product in 1995, which was up from 6.7% in 1994.



         Of all the minerals with which Chile is endowed, copper is the most significant. Chile possesses an estimated one-quarter of the world's copper reserves and is the largest producer of copper in the western world. The largest single copper producer in Chile is the state-owned corporation, Codelco (Chilean Copper Corporation). Over the years, copper production has increased significantly. Copper production was 2.5 million tons in 1995, up significantly from 2.2 million tons in 1994.


         The Pinochet government encouraged foreign investors to develop copper mining. In addition, a new mining code came into force in 1983. While Codelco's production has fallen slightly in the 1990's, increased private participation and increased foreign investment in the non-state owned sector has increased in significance. The export of copper from Chile is authorized by the Chilean Copper Commission.


         Chilean Gold production is expected to reach 51.5 tons in 1996, up from 1994 gold production of 38.6 tons, representing a 10% increase in production over 1993 figures. The 1996 increase is a result of the opening of three new mines: Refugio in the Region II; Andacollo Oro in the Region IV; and Fachinal in Region XI. These mines should produce 9.5 tons of gold this year. Chilean gold production nearly trebled between 1985 and 1995 reaching 44.5 tons yielding $428.5 million in export earnings.



         Mining Concessions -- Following a longstanding legal tradition, the 1980 Constitution (the "Constitution") established that the State is the owner of all mineral resources, but permits the exploration and exploitation of mineral deposits by private parties through mining concessions. The Constitution also established that mining concessions are to be granted by the courts with such concessions having the rights and obligations determined by a Constitutional Organic Law. For those minerals that are specifically excluded from mining concessions, such as hydrocarbons, lithium, and ores located offshore or in areas deemed important to national security, the Constitution provides that exploration and exploitation can be carried out directly by the State by administrative concessions or by operating contracts. These administrative concessions and the operating contracts can be terminated by the State at any time, provided the corresponding indemnity is paid. The Company does not hold any administrative concessions.


         The 1982 Mining Law, Constitutional Organic Law No. 18097 of 1982 and the Constitution provide the legal framework for the exploration and exploitation of minerals in Chile. This law can only be changed with the approval of 60 percent of both houses of Congress.

         Under the 1982 Mining Law, mining concessions may be granted only by the courts and such concessions constitute interests in real property that can be mortgaged or transferred. The concession holder also has the right to defend ownership of the mining concession against the State and third parties.

         A Chilean mining concession is a property right, distinct and independent of the ownership of land on which it is located, even though both may belong to the same person or entity. If a mining concession is filed on land owned by third-party, the mining concession holder must negotiate a "servidumbre" (right of way) with the land owner. If reasonable compensation for the right of way cannot be negotiated with the land owner, the concession holder may seek remedies from the local court having jurisdiction in the area in which the mining concessions are located. There is a strong body of law in Chile which gives concession owners the right of access and the right to explore and develop mining concessions.


         Mining concessions may be either exploration concessions or exploitation concessions. The annual fee for an exploration concession is approximately $1.00 per hectare and for an exploitation concession approximately $5.00 per hectare. An exploration concession is the right to explore the defined area and to later obtain an exploitation concession over the area. The application process for an exploration concession (a Pedimentos) takes approximately six months. Exploration concessions are granted for a two-year period and may be renewed once for an additional two years provided that upon such renewal one-half of the area covered by the original concession is surrendered by the concession holder. It is generally the Company's policy to file for exploration concessions on properties which have had little or no exploration work completed. An exploitation concession is the exclusive right to explore for and exploit minerals from the defined area for an indefinite period. The application process for an exploitation concession (a Manifestaciones) takes approximately 18 months to complete. However, the filing of an exploitation concession by an exploration concession holder prior to expiration of the two year exploration concession is sufficient to preserve the owner's interest in the concessions until the exploitation concession is granted or denied. The applicant has the right to proceed with exploration immediately upon filing an application for a mining concession. It is not necessary to have an exploration concession prior to an exploitation concession. However, if an exploration concession is not renewed or an application for an exploitation concession filed prior to the expiration of an exploration concession, the exploration concession is lost. Also, exploitation activities are impermissible without an exploitation concession. If exploitation activities occur prior to the grant of an exploitation concession, the existing exploration concession could be lost.



         Under the Chilean claims system, a claimant may file on top of ("top filed") an existing concession. All claims filed under the claims procedure are gazetted (published) in the Mining Bulletin which is printed monthly and subscribed to by the Company. If a claim holder is top filed, the top filer does not have a preferential right to the concession unless the original concession holder lets the concession lapse for lack of payment of patents or lack of defense. All claim filings can be challenged when made and, with respect to an exploitation concession, an annulment may be requested by the holder of preexisting claims for a period of four years from the date of publication of the grant. If a top filed claim is not challenged, the prior granted concession loses priority upon lapse. Concessions can lapse, and a top filer gain priority, in the following primary ways: (i) an exploration concession expires after two years if it is not renewed or converted to an exploitation concession; (ii) if an exploration concession is renewed and one-half of the original claim abandoned as required, a top filer gains priority on the abandoned portion of the concession; (iii) failure to pay any patents for the concession; or (iv) failure to defend an exploration concession against a top filed claim for a period of four years following publication of the grant of the top filed concession. Even if a concession is defended, there is a potential for the prior concession to lose priority to the top filed claim if the courts determine that the prior concession had been improperly filed under the claims procedures.



         The Company has instigated a program to review, on a monthly basis, all newly-published claims against the Company's claims to determine if a top filing situation exists. If a top filing situation is found during the Company's systematic review of newly-published claims, the Company is prepared to take appropriate action to defend its claims position. The Company is not aware of any material third party top filing situations on its properties.



         Environmental Regulation -- Environmental matters are governed by a new environmental policy system which includes permitting or licensing procedures. Part of the new environmental policy requires mining companies to submit an environmental impact statement to the State for approval prior to bringing a mine into production. In addition, prior to commencing production mining, companies must assume liability for environmental damage caused by the producing mine. Because the Company is currently only involved in exploration of its properties, these laws have no material effect on the Company's current business operations. However, if the Company desires to commence production of one or more of its properties, there can be no assurance that the necessary permits can be obtained.

ENVIRONMENTAL POLICY

         The Company is committed to balancing good stewardship in the protection of the environment with the need for economic growth. In particular, it is the Company's policy to measure, maintain and improve its compliance with environmental laws and regulations, to place a high priority on environmental considerations in planning, exploring, constructing, operating and closing facilities. Also, the Company places primary responsibility for compliance with environmental laws with operations management. In the absence of any regulation, the Company's policy is to recognize environmental risks and manage these risks in a cost-effective manner that protects the environment and the Company's economic future. It is also the Company's policy to promote employee involvement in implementing its environmental policy and to encourage employee reporting of suspected environmental problems. There are no environmental regulation issues which to the Company's knowledge have an adverse impact on the current exploration programs of the Company. To the Company's knowledge, its proposed operations are in compliance with applicable environmental laws.

COMPETITION

         The mineral exploration and mining businesses are competitive in all of their phases. The Company competes with numerous other companies and individuals in a search for and the acquisition of attractive mineral properties. Many of these companies possess greater financial and technical resources. The Company's ability to develop reserves in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable prospects for mineral exploration.

EMPLOYEES


         At May 1, 1997, the Company employed 14 individuals on a full time basis. In addition, the Company has two full time and several part time geological consultants. The Company anticipates hiring one additional full time employee during the first half of 1997. To the extent the Company is successful in acquiring additional mineral properties, it may hire one or more employees or consultants on a full time basis in the technical field. The Company intends to utilize the services of outside technical and professional firms and individuals on a contractual basis to perform specific work.


PROPERTY


         A complete description of the Company's mineral exploration properties is set forth above in "The Properties." The Company leases office space aggregating 12,855 square feet in Vancouver, British Columbia (corporate headquarters, 2,303 square feet), Santiago, Chile (MFG exploration office, 7,059 square feet) and Caldera, Chile (Resguardo field office, 3,443 square feet). The aggregate lease payments for these properties is $4,222 per month.


LITIGATION

        There are no material pending legal proceedings to which the Company is or is likely to be a party or of which any of its subsidiaries or properties are or are likely to be the subject.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of the directors and executive officers of the Company. A summary of the background and experience of each of these individuals is set forth after the table.



NAME                    AGE       POSITION                                            SERVED SINCE
----                    ---       --------                                            ------------
Michael J. Hopley       50        Chairman of the Board, Chief Executive Officer          1996
                                  and President
Edward M. Topham        39        Director, Chief Financial Officer, Secretary,           1996
                                  Treasurer
David Shaw              44        Director                                                1996
Roberto Ossandon        39        President--MFG                                          1996


         Michael J. Hopley, has been a Director, Chief Operating Officer and President of the Company since June 4, 1996. On July 23, 1996, Mr. Hopley become the Company's Chief Executive Officer. From 1989 to May 1996, Mr. Hopley served as Vice President of Exploration and Corporate Development for Bema Gold Corporation, a publicly held exploration and development company with operations in Chile, Argentina, Venezuela and the United States. Mr. Hopley is a geologist with over 25 years experience in gold exploration worldwide. After graduating in 1970 with an honors degree in geology from London University he spent eight years with Consolidated Gold Fields in Great Britain, the United States and Canada.


         Edward M. Topham, has been Chief Financial Officer, Secretary and Treasurer since August 1, 1996 and a Director since January 22, 1997. From March of 1995 through March 1996, Mr. Topham was a director and chief financial officer of RangeStar Telecommunications, Ltd., a publicly held wireless communications company. Mr. Topham is co-founder of Motorsports Development Corporation and served as director and chief financial officer from January 1994 through March 1996. From June 1992 through January 1994, Mr. Topham was executive vice president, chief financial officer and a director of Action Performance Companies, Inc., a publicly held company engaged in manufacturing and marketing of motor sports related products. From April 1989 to June 1992, Mr. Topham was a principal in the investment banking firm of Kachina Capital Corporation. From March 1988 to April 1989, he was president and director of International Leisure Enterprises, Inc., a publicly held company engaged in the development, ownership and sales of resort properties. From December 1984 to March 1988, he was vice president of corporate finance of Fitzgerald De Armann and Roberts, Inc. and its predecessor, Century Capital Corporation, an investment banking and securities brokerage firm. Prior to that time, Mr. Topham was engaged in public accounting with Peat Marwick Mitchell & Co. (now KPMG Peat Marwick).


         David Shaw, has been a Director of the Company since June 4, 1996. From December 1995, to present Mr. Shaw has served as President of Yuma Gold Mines, Inc., a publicly held exploration and development company. In addition, Mr. Shaw holds board positions with Kilimantan Gold Ltd. and Keylock Resources Ltd., both publicly held exploration and development companies. From November 1993 to December 1995, Mr. Shaw served as Senior Mining Analyst, Corporate Finance, Natural Resource Group, Yorkton Securities Ltd. From August 1991 to November 1993, Mr. Shaw served as President of Bema Resource Management Ltd. a mineral exploration and development company. From January 1990, to November 1991, Mr. Shaw was in independent consultant providing technical and financial evaluation services of base and precious metal exploration and development projects. Previously Mr. Shaw served eight years with Chevron Canada Resources Ltd. Mr. Shaw graduated with a B.S. from the University of Sheffield, U.K. and Ph.D. Structural Geology from Carlton University, Ottawa, Canada.

         Roberto Ossandon, has been President and Director of Minera Fremont Gold Chile S.A. since January 1996. Mr. Ossandon, since January 1981, has been senior partner of the law firm Ossandon, Uribe & Hubner located in Santiago, Chile. Mr. Ossandon's law firm is legal counsel to Placer Dome Sud America Limited, Baker Hughes Corporation (Houston), Citibank N.A., Data General S.A., Keystone Food Corporation (Pennsylvania), Kintetsu World Express (New York), McDonalds Corporation and Merrill Lynch Multinational Investment Portfolio (Luxemburgo). Mr. Ossandon is a member of the Chilean Bar Association, International Bar Association and the International Association of Young Lawyers
(AIYA). Mr. Ossandon is a board member of numerous corporations and former General Secretary and currently Vice President of Renovacion National political party in Chile. Mr. Ossandon is a member of the American and Canadian Chamber of Commerce. Mr. Ossandon graduated from the University of Chile Law School (LL.B. Maximum Distinction.).


EXECUTIVE COMPENSATION


         The following table sets forth information concerning the compensation received for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995, and 1996 by Michael J. Hopley, current CEO and President and Mr. Norman Becker, former President. No other executive officer's compensation exceeded $100,000 during these time periods. No restricted stock awards, stock options, long term incentive plan payouts or stock appreciation rights were granted for the years ended December 31, 1994 and 1995.



                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation                      Long Term Compensation
                                           -------------------                      ----------------------
                                                                                       Awards            Payments
                                                                                       ------            --------
                                                                             Restricted     Shares
 Name of Individual                                            Other Annual    Stock      Underlying       LTIP    All Other
and Principal Position         Year        Salary       Bonus  Compensation   Award(s)      Options      Payouts  Compensation
----------------------         ----        ------       -----  ------------   --------      -------      -------  ------------
Michael J. Hopley(1)           1996(2)     $57,557       -0-        -0-         -0-         150,000         -0-        -0-
  President, CEO
Norman H. Becker               1996(4)         -0-       -0-        -0-         -0-             -0-         -0-        -0-
 President(3)                  1995            -0-       -0-        -0-         -0-             -0-         -0-        -0-
                               1994            -0-       -0-        -0-         -0-             -0-         -0-        -0-


----------

1. Mr. Hopley has been an executive officer of the Company since June 4, 1996.


2.       Represents compensation for the period beginning June 4, 1996.


3.       Mr. Becker resigned as President of the Company on June 4, 1996.

4.       Represents compensation for period ending June 4, 1996.



         The following table sets forth the options granted to the Company's executive officers during fiscal year 1996 pursuant to its 1996 Stock Option Plan. See "Management -- Stock Option Plan".



                      OPTION GRANTS DURING FISCAL YEAR 1996


                     Number of Shares      % of Total
                        Underlying        Options Granted       Exercise Price
     NAME                Options        in Fiscal Year 1996         ($/sh)           Expiration Date
     ----                -------        -------------------         ------           ---------------
Michael J. Hopley        150,000               15.7%                 $1.28                11/11/01
Edward M. Topham         150,000               15.7%                 $1.28                11/11/01

         No options to purchase Common Stock were exercised by executive officers of the Company in 1996. The following table sets forth information regarding (i) the number of shares of Common Stock underlying unexercised options held by executive officers and (ii) the aggregate value of in-the-money, unexercised options held by executive officers based upon the final reported trade of Common Stock on December 31, 1996.


                       1996 FISCAL YEAR END OPTION VALUES


      Name                          Number of Securities Underlying           Value of Unexercised In-the-
      ----                         Unexercised Options at FY-End (#)          Money Options at FY-End ($)
                                      (Exercisable/Unexercisable)             (Exercisable/Unexercisable)
                                      ---------------------------             ---------------------------
Michael J. Hopley                              0/150,000                              $0/$108,000
Edward M. Topham                               0/150,000                              $0/$108,000



EMPLOYMENT AGREEMENTS.



         On June 4, 1996, the Company entered into an employment agreement with Michael J. Hopley. The agreement is for a one year term and provides for the payment of an annual salary of $97,200 to Mr. Hopley. After one year the agreement may be terminated without cause by either party. Mr. Hopley may terminate upon 30 days notice. The Company may terminate subject to a severance salary equal to one month's salary for each two months of engagement to a maximum of six months' salary. Further, the agreement provides for the payment of a two years salary if Mr. Hopley is terminated without cause in connection with a change in control, as defined by the agreement, of the Company and related change in the constitution of the member of the board of directors of the Company.






DIRECTORS FEES.



         Directors do not receive compensation for serving as members of the Company's Board of Directors, but are reimbursed for their expenses in attending meetings of the Board.


STOCK OPTION PLAN


         The Company's stockholders have adopted the 1996 Incentive Stock Plan (the "Plan") which allows the Board of Directors to provide the Company's key employee with incentive compensation commensurate with their positions and responsibilities. The Plan permits the grant of incentive equity awards covering up to 1,000,000 shares of Common Stock and will be administered by the Compensation Committee of the Board of Directors (the "Committee"), two or more members of which will be independent directors. The Plan provides for the grant of non-qualified stock options and incentive stock options (collectively, the "Incentive Awards"). At May 1, 1997, 950,000 non-qualified stock options have been granted and are exercisable between $1.17 and $1.28 per share and expire between September 2001 and January 2002. Key employees of the Company and its subsidiaries, including officers who are not also members of the Board of Directors, will be eligible to participate in the Plan.


         The Board of Directors may at any time amend the Plan in any respect; provided, that, without the approval of the Company's shareholders, no amendment may i) increase the number of shares of Common Stock that may be issued under the Plan, ii) materially increase the benefits accruing to individuals holding Incentive Awards, or iii) materially modify the requirements as to eligibility for participation in the Plan.

         Except in certain limited cases, the exercise price of each incentive stock option ("ISO") granted under the Plan will be the fair market value (as defined in the Plan) of a share of Common Stock on the date on which such ISO is granted. The exercise price of each non-qualified stock option ("NQO") granted under the Plan will be determined by the Committee. NQO's and ISO's are referred to herein as "Options". Except in certain limited cases regarding grants of ISO's, each ISO and NQO is exercisable for a period not to exceed ten years. The Committee will establish i) the term of each Option and ii) the time or period of time in which the Option will vest.

         On a change in control of the Company (a "Change in Control"), all Options then issued and outstanding will become immediately exercisable. A Change in Control is i) a "change in control" as that term is defined in the federal securities laws, ii) the acquisition by any person, after the effective date of the Plan, of 20% or more of the shares of voting securities of the Company, iii) certain changes in the composition of the Board of Directors as a result of a contested election for positions on the Board of Directors or iv) any other event which the Committee determines to constitute a change in control of the Company.

INDEMNIFICATION

         The Company's Amended and Restated Certificate of Incorporation and Bylaws require the Company to indemnify each of its past, present and future officers and directors against liabilities and reasonable expenses incurred in any action or proceeding by reason of such persons being or having been an officer or director of the Company, of any other corporation for which he of she serves as such at the request of the Company, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary. However, indemnification is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interest of the Company and with respect to any criminal action had no reasonable cause to believe the conduct was unlawful.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On June 4, 1996, Laminco Resources, Ltd. ("Laminco"), in a privately negotiated transaction, purchased 600,000 shares of the Company's Common Stock (representing 60% of the Company's then issued and outstanding Common Stock) from an unaffiliated group of individuals. None of the members of this group were related to Laminco. Following this share acquisition, all of the members of the Company's board of directors and all of the Company's officers resigned and were replaced by new appointees and the Company implemented a new business plan discussed above under "The Company--Current Business Operations" and "Business of The Company." Mr. Hopley was appointed president and chief operating officer of the Company and Mr. Shaw was appointed as a director at this time.


         On June 4, 1996, the Company entered into an employment agreement with Michael J. Hopley. The agreement is for a one year term and provides for the payment of an annual salary of $97,200 to Mr. Hopley. See "Management-- Employment Agreements."

         On June 14, 1996, FHL, now a wholly owned subsidiary of the Company, entered into an employment agreement with Michael J. Hopley. The agreement was for a one year term and provided for the payment of an annual salary of $60,000. Further, the agreement provided for a $15,000 one time bonus, payable upon execution of the employment agreement by FHL. The agreement also provided for the issuance of 418,000 shares of FHL stock in lieu of the bonus payment. In connection with the Company's July 31, 1996 acquisition of FHL, Mr. Hopley agreed to waive payment of any salary under the employment agreement for the remainder of its term.


         On June 14, 1996, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company, advanced FHL $60,487 pursuant to a loan agreement. The loan agreement provided for repayment upon demand with interest accruing at 10% per annum. In consideration of this loan, Edward M. Topham was issued 60,000 shares of FHL's common stock. On July 31, 1996, the Company acquired 100% of FHL. On December 5, 1996, December 6, 1996 and January 15, 1997 the Company, on behalf of FHL, its wholly owned subsidiary, paid $12,000, $12,000 and $12,000 respectively plus $1,065.20 accrued interest to Mr. Topham.



         On June 4, 1996 and June 20, 1996, Laminco advanced an aggregate of $200,000 to the Company pursuant to a loan agreement. The Company issued Laminco a promissory note repayable upon demand with interest accruing at the rate of 10% annually. As additional consideration, the Company issued Laminco a warrant to purchase 400,000 shares of the Company's Common Stock for a period of two years at a price of $1.00 per share and granted Laminco certain rights to participate in all future financing completed by the Company on the same terms offered third parties, subject to termination under certain conditions relating to changes in control and management of Laminco. On both July 31, 1996 and October 3, 1996 the Company repaid $100,000 plus $2,547.60 accrued interest to Laminco.



         On June 20, 1996, the Company advanced $125,000 pursuant to a loan agreement to FHL. The loan agreement provided for repayment upon demand with interest accruing at 10% per annum. In consideration of this loan, the Company was issued 125,000 shares of FHL's common stock.






         On July 30, 1996 the Company completed a private placement of 1,000,000 shares of Common Stock at an offering price of $.20 aggregating $200,000 in proceeds to the Company. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, purchased 154,639, 73,310 and 138,603 shares, respectively, of the Company's Common Stock in this private placement.



         On July 30, 1996, Laminco purchased 500,000 shares of the Company's Common Stock for an aggregate purchase price of $140,000. Upon completion of this purchase, Laminco beneficially owned 51.7% of the Company Common Stock.



         On July 31, 1996, the Company acquired 3,560,000 of the issued and outstanding shares of FHL common stock not previously owned by the Company. The shares of FHL common stock were acquired directly from the FHL shareholders in exchange for 3,560,000 shares of the Company's Common Stock which were issued to FHL stockholders. All 3,560,000 shares of Common Stock issued by the Company were subject to restrictions on transfer pursuant to a pooling arrangement between the FHL shareholders and the Company. See "Description of Securities--Voluntary Pooling Agreements." Upon completion of the share exchange, the Company directly owned all of the issued and outstanding shares of FHL's common stock. Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, received 418,000, 381,000 and 372,000 shares, respectively, of the Company's Common Stock in the exchange. These individual's interests in FHL were disclosed to the members of the Company's board and the acquisition of FHL was approved by the holders of a majority of the issued and outstanding Common Stock of the Company.



         In September 3, 1996, MFG paid Roberto L. Partarrieu, general manager of MFG, $14,000 as reimbursement of costs incurred over the period April 1994 through July 31, 1996 associated with identifying mineral property acquisition targets in Chile. The expense reimbursement was used by Mr. Partarrieu to repay advances made by Laminco to Mr. Partarrieu to perform those services.



         On December 31, 1996, Laminco, pursuant to a Share Purchase and Sale Agreement, sold 2,597,000 of the Company's Common Stock, representing all of the shares of the Company's Common Stock beneficially owned by Laminco (other than 400,000 shares underlying a warrant to purchase Common Stock previously issued to Laminco), to 14 purchasers at $.42 per share. None of these purchasers were related to Laminco and none of the purchasers as a result of this transaction held in excess of 7% of the issued and outstanding shares of Common Stock. Each of the purchasers of these shares entered into a Stockholders Agreement with the Company, the terms of which restrict the transferability of the shares purchased from Laminco until December 20, 1997. See "Description of Securities and Stock Pooling Agreements." Upon completion of these sales, Laminco beneficially owned 6.2% of the Company's Common Stock and held 0% of the Company's issued and outstanding Common Stock.



         On April 1, 1997, the Company borrowed $650,000 from a Lender pursuant to the Bridge Note. The Bridge Note provides for an interest rate of 12% (per annum) and is due on July 31, 1997. The Bridge Note is secured by a Pledge Agreement. Under the terms of the Pledge Agreement, Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director, chief financial officer, secretary and treasurer of the Company and David Shaw, a director of the Company, pledged, in the aggregate, 1,088,412 shares of Common Stock of the Company owned by them to the Lender as security for the Bridge Note. The Company also issued the Lender a warrant to purchase 650,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In connection with this transaction the Company granted an unaffiliated individual a loan acquisition fee consisting of a warrant to purchase 85,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In consideration of pledging their Common Stock as security to facilitate this loan, the Company has agreed to issue Messrs. Hopley, Topham and Shaw an aggregate of 75,000 shares of the Company's Common Stock.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 1997, as adjusted to reflect the issuance of 75,000 Shares issuable on April 1, 1997 in connection with the pledges to secure the Bridge Note, by each person known by the Company to beneficially own more than 5% of the Common Stock. Shares are beneficially owned by a person if he, she or it currently owns such shares or has or will have the right to acquire such shares within 60 days.




Title of Class            Name and Address of Beneficial Owner             Amount and Nature of         Percent of
                                                                            Beneficial Owner(1)            Class
--------------            ------------------------------------             --------------------         ----------
Common Stock              Tom Wikstrom                                           336,000(2)                 5.2%
                          17 Rue Arthur Herchen
                          Luxembourg L-1727
                          Germany

Common Stock              Robertson Stephens Orphan Fund                        1,993,333(3)               25.6%
                          555 California St., Suite 2600
                          San Francisco, CA 64104

Common Stock              Robertson Stephens Offshore Orphan Fund                406,667(4)                 6.3%
                          c/o Citco Fund Services Limited
                          Corporate Center
                          West Bay Road
                          Georgetown, Grand Cayman
                          Cayman Islands, B.W.I.

Common Stock              Regional Investments, Inc.                              606,000                   9.9%
                          17 Rue Arthur Herchen
                          Luxembourg L-1727
                          Germany

Common Stock              Rapid Capital, Inc.                                     372,000                   6.1%
                          17 Rue Arthur Herchen
                          Luxembourg L-1727
                          Germany

Title of Class            Name and Address of Beneficial Owner             Amount and Nature of         Percent of
                                                                            Beneficial Owner(1)            Class
--------------            ------------------------------------             --------------------         ----------
Common Stock              Legal Tender Ltd.                                      375,000(5)                 5.9%
                          Design House, Suite 201
                          Providenciales, Turks & Caicos Island
                          B.W.I.

Common Stock              Private Banking Advisory Services, Ltd.               1,000,000(6)               14.0%
                          100 Rue du Rone
                          1204 Geneva
                          Switzerland

Common Stock              Roberto L. Partarrieu                                  370,000(7)                 5.9%
                          San Crescente 400
                          Santiago, Chile

Common Stock              International Freedom(8)                               825,000(8)                12.2%
                          Design House, Suite 201
                          Providenciales, Turks Caicos Island
                          B.W.I.

Common Stock              Laminco Resources, Inc.                                400,000(9)                 6.1%
                          700 West Pender, Suite 709
                          Vancouver, British Columbia
                          V6C 168



1. Unless otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares shown as beneficially owned.



2. Includes 150,000 Conversion Shares to be issued as part of the Units upon conversion of the Series A Notes held by Tom Wikstrom and 150,000 Warrant Shares issuable upon exercise of Warrants included in such Units.



3. Includes 830,000 Conversion Shares to be issued as part of the Units upon conversion of the Series A Notes held by Robertson Stephens Orphan Fund and 830,000 Warrant Shares issuable upon exercise of Warrants included in such Units.



4. Includes 170,000 Conversion Shares to be issued as part of the Units upon conversion of the Series A Notes held by Robertson Stephens Offshore Orphan Fund and 170,000 Warrant Shares issuable upon exercise of Warrants included in such Units.



5. Includes 100,000 Conversion Shares to be issued as part of the Units upon conversion of the Series A Notes held by Legal Tender Ltd. and 100,000 Warrant Shares issuable upon exercise of Warrants included in such Units.



6. Includes 500,000 Conversion Shares to be issued as part of the Units upon conversion of the Series A Notes held by Private Banking Advisory Services, Ltd. and 500,000 Warrant Shares issuable upon exercise of Warrants included in such Units.



7. Includes 50,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan, 60,000 Conversion Shares to be issued as part of the Units issuable upon conversion of the Series A Notes held by Mr. Partarrieu and 60,000 Warrant Shares issuable upon exercise of the Warrants included in such Units. Mr. Partarrieu is general manager of MFG.



8. Includes 650,000 Shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock issued to International Freedom in connection with the Company's issuance of the Bridge Note.



9. Includes 400,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued June 20, 1996 in connection with Laminco's aggregate loan of $200,000 to the Company.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 1997 by each director and executive officer and all of the directors and officers as a group. Shares are beneficially owned by a person if he, she or it currently owns such shares or has or will have the right to acquire such shares within 60 days.



Title of Class              Name and Address of Beneficial           Amount and Nature of         Percent of Class
                                      Owner(1)                        Beneficial Owner(2)
---------------             ------------------------------           --------------------         ----------------
Common Stock                  Michael J. Hopley (3)                         655,973(3)                  10.5%
Common Stock                  Edward M. Topham (4)                          456,310(4)                   7.3%
Common Stock                  Roberto Ossandon (5)                           40,000(5)                   0.7%
Common Stock                  David Shaw (6)                                510,603(6)                   8.2%
Common Stock                  All directors and executive                    1,662,886                  25.5%
                              officers as a group



1. Unless otherwise indicated, the address of the beneficial owners listed below is the address for the Company's headquarters: 777 Hornby Street, Suite 2000, Vancouver, British Columbia, Canada V6Z 1S4.



2. Except as otherwise noted below, each person or entity named in the table has the sole voting and investment power with respect to all Common Stock shown as beneficially owned, subject to applicable community property laws.



3. Includes a one-third interest in 50,000 Conversion Shares to be issued as part of the Units issuable upon conversion of Series A Notes held by HRG, an informal investment partnership between Mr. Hopley and two other individuals (Tom Garagan and Roger Richer) who are otherwise unaffiliated with the Company, a one-third interest in 50,000 Warrant Shares issuable upon exercise of Warrants included in such Units held by HRG, 75,000 shares of Common Stock issuable upon exercise of stock options granted to Mr. Hopley pursuant to the Company's 1996 Stock Option Plan, and 25,000 shares of Common Stock issuable in connection with loan guarantees provided in connection with the Bridge Note.



4. Includes 75,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan, and 25,000 shares of Common Stock issuable in connection with loan guarantees provided in connection with the Bridge Note.



5. Includes 20,000 Conversion Shares issuable as part of the Units issuable upon conversion of Series A Notes held by Mr. Ossandon and 20,000 Warrant Shares issuable upon exercise of the Warrants included in such Units.



6. Includes 75,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan, and 25,000 shares of Common Stock issuable in connection with loan guarantees provided in connection with the Bridge Note.

                              SELLING STOCKHOLDERS



         The following table provides certain information with respect to the Common Stock beneficially owned by the Selling Stockholders entitled to use this Prospectus in connection with their offer and sale of Conversion Shares. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Stockholder has had a material relationship with the Company within the past three years other than as a result of the ownership of the Company's securities. The Conversion Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below or their nominees.




                                                                     Conversion          Percent of Common
                                                                       Shares            Stock Beneficially
                                                     Shares         Available for            Owned After
Name and Address of                               Beneficially     Sale Under this          Completion of
Selling Stockholder (1)                             Owned (2)        Prospectus              Offering (3)
----------------------------------------         -------------     ---------------       ------------------
John A. Campbell                                      80,000            40,000                     *
1089 Kuma Cr. Delta, B.C. V4M 2K8

MTA Holdings Inc.                                    100,000            50,000                     *
1837 Knutsford Place
Victoria, B.C. V8N 6F3

Geoff Courtnall                                      300,000           150,000                     1.1%
5189 Cordova Bay Rd., Suite #4
Victoria, B.C. V84 2K7

Kathleen E. Newman                                   100,000            50,000                     *
5187 Cordova Bay Rd., Suite #4
Victoria, B.C. V84 2K7

455501 BC Ltd.                                        80,000            40,000                     *
1020 - 800 W. Pender St.
Vancouver, B.C. V6C 2V6

Rita Hecker                                           80,000            40,000                     *
12410 - 102 Ave.
Surrey, B.C. V3V 3E1

Kix International                                     80,000            40,000                     *
10540 Hogarth Dr.,
Richmond, B.C. V7E 3Z8

Hans Knapp                                            80,000            40,000                     *
7220 Arbutus Road
West Vancouver, B.C. V7W 2C5

Blueberry Films Corp.(4)                             188,637            80,000                     *
4952 Chancellor Blvd.
Vancouver, B.C. V6T 1E1

Whistler Investments Ltd.                            200,000           100,000                     *
1007 - 750 West Pender Street
Vancouver, B.C. V6C 2T8

Haywood Securities ITF Arie Merrin                   120,000            60,000                     *
RRSP 62-0090-1, 1100 - 400 Burrard St.,
Vancouver, B.C. V6C 3A6

                                                                     Conversion          Percent of Common
                                                                       Shares            Stock Beneficially
                                                     Shares         Available for            Owned After
Name and Address of                               Beneficially     Sale Under this          Completion of
Selling Stockholder (1)                             Owned (2)        Prospectus              Offering (3)
----------------------------------------         -------------     ---------------       ------------------
Private Banking Advisory Services                  1,000,000           500,000                     3.7%
Limited
100 Rue du Rhone, 1204
Geneva, Switzerland

Allan P. Power                                       100,000            50,000                     *
1314 Cabrillo Ave.,
Venice, CA 90291

Adrian Day                                           200,000           100,000                     *
900 Bestgate Rd., Suite 405
Box 6644
Annapolis, MD 21401

Doug Casey                                           144,000            72,000                     *
12400 Indian Mound Road
Lake Worth, FL 33619

Christine Dixon                                      100,000            50,000                     *
6389 Macdonald Street
Vancouver, B.C. V6N 1E8

Robertson Stephens - Orphan Fund                   1,993,333           830,000                     8.7%
555 California St., Suite 2600
San Francisco, CA 94104

Robertson Stephens - Offshore Orphan                 406,667           170,000                     1.8%
Fund, c/o Citco Fund Services
Limited
Corporate Centre, West Bay Road, Grand
Cayman, Cayman Islands B.W.I., George
Town, Grand Cayman, Grand Cayman
Islands, B.W.I.

Robert L. Partarrieu (5)                             370,000            60,000                     2.3%
San Crescente 400, Santiago, Chile

Legal Tender Ltd.                                    375,000           100,000                     2.1%
Design House, Suite 201,
Providenciales, Turks & Caicos Island,
B.W.I.

Tom Wikstrom                                         336,000           150,000                     1.4%
17 Rue Arthur Herchen, L-1727
Luxembourg

                                                                     Conversion          Percent of Common
                                                                       Shares            Stock Beneficially
                                                     Shares         Available for            Owned After
Name and Address of                               Beneficially     Sale Under this          Completion of
Selling Stockholder (1)                             Owned (2)        Prospectus              Offering (3)
----------------------------------------         -------------     ---------------       ------------------

Bjorn E. Clason                                       80,000            40,000                     *
3 Marryat Place
Wimbledon, London,
U.K. SW19 5BL

Gary Bogdanovich                                     200,000           100,000                     *
4484 West 9th
Vancouver, B.C. V6R 2E1

Cherri Nestmann                                       80,000            40,000                     *
112 Arbutus Rd., Salt Spring Island,
B.C. V8K 1A3

Dr. James H. Wood and Mary K.                        200,000           100,000                     *
Wood JTWRS
1030 Byrnwyck Road
Atlanta, GA 30319

George R. Ireland                                     40,000            20,000                     *
2025 East 4th Avenue
Denver, CO 80206

523831 B.C. Ltd.                                     100,000            50,000                     *
c/o Pacific Opportunity Company Ltd.
2070 - 777 Hornby St.
Vancouver, B.C. V6Z 1S4

HRG(6)                                               100,000            50,000                     *
c/o Roger Richer
1400-510 Burrard St.
Vancouver, B.C. V6C 3A8

A. R. Rule Investments (B.C.) Ltd.                   136,000            68,000                     *
c/o Pacific Opportunity Company Ltd
2070 - 777 Hornby Street
Vancouver, B.C. V6Z 1S4

Jeffrey L. Taylor                                     72,000            36,000                     *
12760 High Bluff Drive, Suite 240,
San Diego, CA 92130

Glory On Development Ltd.                            100,000            50,000                     *
 c/o Chan, Lau & Wai
6th Floor, China Bldg. 29 Queen Rd.
Central, Hong Kong

                                                                     Conversion          Percent of Common
                                                                       Shares            Stock Beneficially
                                                     Shares         Available for            Owned After
Name and Address of                               Beneficially     Sale Under this          Completion of
Selling Stockholder (1)                             Owned (2)        Prospectus              Offering (3)
----------------------------------------         -------------     ---------------       ------------------
AMDG Ltd., Inc.                                      144,000            72,000                     *
Ave. Balboa, Edif. Balboa Plaza,
Ofic.301, Estafeta 6-1097, El Dorado,
Panama, Republic of Panama

Jose Antonio Errazuriz H.                             72,000            36,000                     *
Las Fresas J109, Vitacura
Santiago, Chile

John Anderson                                         44,000            22,000                     *
1400-510 Burrard Street
Vancouver, B.C. V6C 3A8

John Lea Blue                                         40,000            20,000                     *
11th Floor, 6-10 O'Connell Street,
Sydney, NSW 2000, Australia

Robert Ossandon(7)                                    40,000            20,000                     *
Ossandon, Uribe, Hubner y Cin.
Nueva York 25, P6, Santiago, Chile

Ricardo Harmsen                                       40,000            20,000                     *
Oppenheimer & Co., Inc.
100 N.E. Third Avenue
Fort Lauderdale, FL 33301

Inversiones Raco S.A.                                 24,000            12,000                     *
ProConsult
Calle Callao, Santiago, Chile

Javier Hurtodo                                        40,000            20,000                     *
Chilgener - Div. Naviero Portuario,
Mirafloures 222, P7, Santiago, Chile

Canaccord Capital Corporation ITF                    104,000            52,000                     *
Mary-Ellen Meyers
2200-609 Granville St.
Vancouver, B.C. V7Y 1H2
                                               -------------     -------------          --------------
All Selling Stockholders as a Group                8,089,637         3,600,000                    33.5%
(40 Persons)
                                               =============     =============          ==============



*        Less than 1%.



(1) Except as indicated below none of the Series A Note Holders have had any position, office or material relationship with the Company within the last three years.



(2) Includes Conversion Shares issuable upon conversion of the Series A Notes, Warrant Shares issuable upon exercise of the Warrants and all other shares of Common Stock beneficially owned.

(3) Percentages are based on the assumptions that all Series A Notes are converted, all Warrants are exercised and the respective Selling Stockholders have sold the Conversion Shares available for sale under this Prospectus and are computed on the basis of full dilution.



(4)      Includes 28,637 Shares of Common Stock held by Mr. Eric Laverack.



(5) Mr. Roberto Partarrieu is General Manager of Minera Fremont Gold Chile S.A., an indirectly owned subsidiary of the Company.



(6) Michael J. Hopley, president, chief executive officer and director of the Company owns a one-third interest in HRG, an informal investment partnership. "Shares Beneficially Owned" does not include 522,639 owned directly by Mr. Hopley.



(7) Mr. Robert Ossandon is president and director of Minera Fremont Gold Chile S.A., an indirectly owned subsidiary of the Company.



                            DESCRIPTION OF SECURITIES

         The following descriptions are qualified in their entirety by reference to the detailed provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws, copies of which will be furnished to any prospective investor upon written request.


COMMON STOCK


         The Company's authorized capital consists of 20,000,000 shares of Common Stock, $.001 par value, of which 6,060,000 are issued and outstanding, 75,000 are issuable as of April 1, 1997 and 23,333 are issuable as of May 31, 1997. Assuming full conversion of the Series A Notes into Units, 9,758,333 shares will be issued and outstanding, 3,600,000 shares will be reserved for issuance as Warrant Shares upon the exercise of the Warrants, 1,000,000 shares will be reserved for issuance upon exercise of options granted, or available for grant, under the Company's Stock Option Plan, 400,000 shares will be reserved for issuance upon the exercise of warrants issued to Laminco in connection with a Loan Agreement dated June 20, 1996, 300,000 shares will be reserved for issuance pursuant to options which have been or will be issued pursuant to a Letter of Intent with RTZ, and 735,000 shares will be reserved for issuance upon exercise of warrants issued in connection with the April 1, 1997 Bridge Note.


         Holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of shareholders. Each share of Common Stock is entitled to receive dividends as may be declared by the Company's Board of Directors out of funds legally available. In the event of liquidation, dissolution of winding up of the Company, the holders of Common Stock are entitled to share ratable in all assets remaining after payment in full of all creditors of the Company. The issued and outstanding shares of Common Stock are, and the shares of Common Stock included in the Units and issuable upon exercise of the Warrants, when issued will be, fully paid and non-assessable.


         The Company's Common Stock presently is traded on the OTC-Bulletin Board ("OTC-BB") under the symbol "FGLD." As of May 21, 1997, there were approximately 92 holders of record of the Common Stock. In the Company's estimation, based upon reliable information available to the Company, there are over 500 beneficial owners of the Company's Common Stock. The last reported bid and ask prices for the Common Stock on May 21, 1997, was $1.94 and $2.06 per share, respectively.

         The following table sets forth the high and low prices on the OTC-BB of the Common Stock for each quarterly period in 1995 and 1996.




                                          Bid Price
                                  -----------------------
Calendar Quarter                  High                Low
----------------                  ----                ---
    1995

First Quarter                     $1.00              $.60
Second Quarter                    $1.25              $1.00
Third Quarter                     $1.25              $1.00
Fourth Quarter                    $1.00              $1.00

    1996

First Quarter                     $1.25              $0.63
Second Quarter                    $1.75              $1.00
Third Quarter                     $1.50              $1.25
Fourth Quarter                    $1.88              $1.38



REDEEMABLE WARRANTS



         Each Warrant is exercisable to purchase one share of Common Stock, each a Warrant Share, at an exercise price equal to the greater of $1.50 or 75% of the average closing price for the Company's Common Stock on the OTC-BB during the ten trading days preceding the exercise of the Warrant. Each Warrant is immediately exercisable upon issuance and will expire September 30, 1997. The Company will not issue fractional shares upon exercise of the Warrants but instead will pay the cash value of any fractional shares otherwise issuable upon exercise. The exercise price, number and kind of shares and other securities purchasable upon exercise of the Warrants are subject to adjustment under certain circumstances, including stock splits, mergers, reclassifications and stock dividends. The Company may redeem the Warrants at a price of $.10 per Warrant, commencing upon the date of the effectiveness of the Registration Statement of which this Prospectus is a part, upon fifteen (15) days' written notice to the Warrant holders.


         The holders of the Warrants are protected against dilution of their interests in the event of stock splits, mergers, reclassifications and stock dividends. In the event of liquidation, dissolution or winding-up of the Company prior to exercise of the Warrants, the Warrant holders are not entitled to participate in any distribution of assets, but would receive notice thereof. Holders of Warrants will not have any voting power, preemptive rights, or any right to consent to or receive notice as stockholders in respect of any meeting of stockholders or other rights as stockholders of the Company and are not entitled to dividends.

         The Warrants are in registered form and when detached from the Unit they may be presented for transfer, exchange or exercise at any time on or prior to their expiration, at which time the Warrants become wholly void and of no value. However, the Warrants can not be assigned, sold, hypothecated or otherwise transferred in any manner without the Company's prior written consent. The Company does not plan to list the Warrants on any securities exchange.

VOLUNTARY STOCK POOLING AGREEMENTS


         Each purchaser of the Series A Notes, as a condition precedent to his, her or its purchase, entered into a Voluntary Pooling Agreement ("Pooling Agreement"). Under the terms of the Pooling Agreement each purchaser of Series A Notes severally agreed with the Company, the Trustee (as defined in the Pooling Agreement) and each with the other, that they will deliver the certificates representing the Conversion Shares to the Trustee. Pursuant to the Pooling Agreement the Trustee will hold all certificates representing the Conversion Shares subject to release , on a pro-rata basis, as set forth below:




PRO-RATA CONVERSION SHARES RELEASED                     RELEASE DATE
-----------------------------------                     ------------
25% of Conversion Shares                                April 1, 1997
25% of Conversion Shares                                July 1, 1997
25% of Conversion Shares                                October 1, 1997
the balance of Conversion Shares                        January 1, 1998



Conversion Shares held by the Trustee are not transferable. However the owners of such Conversion Shares will continue to possess all other rights, including the right to vote, attendant to their shares.



         In connection with the Company's acquisition of FHL, all FHL shareholders executed a Pooling Agreement (the "FHL Pooling Agreement') with the Company which restricted the transfer of the 3,560,000 shares of the Company's Common Stock issued in the acquisition (the "Acquisition Shares"). Pursuant to the FHL Pooling Agreement, transfer of the Acquisition Shares was prohibited. However, on a quarterly basis commencing February 1, 1997, 25% of the Acquisition Shares are to be released from the transfer limitations imposed by the FHL Pooling Agreement. On November 1, 1997, all of the Acquisition Shares will have been released. Once released, however, the Acquisition Shares may only be transferred pursuant to an effective registration statement or an available exemption from registration under the Act.



         On December 31, 1996, in connection with a Share Purchase and Sale Agreement between Laminco and an unaffiliated syndicate of purchasers, Laminco sold 2,597,000 shares of the Company's Common Stock; 2,103,000 of such shares had been released early by the Company from the transfer restrictions of the FHL Pooling Agreement. Each purchaser in this transaction entered into a Stockholders' Agreement with the Company, the terms of which restrict the transferability of the shares purchased until December 20, 1997.


SHARES ELIGIBLE FOR FUTURE SALE


         Assuming full conversion of the Series A Notes into the 3,600,000 Units and issuance of 75,000 shares of Common Stock in connection with the April 1, 1997 Bridge Note transaction, 23,333 shares of Common Stock issuable on May 31, 1997 in connection with the Santa Eloise Property acquisition, 9,758,333 shares of Common Stock will be issued and outstanding, which includes the 3,600,000 Conversion Shares. Of these shares i) 22,752 shares were sold pursuant to a Form S-18 Registration Statement filed with the Commission on September 15, 1986 and are freely transferable without restriction or further registration under the Securities Act, ii) 2,851,248 shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder and accordingly are "Restricted Securities", as the term is defined in Securities and Exchange Commission (the "Commission") Rule 144 adopted under the Securities Act ("Rule 144"), of these shares, 614,000 were issued by FHL under the Commission's Rule 701 under the Securities Act and were subsequently exchanged for the Company's shares and, accordingly, are "Restricted Securities" under Rule 144, iii) 3,284,333 shares were issued pursuant to Commission Regulation S and transfer of these securities is prohibited except in accordance with the provision of Regulation S, and

iv) 3,600,000 Conversion Shares will have been issued upon conversion of the Series A Notes and, except for the restriction imposed by the Pooling Agreement, will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by an existing "affiliate" of the Company (as that term is defined under the Securities Act) will be subject to certain resale limitations of Rule 144. In addition, 3,600,000 shares of Common Stock, the Warrant Shares offered hereby, will be reserved for issuance upon exercise of the Warrants, 1,000,000 shares of Common Stock will be reserved for issuance upon exercise of options granted, or are available for grant, under the Company's Stock Option Plan, 400,000 shares of Common Stock will be reserved for issuance upon exercise of warrants issued to Laminco, 300,000 shares of Common Stock will be reserved for issuance pursuant to options which have been or will be issued to RTZ, and 735,000 Shares of Common Stock will be reserved for issuance upon exercise of warrants issued in connection with the April 1, 1997 Bridge Note.



         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly public trading volume of the Company's Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale and who is deemed to have owned shares, as provided in Rule 144, for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provision, public information or notice requirements. Under Rule 701, shares privately issued under certain compensatory stock-based arrangements may be resold under Rule 144 by non-affiliates subject only to the manner of sale requirements, and by affiliates without regard to any holding requirement, commencing 90 days after the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. Of the 2,851,248 shares of the Company's Common stock subject to Rule 144, i) 977,248 shares were issued prior to January 1, 1995 and are held by non-affiliates, ii) 1,185,000 shares were issued in July 1996 and of these 633,448 shares are held by non-affiliates, iii) 614,000 shares were issued to affiliates of the Company subject to Rule 701, and iv) 75,000 shares are issuable as of April 1, 1997 to affiliates in connection with the guaranty of the Bridge Note.



         Pursuant to the terms of Regulation S, the Company has offered and sold 3,284,333 shares of the Company's Common Stock in "offshore transactions" (as defined in Regulation S) and such shares are eligible for offer and sale in the United States upon expiration of a 40-day "restricted period" (as defined in Regulation S), subject to applicable pooling arrangement limitations. See "Description of Securities -- Voluntary Stock Pooling Agreements.".



         The Company has reserved 1,000,000 shares for grant under the Stock Option Plan. See "Management -- Stock Option Plan". As of May 1, 1997, there were 950,000 options to purchase shares of Common Stock outstanding under the Company's Stock Option Plan. The Company intends to file a Form S-8 registration statement under the Securities Act to register all of the shares of Common Stock reserved for issuance under its Stock Option Plan. Such registration statement will become effective automatically upon filing. Shares issued upon exercise of options after the Form S-8 registration statement is filed may thereafter be sold in the open market, subject, in the case of various holders, to the Rule 144 volume limitations applicable to affiliates.


TRANSFER AGENT

         The transfer agent, registrar and dividend disbursing agent to the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 1005 (212) 936-5100.

                                  LEGAL MATTERS


         Certain legal matters will have been passed upon for the Company by Streich Lang, P.A., Phoenix, Arizona and by Ossandon, Uribe & Hubner, Santiago, Chile.



                            INTEREST OF NAMED COUNSEL



         The law firm of Ossandon, Uribe & Hubner, Santiago, Chile, has passed on certain legal matters in this Prospectus, see "Business of the Company -- Chile." Roberto Ossandon, a partner in Ossandon, Uribe & Hubner, is president and a director of MFG and beneficially owns 40,000 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


                                     EXPERTS


         The financial statements of the Company included in this Prospectus for fiscal years 1996 and 1995 have been examined by KPMG, chartered accountants. Such reports have been included herein in reliance upon the reports for such firms given upon their authority as experts in accounting and auditing. Reference is made to said report.


                              CHANGE IN ACCOUNTANTS


         Pursuant to Board of Directors action on February 12, 1997, the Company dismissed Thomas W. Klash as its principal independent accountant to audit its financial statements. Mr. Klash opined on the Company's financial statements for the years ended December 31, 1994 and 1995. This dismissal arose out of the change in control of the Company on June 4, 1996 and the subsequent relocation of the Company's headquarters from Florida to Vancouver, British Columbia, Canada.



         Other than expressing substantial doubt as to the ability of the registrant to continue as a going concern, Mr. Klash's report on the financial statements for 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1994 and 1995 and for the interim period ending February 12, 1997 (i) there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and (ii) there were no "reportable events" (as defined in Regulation S-K Item 304). This dismissal was previously reported on Form 8-K and the former accountant has provided the Securities and Exchange Commission a letter stating that he does not disagree with the statements contained therein.



         On April 8, 1997 the Company engaged KPMG, chartered accountants, as its accountants to audit its financial statements. KPMG served as the accountants of FHL prior to its acquisition by the Company. Subsequent to such acquisition, the Company engaged KPMG to advise on the accounting treatment of that acquisition. KPMG has reviewed the statements made in this paragraph and has been given the opportunity to furnish the Company a letter containing any additional information, clarifications or disagreements with such statements. No such letter has been provided.

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of
Section 13 of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, or from the Los Angles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036, upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of such site is: http://www.sec.gov.

         The Company will furnish annual reports to shareholders which contain audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         The Company Common Stock is listed and traded on the OTC-BB. Reports and proxy statement and other information can be inspected at the offices of the Company at 777 Hornby Street, Suite 2000, Vancouver, B.C., Canada, V6Z 1S4.

                       GLOSSARY OF CERTAIN INDUSTRY TERMS



air photo interpretation: the study of air photos of a region of geologic interest for the purpose of identifying large scale geologic features.



alteration: any change in the mineral composition of a rock brought about by physical or chemical means.



andesite:  a dark colored, fine grained volcanic rock.



aphanitic: a term applied to fine grained igneous rocks whose constituents are too small to be distinguished by the unaided eye.



argillic:  pertaining to clay or clay minerals.



argillic alteration: an alteration in which certain minerals are converted to minerals of the clay group.



assay results: the results of an analysis used to determine the proportions of metals in a rock sample.



Atacama Fault System: a well recognized, north-south trending fault system in northern Chile, which controls a significant amount of known mineralization in the area.



Atacama Desert: a desert region of northern Chile.



basalt: a dark colored igneous rock, commonly extrusive, composed primarily of plagioclase and pyroxene; the fine grained equivalent of gabbro.



bedrock: the solid rock that underlies gravel, soil or other superficial material.



breccia fragments: angular pieces of broken rock.



breccia: a coarse grained rock composed of large angular pieces of broken rock.



brecciated mylonites: a breccia in which the large angular pieces are a compacted rock with a streaky or banded structure produced by extreme shearing during dynamic metamorphism.



bulk minable: able to be mined in bulk, that is on a large scale, typically by open pit methods.



calcite: calcium carbonate, a common rock forming mineral; usually white or gray in color.



chlorite: a group of platy, greenish magnesium iron aluminum silicate minerals, widely distributed in low grade metamorphic rocks or as alteration products of ferromagnesian minerals.

colluvium: a general term applied to loose and incoherent deposits, usually at the foot of a slope or cliff, brought there chiefly by gravity.



copper oxide: a group of minerals that are ores of copper or minor ores of copper, found in the oxidized zone of sulfide copper deposits.



coarse: as in coarse grained, said of rocks in which the individual minerals or grains are relatively large and can be seen with the unaided eye.



crystalline: having regular molecular structure.



dacite: a fine grained volcanic rock which is similar in composition to andesite, except for a greater abundance of quartz crystals that are frequently visible to the naked eye.



diamond drill program: a planned sequence of drilling bore holes using bits inset with diamonds as the rock cutting tool to produce a recoverable core of rock for observation and assay.



diorite: a dark, coarsely crystalline igneous rock, similar in composition to granite, which is composed principally of silica, aluminum, calcium, and iron.



earthy: said of minerals having a dull luster and a surface rough to the touch.



El Salvador: a large copper mine in Northern Chile operated by Codelco, the national Chilean copper mining company.



epidote: a green colored, calcium aluminum iron silicate mineral which is common in low grade metamorphic rocks derived from limestone.



epigenetic: said of a mineral deposit of origin later than that of the enclosing rocks.



gabbro: a group of dark colored, basic intrusive igneous rocks composed principally of two specific minerals, plagioclase and pyroxene.



geochemical sampling: the process of sampling rock or soil for the purpose of having the sample analyzed for the distribution and amounts of the chemical elements within it.



geological mapping: the process of recording the distribution, nature and age relationships of rock units and the occurrence of structural features on a map.



geophysical surveys: the use of one or more geophysical techniques - electric, gravity, magnetic, seismic, or thermal - in the search for economically valuable mineral deposits.



grade: the relative quantity or percentage of ore mineral content.

heap-leach copper mine: a copper mine which uses a process whereby a weak sulfuric acid solution is percolated through copper ore stacked on an impervious liner, to dissolve minerals.



hematite: a common iron mineral which occurs as both a primary constituent of rocks and as an alteration product.



host rocks: a body of rock serving as a host for mineral deposits.



hydrothermal: of or pertaining to hot water, to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution.



igneous: said of a rock or mineral that solidified from molten or partly molten material.



intrusive: said of the process, and of rock formed by the process, of emplacement of magma in a pre-existing rock.



iron oxide: a common mineral found in all rock types as a primary constituent or alteration product, also an ore of iron.



Jotabeche Volcanic Complex: a recognized set of geologic features pertaining to the activities, structures and rock types of a volcano, located in the Maricunga District of northern Chile.



La Escondida: a large open pit copper mine in northern Chile.



limestone: a sedimentary rock consisting chiefly of the mineral calcite.



mafic: said of an igneous rock composed chiefly of dark, ferromagnesian minerals.



magma: naturally occurring molten rock material, generated within the earth and capable of intrusion and extrusion, from which igneous rocks have been derived through solidification and related processes.



magmatic: of, pertaining to, or derived from magma.



magnetite: a black, strongly magnetic opaque mineral; a very common and widely distributed accessory mineral in rocks of all kinds.



Maricunga District: a recognized precious metal (gold, silver) mineral district of northern Chile, named after a geographic feature, Salar Maricunga.



mineralization: the process by which a valuable mineral or minerals are introduced into a rock, resulting in a potential or actual ore deposit.



molybdenum: a base metal element.



outcrop: that part of a geologic formation or structure that appears at the surface of the earth.

porphyry: a medium to fine-grained intrusive rock containing numerous larger sized phenocrysts.



porphyry style: resembles a style of mineralization in which a large body of rock, typically a porphyry, contains disseminated chalcopyrite and other sulfide minerals. Such deposits are known as porphyry copper deposits, and are mined in bulk, on a large scale, generally in open pits, for copper and by-product, molybdenum.



primary mineral: a mineral formed at the same time as the rock enclosing it.



pyrite: a common iron sulfide mineral with a yellow color and a brilliant metallic luster.



quartz: crystalline silica; silicon dioxide, an important rock-forming mineral, the most common gangue mineral of ore deposits.



recrystallization: the formation, essentially in the solid state, of new crystalline material grains in a rock. The new grains are generally larger than the original grains, and may have the same or a different mineralogical composition.



Region I, II, III and IV: political/administrative divisions of the country, Chile. Chile has 14 designated regions starting at Region I in the north and ending with Region 14 in the south. Regions I, II, III and IV all correspond to northern parts of the country.



reverse-circulation drilling: a drilling method using double walled drilling rods, where compressed air is pumped down the hole through the outer annulus flushing rock chips produced by the drill bit upward through the inner annulus to a collection mechanism at the surface.



rock chip samples: the samples of rock produced by the reverse-circulation drilling process.



rotary drill holes: a drilling method where compressed air is pumped down the drill stem and the rock chips are flushed to the surface between the drill rod and the walls of the drill hole.



sample grids: a network composed of two sets of uniformly spaced parallel lines, usually intersecting at right angles and forming squares, superimposed on a map, chart, or aerial photograph, to permit identification of ground locations by means of a system of coordinates, where rock or soil samples will be taken.



sericite: a white, fine grained potassium mica occurring in small scales and flakes as an alteration product of various aluminosilicate minerals.



satellite-generated imagery: radar or photographically generated images produced by satellites.



secondary minerals: a mineral formed later than the rock enclosing it, usually at the expense of an earlier formed primary mineral.



shear zone: a tabular zone of rock that has been crushed and brecciated by many parallel fractures due to shear strain; such an area is often mineralized by ore-forming solution.



siderite: a brownish mineral of the calcite group; iron carbonate; also an ore of iron.

silicate: a compound whose crystal structure contains SiO4 tetrahedra, either isolated or joined through one or more of the oxygen atoms to form groups, chains, sheets, or three dimensional structures with metallic elements.



silicification: the introduction of, or replacement by, silica; especially in the form of fine grained quartz, chalcedony, or opal, which may fill pores and replace existing minerals.



silicified: said of a rock altered by silicification.



skarn: iron-garnet, magnetite bearing contact metamorphosed rock derived from pure limestones or dolomites.



specular hematite: a black or gray variety of hematite with a splendent metallic luster.



strike length: the length in the strike direction, which is, the direction taken by a structural surface as it intersects the horizontal plane.



sulfide minerals: mineral compounds characterized by the linkage of sulfur with a metal.



surface mining: typically refers to open pit mining methods.



Tertiary: the time span between 65 million and 2 million years ago.



sub-volcanic: a term used to describe igneous rock formed at a shallow depth, that is, in the environment below a surface volcanic environment.



trenching: the process of creating long narrow excavations in the earth's surface to expose areas of geologic interest.



vein: an epigenetic mineral filling of a fault or other fracture, in tabular or sheetlike form, often with associated replacement of the host rock.



veinlet: small scale vein structures.



volcanics: those igneous rocks that have reached or nearly reached the Earth's surface before solidifying.



volcanic flows: a mass movement of unconsolidated volcanic material or magma, in the plastic or semifluid state.



West Fissure Fault: a well recognized north-south trending fault system in northern Chile, which controls a significant amount of known mineralization in the area.

                    FREMONT GOLD CORPORATION AND SUBSIDIARIES


INDEX TO FINANCIAL STATEMENTS



Fiscal Year End Financial Statements:                                                          Page
-------------------------------------                                                          ----
Report of Independent Public Accountants                                                        F-3

Financial Statements:

        Balance Sheets - December 31, 1996 and 1995                                             F-4

        Statements of Operations - For the Years Ended December 31, 1996 and                    F-5
        1995

        Statements of Shareholders' Deficit - For the Years Ended December 31,                  F-6
        1996 and 1995

        Statements of Cash Flows - For the Years Ended December 31, 1996                        F-7
        and 1995

        Notes to Financial Statements -December 31, 1996 and 1995                               F-8

Interim Financial Statements:

        Balance Sheet - March 31, 1997                                                         F-21

        Statements of Operations - For the Three Months Ended March 31, 1997                   F-22
        and 1996

        Statements of Cash Flows - For the Three Months Ended March 31,                        F-23
        1997 and 1996

        Notes to Financial Statements - March 31, 1997                                         F-24

                            FREMONT GOLD CORPORATION

                          YEAR END FINANCIAL STATEMENTS


                                DECEMBER 31, 1996

                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders

Fremont Gold Corporation


We have audited the consolidated balance sheet of Fremont Gold Corporation as at December 31, 1996 and the consolidated statements of operations, shareholders' deficit and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1996 and the results of its operations and its cash flow for the year then ended in accordance with generally accepted accounting principles in the United States.



The consolidated financial statements as at December 31, 1995 and for the year then ended were audited by another auditor who expressed an opinion with a reservation relating to a going concern contingency on those statements in their report dated February 20, 1996 under generally accepted auditing standards in the United States. Had the opinion been expressed in accordance with Canadian generally accepted auditing standards, the opinion would have been without reservation.


/s/ KPMG

Chartered Accountants
Vancouver, Canada

April 8, 1997


COMMENTS BY AUDITORS FOR U.S. READERS
ON CANADA - U.S. REPORTING CONFLICT


In the United States, reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in notes 1 and 2 to the consolidated financial statements. Our report to the shareholders dated April 8, 1997 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


/s/ KPMG

Chartered Accountants
Vancouver, Canada

April 8, 1997

                            FREMONT GOLD CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                           (Expressed in U.S. Dollars)



                                                                   ------------       ------------
                                                                   December 31,       December 31,
                                                                       1996              1995
                                                                   ------------       ------------
ASSETS

CURRENT ASSETS:
  Cash                                                             $ 1,014,522         $   1,035
  Accounts receivable                                                   28,829                --
  Due from related parties (note 3)                                     13,039                --
  Amounts due on Series A Convertible Notes                             30,000                --
  Prepaid expenses                                                       7,831                --
                                                                   -----------         ---------

                                                                     1,094,221             1,035

NON-CURRENT ASSETS:
  Mineral properties (note 4)                                          396,239                --
  Property and equipment, net (note 5)                                  95,026                --
                                                                   -----------         ---------

TOTAL ASSETS                                                       $ 1,585,486         $   1,035
                                                                   ===========         =========


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                         $   128,837         $      --
  Due to related parties (note 6)                                       56,854                --
  Loans payable                                                             --             5,000
  Promissory note payable (note 7)                                      22,600                --
  Series A Convertible Notes (note 8)                                1,800,000                --
  Current portion of capital lease obligations (note 12)                24,833                --
                                                                   -----------         ---------

                                                                     2,033,124             5,000

NON-CURRENT LIABILITIES:
  Capital lease obligations, less current portion (note 12)             11,544                --

MINORITY INTEREST                                                        2,500                --

STOCKHOLDERS' DEFICIT Common stock (note 9)
     $.001 par value; 20,000,000 authorized; 1,000,000  and
      6,060,000 issued and outstanding at December 31,1995
      and 1996 respectively                                             25,060            20,000
  Additional paid-in capital                                         1,004,526           471,100
  Unearned compensation                                               (134,081)               --
  Accumulated deficit                                               (1,357,187)         (495,065)
                                                                   -----------         ---------

Total Stockholders' Deficit                                           (461,682)           (3,965)

Commitments and Contingencies (notes 4, 8, 12, and 14)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $ 1,585,486         $   1,035
                                                                   ===========         =========





SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            FREMONT GOLD CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                           (Expressed in U.S. Dollars)


                                                       -------------------------------
                                                             For the Years Ended
                                                       -------------------------------
                                                       December 31,        December 31,
                                                          1996                 1995
                                                       -----------         -----------
Interest income                                        $    15,730         $        --


GENERAL AND
ADMINISTRATIVE EXPENSES:
  Compensation expense from stock option grants             25,519                  --
  Salaries and consulting                                  235,738                  --
  Depreciation                                               6,137                  --
  Foreign exchange                                          12,153                  --
  Legal and accounting                                     101,442                  --
  Rent and office expenses                                  85,075               9,862
  Investor services                                         43,033                  --
  Travel and public relations                               80,751                  --
                                                       -----------         -----------
                                                           589,848               9,862

IMPAIRMENT OF MINERAL PROPERTIES (note 4)                  153,671
General exploration                                         77,123                  --
                                                       -----------         -----------

Loss from operations                                       804,912               9,862

Interest expense                                            57,210                  --
                                                       -----------         -----------

Net loss                                               $   862,122         $     9,862
                                                       ===========         ===========


Weighted average number
 of shares outstanding                                   3,420,874           1,000,000
                                                       ===========         ===========

Loss per common share                                  $     (0.25)        $     (0.01)
                                                       ===========         ===========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            FREMONT GOLD CORPORATION
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                           (Expressed in U.S. Dollars)


                                   ----------------------
                                       Common Stock
                                    $ 0.001 Par Value
                                   ----------------------   ---------------  ------------   ------------     ----------
                                     Shares
                                   (restated,     Amount      Additional       Unearned     Accumulated        Total
                                     note 9)                Paid-In Capital  Compensation    Deficit
                                   ----------     -------   ---------------  ------------   ------------     ----------
Balance December 31, 1994           1,000,000     $20,000     $  471,100     $      --      $  (485,203)     $   5,897

Net loss                                   --          --             --            --           (9,862)        (9,862)

                                    ---------------------     ----------     ---------      -----------      ---------
Balance December 31, 1995           1,000,000     $20,000     $  471,100     $      --      $  (495,065)     $  (3,965)

Forgiveness of debt                        --          --         12,000            --               --         12,000

Issuance of stock options                  --          --        159,600      (159,600)              --             --

Amortization of unearned
compensation                               --          --             --        25,519               --         25,519

Private placement                   1,000,000       1,000        199,000            --               --        200,000

Private placement                     500,000         500        139,500            --               --        140,000

Acquisition of Flagship Holding
  Ltd. (note 2(d))                  3,560,000       3,560         23,326            --               --         26,886

Net loss                                   --          --             --            --         (862,122)      (862,122)
                                    ---------------------     ----------     ---------      -----------      ---------

Balance December 31, 1996           6,060,000     $25,060     $1,004,526     $(134,081)     $(1,357,187)     $(461,682)
                                    =====================     ==========     =========      ===========      =========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            FREMONT GOLD CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Expressed in U.S. Dollars)


                                                              ----------------------------
                                                                  For the Years Ended
                                                              ----------------------------
                                                              December 31,     December 31,
                                                                  1996             1995
                                                              -----------         -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                      $  (862,122)        $(9,862)

Adjustments to reconcile net loss to net cash used in
  operating activities:
  Compensation expense from stock option grants                    25,519              --
  Depreciation                                                      6,137              --
  Expenses paid by issuance of shares by Flagship
    Holding Ltd.                                                   24,000              --
  Impairment of mineral properties                                153,671              --
  Increase (decrease) in
    Accounts receivable                                           (28,829)             --
    Due from related parties                                      (13,039)             --
    Prepaid expenses                                               (7,831)             --
    Accounts payable and accrued liabilities                      128,837              --
                                                              -----------         -------

Net cash used in operating activities                            (573,657)         (9,862)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to related parties                                           56,854              --
  Lease payments                                                   (2,030)             --
  Loan payable                                                      7,000           5,000
  Loan received from affiliate                                    200,000              --
  Repayment of loan from affiliate                               (200,000)             --
  Series A Convertible Notes                                    1,770,000              --
  Issuance of shares for cash                                     340,000              --
  Issuance of shares for cash by Flagship Holding Ltd.              2,886              --
  Increase in minority interest                                     2,500              --
                                                              -----------         -------

Net cash flow from financing activities                         2,177,210           5,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in mineral properties                               (549,910)             --
  Investment in property and equipment                            (40,156)             --
                                                              -----------         -------

Net cash used in investing activities                            (590,066)             --

Net increase (decrease) in cash                                 1,013,487          (4,862)

Cash and cash equivalents, beginning of
  period                                                            1,035           5,897
                                                              -----------         -------

Cash and cash equivalents, end of period                      $ 1,014,522         $ 1,035
                                                              ===========         =======





SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS


The Company is a Delaware corporation and its principal business activity is the acquisition, exploration and development of mineral properties, primarily gold and copper properties located in Latin America.



During 1996, the Company commenced a program of exploration of certain mineral properties, and as at December 31, 1996 had not established the existence of economically recoverable mineral reserves. Continuing operations of the Company and the recoverability of amounts shown for mineral properties are dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain financing to complete exploration and development and future profitable operations or proceeds from the disposition thereof.



2. SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.


The financial statements have been prepared assuming the Company will continue as a going concern. Certain factors, discussed below, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



The Company has a substantial working capital deficit at December 31, 1996 due to current debt maturities, and does not have sufficient funds to meet the exploration objectives as presently planned. Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company is actively pursuing the sale of equity securities with funds raised being made available to the Company. Management expects these pursuits will result in additional resources to the Company, however, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flows in the future.



An election by Series A Note holders (see note 8, Series A Convertible Notes) not to convert such debt to equity would result in the Company being required to repay the principal amount of the unconverted Series A Note, together with accrued and unpaid interest, on June 30, 1997. The Company has been utilizing the proceeds of the Series A Notes in connection with its business operations. Therefore, if any of the Series A Note holders elect not to convert, the Company may be required to repay principal and interest to those Series A Note holders who elect not to convert. There can be no assurance that the Company will have sufficient funds to repay those Series A Note holders who elect not to convert. The Company may be required to seek outside sources of capital to meet its financial obligations under the Series A Notes if a sufficient number of Series A Note holders elect not to convert. The failure to procure such financing on acceptable terms could have a material adverse effect on the Company's business, financial condition and results of operations.



If the Company is unable to obtain adequate additional financing, management will be required to curtail the Company's exploration and mineral property acquisition programs.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------


(b)  Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)  Principles of consolidation


The consolidated statements include the accounts of the Company and its 100% owned subsidiary, Flagship Holding Ltd. ("FHL"), and 99% owned subsidiary Minera Fremont Gold Chile S.A. ("MFG"). All significant intercompany transactions and balances have been eliminated on consolidation.



(d)  Accounting treatment of Flagship Holding Ltd. acquisition



Pursuant to a Share Purchase Agreement dated July 31, 1996, with an effective date of July 1, 1996, the Company acquired 100% of the issued and outstanding shares of FHL it did not previously own. The Company completed this acquisition in consideration of the exchange of 3,560,000 shares of its Common Stock.



The acquisition of FHL by the Company has been accounted for at historical cost in a manner similar to pooling of interest accounting. Accordingly, the statements of operations and cash flows for the year ended December 31, 1996 include the results of FHL from its inception (June 14, 1996). The effect of the acquisition of FHL on the number of shares and capital accounts of the Company is shown in the statement of shareholder's deficit for the year ended December 31, 1996.



(e) Cash and cash equivalents


Cash and cash equivalents consist of highly liquid investments that are readily convertible to known amounts of cash and generally have original maturity values of three months or less.


(f) Mineral properties


All mineral claim acquisition costs and exploration and development expenditures in the pre production stage relating to mineral properties, net of any recoveries, are capitalized. General exploration expenditures which do not relate to specific resource properties are expensed in the period incurred.

The amounts shown as deferred mineral property costs represent net costs to date and do not necessarily represent present or future values.


On an on-going basis, the Company evaluates each property based on results to date to determine the nature of exploration work that is warranted in the future. If there is little prospect of further work on a property being carried out, the deferred costs related to that property are written down to the estimated recoverable amount.



The deferred acquisition, exploration and development costs related to a property from which there is production will be depleted on the unit-of-production method based upon estimated proven and probable reserves.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



(g) Property and equipment



Amortization of office furniture and equipment, computer hardware and software, leased assets and leasehold improvements is provided on a straight line basis over a period of three years.



(h) Accounting for the impairment of long-lived assets



In 1996, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, ("SFAS 121"). The adoption of SFAS 121 had no effect on the Company's financial statements.



(i) Foreign currency translation



The Company and its subsidiaries use the U.S. Dollar as their functional currency. Transactions recorded in Chilean pesos, Barbados pounds and Canadian dollars are translated as follows:


         (i) Monetary assets and liabilities at the rate prevailing at the balance sheet date.

         (ii)     Non-monetary assets and liabilities at historic rates.

         (iii) Income and expenses at the average rate in effect during the period.


Exchange gains or losses are recorded in the consolidated statement of operations.



(j)  Accounting for stock based compensation



The Company uses the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock-based incentive plans.



Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee or director must pay to acquire the stock.



(k) Income taxes



The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



(l) Loss per share



Loss per share is computed by dividing the loss by the weighted average number of common shares outstanding during the period.



3. DUE FROM RELATED PARTIES



Balance represents employee advances for expenditures made by employees on behalf of the Company.



4. MINERAL PROPERTIES



Accumulated costs in respect to the Company's interest in mineral claims under option consist of the following:



-------------------------------------------------------------------------------------------------
Acquisition                 Balance at      Additions during       Written off        Balance at
and                        Dec. 31, 1995      the period          during period      Dec. 31, 1996
Exploration Costs
--------------------------------------------------------------------------------------------------
LOS LEONES & REMOLINO
  Acquisition                  $  --           $130,927              $130,927           $     --
  Exploration                     --             22,744                22,744                 --
-------------------------------------------------------------------------------------------------
                                  --            153,671               153,671                 --
RESGUARDO
  Acquisition                     --            288,101                    --            288,101
  Exploration                     --             83,138                    --             83,138
-------------------------------------------------------------------------------------------------
                                  --            371,239                    --            371,239
CENIZAS
  Acquisition                     --             25,000                    --             25,000
-------------------------------------------------------------------------------------------------
                                  --             25,000                    --             25,000

-------------------------------------------------------------------------------------------------
Total                          $  --           $549,910              $153,671           $396,239
=================================================================================================




(a) Remolino Property



On June 17, 1996, the Company entered into a mining option on the Remolino Property. Under the terms of the agreement, the Company shall pay a total consideration of $105,000 plus all costs to keep the property in good standing. The $105,000 is payable $15,000 upon execution of the mining option; $15,000 in 6 months; $25,000 on the first anniversary of the mining option; and $50,000 on the second anniversary of the mining option. Additional option payments totaling $135,000 are as follows: $10,000 upon execution of the mining option; $20,000 on September 10,1996; $50,000 on December 10, 1996; and $55,000 on March 10, 1997.



In December, 1996 the Company elected to discontinue exploration on its Remolino property and elected not to make any further payments under its June 17, 1996 option to purchase. The Company has no further financial obligations to, nor ownership interest in the Remolino property and accordingly, exploration expenditures on this property were written off in 1996.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



(b)  Los Leones  Property



On June 17, 1996, the Company entered into a mining option on the Los Leones Property. Under the terms of the agreement, the Company shall pay a total consideration of $100,000 plus all costs to keep the property in good standing. The $100,000 is payable $10,000 upon execution of the mining option; $15,000 in 6 months; $25,000 on the first anniversary of the mining option; and $50,000 on the second anniversary of the mining option.



In January, 1997 the Company elected to discontinue exploration on the Los Leones property and elected not to make further payments under its June 17, 1996 option to purchase the Los Leones mining concessions. The Company has no further financial obligations to, nor ownership interest in the Los Leones Property, and accordingly, exploration expenditures on this property were written off in 1996.



(c) Resguardo Property



On July 17, 1996 the Company entered into a 99 year Lease Agreement on the Resguardo Property. Lease payments are as follows: $75,000 upon execution of the Lease Agreement; $60,000 payable on each of the lease's first and second anniversary; and $80,000 payable on the lease's third anniversary. The Company has the exclusive right to exploit, benefit, explore, develop and smelt minerals from the 3,417 hectare (8,443 acre) property located on the Atacama Fault System of northern Chile. The owners retain a net smelter return production royalty, equal to 5% on gold and 1.5% on all other mineral production from the property, and a minimum annual royalty payment of $300,000 is payable when the property is in production. Subsequent to the third anniversary of the lease, the Company must complete a feasibility study and obtain project financing to begin production on or before the seventh anniversary of the lease. No payments to the owners are required during this period. If production financing has not been obtained during this period, and construction of the mine has not begun by the seventh anniversary, the Company must pay advance royalty payments of $150,000 in first year of delay; $200,000 in the second year of delay; $250,000 in the third year of delay; and 15% annual incremental increases for subsequent delays. The first royalty payment may be credited to the future net smelter return production royalty.



During the year, the Company applied for exploration claims on an additional 12,000 hectares (29,652 acres) adjacent to the leased property.



(d) Cenizas



The Company signed a Letter of Intent with RTZ Mining & Exploration Limited ("RTZ") on December 13, 1996 whereby the Company can earn an initial 51% interest in the Cenizas Property mining concessions located on the West Fissure Fault in northern Chile, by making cash payments totaling $350,000 and completing at least $1,000,000 of exploration work over three years. Payments during the first year total $50,000 with a first year exploration commitment by the Company of $200,000. The Company will also grant to RTZ options to purchase shares of its Common Stock as follows: by June 13, 1997 an option to purchase 150,000 shares of Common Stock at a price of $1.50 per share, by December 13, 1997 an additional option to purchase 150,000 shares of Common Stock at a price of $2.00.



Upon completion of the required payments to RTZ and satisfaction of the Company's exploration commitments, the Company will be entitled to a 51% interest in the Cenizas Property mining concessions. At that time, the project will convert into a joint venture between the Company and RTZ with the Company serving as manager of the joint venture. It is presently contemplated that at such time, a new entity (the exact form of which has not been specified) will be formed to hold title to the mining concessions with the Company initially owning 51% of the entity. (If either the Company or RTZ chooses not to contribute pro-rata, their interest can be diluted to a 2% Net Smelter Royalty with a maximum value of $3,000,000.) Within 60 days of the Company earning its 51% interest in the Cenizas Property

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



mining concessions, RTZ has an option to obtain a 51% interest in the mining concessions by committing to fund and complete a bankable feasibility study within a 30 month period.



5. PROPERTY AND EQUIPMENT



-------------------------------------------------------------------------------------------------
                                        Cost       Accumulated                 Net
                                                   Depreciation      1996               1995
-------------------------------------------------------------------------------------------------
Office furniture and equipment        $ 43,306        $2,012        $41,294        $           --
Computer hardware and software          17,285         1,372         15,913                    --
Leased assets                           38,407         2,633         35,774                    --
Leasehold improvements                   2,165           120          2,045                    --
-------------------------------------------------------------------------------------------------

Total                                 $101,163        $6,137        $95,026        $           --
=================================================================================================




6.  DUE TO RELATED PARTIES



On April 11, 1996 Minera Fremont Gold Chile S.A. borrowed $20,006 from Roberto Partarrieu, an employee of the Company. The loan is non-interest bearing and is repayable upon demand. At December 31, 1996 $20,007 was outstanding.



On June 14, 1996, FHL borrowed $60,847 from Edward M. Topham, an officer and director of the Company, pursuant to a Loan Agreement. This loan is repayable upon demand with interest accruing at 10%. In December, payments totaling $25,065 ($24,000 of principal and $1,065 in interest) were made on the loan. At December 31, 1996 the principal outstanding was $36,847. $1,964 of interest was accrued on the loan and is included in accounts payable.




7. PROMISSORY NOTE



On October 31, 1996 the Company entered into a Promissory Note agreement with Laminco Resources Inc. ("Laminco") for the purchase of office and computer equipment. The note requires that monthly payments of $2,256 be made on the first day of each month commencing January 1, 1997 until full repayment has occurred. If payments are made when due, no interest on the principal is applied. If payments are not made when due, an interest charge of 1% compounded monthly applies on the aggregate unpaid principal balance plus accrued interest. The Company has pledged the assets purchased as additional collateral and has agreed not to dispose of the assets until the principal has been paid.



8. SERIES A CONVERTIBLE NOTES



On August 28, 1996, the Company commenced an offering of $1,800,000 principal amount of unsecured 10.5% Series A Convertible Notes ("Series A Notes"). Each Series A Note is convertible, at the option of the holder into Equity Units at any time after the issue date and prior to March 1, 1997 (the "Maturity Date"), at the rate of $0.50 per Equity Unit.



Each Equity Unit is comprised of one share of the Company's Common Stock, par value $0.001 per share, and one Redeemable Common Stock Purchase Warrant ("Warrant").

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



Each Warrant is exercisable until April 15, 1997 to purchase one share of Common Stock at the greater of $1.50 or 75% of the ten day average closing prices, as quoted on the OTC Bulletin Board, immediately preceding the notice of exercise. The Warrants issued in connection with the conversion of the Series A Notes as a component of the Equity Unit will be redeemable by the Company upon conversion of the notes, and upon 15 days notice to the Warrant holder, at a redemption price of $0.10 per Warrant.



The holders of the Series A Notes, Warrants or Common Stock issued to holders without an effective Registration Statement under the Securities Act of 1933, as amended, ("Act") shall have the right, at any time, to join with the Company to register the Common Stock and the Common Stock underlying the Series A Notes and Warrants in any Registration Statement under the Act filed by the Company with the Securities and Exchange Commission. The Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission on February 12, 1997. The Registration Statement includes the Common Stock underlying the Series A Notes and Warrants.



On August 26, 1996, Roberto L. Partarrieu, general manager of MFG, purchased Series A Notes in the principal amount of $30,000. On September 3, 1996 HRG, a private investment partnership, purchased Series A Notes in the principal amount of $25,000. Michael J. Hopley, president, chief executive and director of the Company beneficially owns one third of HRG.



Each purchaser of the Series A Notes, as a condition precedent to his, her or its conversion into Equity Units, must enter into a Voluntary Stock Pooling Agreement ("Pooling Agreement"). Under the terms of the Pooling Agreement each recipient of Common Stock pursuant to conversion of the Series A Notes will severally agree with the Company, the Trustee (as defined in the Pooling Agreement) and each with the other, that they will deliver or cause to be delivered to the Trustee certificates representing their respective shares of Common Stock received in the conversion. The shares of Common Stock issuable upon exercise of the Warrants will not be subject to the Pooling Agreement. Pursuant to the Pooling Agreement the Trustee shall hold all certificates subject to release, on a pro-rata basis, as follows:



PRO-RATA SHARES OF COMMON STOCK              RELEASE DATE
-------------------------------              ------------
25% of Common Stock purchased                April, 1, 1997
25% of Common Stock purchased                July 1, 1997
25% of Common Stock purchased                October 1, 1997
the balance of Common Stock purchased        January 1, 1998




On February 27, 1997, the Company made amendments to the terms and conditions of the Series A Notes. The Company extended the expiry date of the Warrant component of the Units from April 15, 1997 to September 30, 1997. The Company requested that note holders extend the Maturity Date of the notes from March 1, 1997 to June 30, 1997.



As at March 31, 1997, 80% of the Series A Note holders representing 89% of the balance of the notes payable had signed and delivered to the Company, Maturity Date Extension Agreements. While management believes that the remaining note holders will sign and return their Agreements to the Company, the Company is in default on the remaining Series A Notes. In the event that the remaining Series A Note holders do not agree to the maturity date extension, these Series A Note holders may pursue remedies under the Note, in accordance with certain terms and conditions including earning default interest at the rate of 16% per annum. The principal amount of Series A Notes in default is $198,000.



The interest rate of 10.5% will be paid upon the notes until they are converted.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996
--------------------------------------------------------------------------------



Upon conversion of the note, the first 25% release from the Voluntary Pooling Agreement, originally scheduled for April 1, 1997, will be immediately released. The balance of the releases will remain unchanged at July 1, 1997, October 1, 1997 and January 1, 1998.



9.  SHARE CAPITAL



On April 15, 1996, the Board of Directors of the Company and holders of a majority of the outstanding Common Stock of the Company authorized the Company, by written consent, to take a series of actions related to its authorized and outstanding Common Stock. These actions included a one-for-twenty (1-for-20) reverse stock split of the Company's Common Stock, pursuant to which each twenty
(20) shares of the Company's Common Stock outstanding immediately prior to April 30, 1996 was converted into one (1) share of the Company's Common Stock.



In connection with the reverse split the Company maintained the par value of its Common Stock at $0.001 par value per share, and the total number of shares of Common Stock authorized to be issued by the Company remained unchanged at 20,000,000 shares. The number of issued and outstanding shares of the Company's Common Stock after the reverse split was 1,000,000 shares. All references to shares of Common Stock have been retroactively adjusted to reflect this reverse split.



In May 1996, the Company's Board of Directors approved a private placement of 1,000,000 shares of Common Stock at an offering price of $0.20 aggregating $200,000 to the Company. This private placement was closed on July 30, 1996.



On July 31, 1996, the Board of Directors of the Company and holders of a majority of the outstanding shares of the common stock of the Company, authorized the Company, by written consent, to acquired 100% of FHL stock not previously owned by the Company. The Company completed this acquisition in consideration for the exchange of 3,560,000 shares of its Common Stock. Michael
J. Hopley, a director, president and chief executive officer of the Company, David Shaw, a director of the Company and Edward M. Topham, chief financial officer of the Company, received 418,000, 372,000, and 381,000 shares, respectively, of the Company's Common Stock in the exchange.



On August 1, 1996, the Company completed a private placement of 500,000 shares of its Common Stock to Laminco in consideration of $140,000.



WARRANTS



On June 4, 1996, and June 20, 1996 Laminco, then an affiliate of the Company, advanced loans to the Company. In consideration of these loans the Company granted Laminco warrants to purchase 400,000 shares of the Company's Common Stock at a purchase price of $1.00 for a period of two (2) years. Fair value of the warrants was considered nominal by the Company. In addition, the Company granted Laminco certain rights to participate in all future financing completed by the Company on the same terms offered third parties. Prior to year end the balance of the loans was repaid.



STOCK OPTIONS



The Company's stockholders have adopted the 1996 Incentive Stock Plan (the "Plan") which allows the Board of Directors to provide the Company's key employees with incentive compensation commensurate with their positions and responsibilities. The Plan permits the grant of incentive equity awards covering up to 1,000,000 shares of Common

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996

--------------------------------------------------------------------------------



Stock and will be administered by the Compensation Committee of the Board of Directors (the "Committee"), two or more members of which will be independent directors. The Plan provides for the grant of non-qualified stock options and incentive stock options (collectively, the "Incentive Awards"). Key employees of the Company and its subsidiaries, including officers who are not also members of the Board of Directors, will be eligible to participate in the Plan.



The Board of Directors may at any time amend the Plan in any respect; provided, that, without the approval of the Company's shareholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Plan,
(ii) materially increase the benefits accruing to individuals holding Incentive Awards, or (iii) materially modify the requirements as to eligibility for participation in the Plan.



Changes in stock options for the year ended December 31, 1996 are shown in the following table:



--------------------------------------------------------------------------------------------------------------------------
                                                                          Exercise Price                   Weighted Avg
                                                 Share Options               Per Share                    Exercise Price
--------------------------------------------------------------------------------------------------------------------------
Outstanding at Dec. 31, 1995                           --                                --                           --
--------------------------------------------------------------------------------------------------------------------------

Granted during the year                           780,000                $     1.17 to 1.28               $         1.23
--------------------------------------------------------------------------------------------------------------------------

Outstanding at Dec. 31, 1996                      780,000                $     1.17 to 1.28               $         1.23

Exercisable at Dec. 31, 1996                       12,500                $             1.17               $         1.17
--------------------------------------------------------------------------------------------------------------------------



There were no options granted during 1995 or outstanding at December 31, 1995.



Expiry dates for options granted during the year range from September 27, 2002 to November 11, 2002.



The Company applies APB Opinion No. 25 and related interpretations in accounting for its option plan. Accordingly, compensation costs based on the difference between the quoted market value of the stock price at the grant date and the option exercise price has been recognized and will be amortized over the vesting period. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates, consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:



                                         1996
                                    ----------------
Net loss
       As reported                  $    862,122
       Pro forma                    $  1,137,153

Net loss per common share
       As reported                  $       0.25
       Pro forma                    $       0.33



The estimated weighted average fair value of options granted during the year was $0.59, assuming a risk free rate of 7%, an expected volatility of 56% and a weighted average expected life of 2 years. The estimate was made using the Black-Scholes Option Pricing Model. The weighted average remaining contractual life of options outstanding at December 31, 1996 was 5 years.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996

--------------------------------------------------------------------------------


10.  INCOME TAXES



Tax effects of temporary differences that give rise to deferred tax assets at December 31, 1996 and 1995 are as follows:



----------------------------------------------------------------------------
                                               1996                1995
----------------------------------------------------------------------------
Net operating loss carry forwards         $    293,121        $     137,962
Valuation allowance                          (293,121)             (137,962)
----------------------------------------------------------------------------
Net deferred tax asset                    $         -         $           -
----------------------------------------------------------------------------



As of December 31, 1996 the Company has net operating loss carry forwards for federal income tax purposes of approximately $862,122. Operating losses of $405,771 accumulated to December 31, 1995 are no longer available for carry forward due to the change in the nature of the Company's business operations that occurred in 1996.



No deferred tax benefit has been recorded due to the uncertainty of the Company realizing these benefits through profitable operations in the future.



Income tax expense attributable to net losses was nil and nil for the years ended December 31, 1996 and 1995 respectively. The differences between the total income tax benefit from operations and the income tax expense (benefit) computed using the Federal income tax rate of 34% in 1996 and 34% in 1995 were as follows:



------------------------------------------------------------------------------
                                                 1996                 1995
------------------------------------------------------------------------------
Computed "expected" tax benefit            $    (293,121)        $     (3,353)
Change in valuation allowance                    293,121                3,353
------------------------------------------------------------------------------
                                           $           -         $          -
------------------------------------------------------------------------------

Effective tax rate                                     0%                   0%
------------------------------------------------------------------------------




11.  SEGMENTED INFORMATION



-------------------------------------------------------------------------------------------------------
                                        1996                                     1995
-------------------------------------------------------------------------------------------------------
                       Loss for the Year     Identifiable Assets   Loss for the Year       Identifiable
                                                                                              Assets
-------------------------------------------------------------------------------------------------------
United States            $            --        $         --         $   9,862             $    1,035
Canada                           579,829             969,968                --                     --
Barbados                          38,430               2,019                --                     --
Chile                            243,863             613,499                --                     --
-------------------------------------------------------------------------------------------------------

Consolidated             $       862,122        $  1,585,486         $   9,862             $    1,035
=======================================================================================================

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Year Ended December 31, 1996

--------------------------------------------------------------------------------


12.  COMMITMENTS AND CONTINGENCIES



The Company is committed under an operating lease to pay for office space in Vancouver, British Columbia, Canada. The lease is for a term of five years commencing on the 1st day of August, 1996 and ending on the 30th day of July 2001. The minimum lease payments for the next five years are as follows:



YEAR                                       Amount
1997                                     $ 20,174
1998                                       20,174
1999                                       20.174
2000                                       20,174
2001                                       11,768
                                         ----------
Total                                    $ 92,464
                                         ==========



The Company leases vehicles under agreements which are classified as capital leases. Leased capital assets included in Property and equipment at December 31, 1996 are as follows:



-----------------------------------------------------------------------
Leased Vehicles                                             $  38,407
Less: Accumulated Depreciation                                  2,633

-----------------------------------------------------------------------
Total                                                       $  35,774
=======================================================================



Following is a summary of future minimum payments under capitalized leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996:



------------------------------------------------------------------
Year ending December 31,
1997                                                      $ 24,833
1998                                                        16,555
--------------------------------------------------------------------
Total minimum lease payments                                41,388
Less:  interest                                              5,011
--------------------------------------------------------------------
Present value of minimum lease payments                     36,377
Current portion                                             24,833
Long term obligation                                      $ 11,544
==================================================================



13.  SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES



-------------------------------------------------------------------
                                               1996          1995
-------------------------------------------------------------------
Increase in Paid-In Capital                 $  12,000      $      -
Forgiveness of Debt                           (12,000)            -
Property and equipment acquired                22,600             -
Promissory note payable                       (22,600)            -

-------------------------------------------------------------------
Cash received (paid)                        $       -      $      -
===================================================================

14.  SUBSEQUENT EVENTS



(a) The Company granted 170,000 employee stock options to five new employees in January, 1997 at an option price of $1.17 exercisable until January, 2002. The option price was based on 85% of ;the market price of $1.38. One quarter of these options vest 3 months from the date of grant, a further 25% of the options vest 6 months from the date of grant, a further 25% of the options vest 9 months from the date of grant, and the remaining options will vest on the anniversary of the date of grant.



(b) On January 22, 1997 the Company entered into an agreement ("Santa Eloisa Agreement") with certain mining concession owners ("Santa Eloisa Owners"). Pursuant to the Santa Eloisa Agreement the Santa Eloisa Owners will cause a new Chilean corporation to be formed, Minera Santa Eloisa S.A. ("MSE") and 100% of the mining concessions covering approximately 4,700 hectares in the Maricunga Gold Mining District of northern Chile to be transferred to MSE in consideration of 500 series A shares and 1,500 series B shares representing 100% of MSE. The Company, pursuant to the Santa Eloisa Agreement may: (i) purchase 500 series A shares from the Santa Eloisa Owners upon payment to the Santa Eloisa Owners of $500,000 ("Purchase Option"); $30,000 paid on January 22, 1997, $135,000 payable on April 30, 1997, $135,000 payable on November 30, 1997, $100,000 payable on March 31, 1998 and $100,000 payable on March 31, 1999, and (ii) purchase from MSE 1,000 series A shares in consideration of funding a $1,000,000 exploration work program ("Exploration Commitment") on or before March 31, 1999. Upon the Company's exercise of its Purchase Option and funding its Exploration Commitment the Company will own 50% of the share capital of MSE in the form of series A Shares, the Santa Eloisa Owners will own 50% of the share capital of MSE in the form of series B shares. The series B shares cannot be diluted below 25% of the total share capital of MSE.



The Company will manage the business affairs and daily operations of MSE and will appoint its directors in proportion to its relative ownership percentage of MSE.



(c) On April 1, 1997, the Company borrowed $650,000 from an unaffiliated lender ("Lender") pursuant to a Promissory Note. The Promissory Note provided for an interest rate of 12% per annum and a maturity date of July 31, 1997, at which point, principal and accrued and unpaid interest shall be paid. The Promissory
Note is secured by a pledge agreement ("Pledge Agreement"). Under the terms of the Pledge Agreement, Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director and chief financial officer of the Company and David Shaw, a director of the Company, granted the Lender a security interest in 1,088,412 shares of Common Stock of the Company. As additional consideration, the Company issued the Lender a warrant to purchase 650,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In connection with this transaction the Company granted an unaffiliated individual a loan organization fee consisting of a warrant to purchase 85,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In consideration of providing the security interest to facilitate this loan, the Company has agreed to issue Messieurs Hopley, Topham and Shaw an aggregate of 75,000 shares of the Company's Common Stock.

                            FREMONT GOLD CORPORATION

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1997

                                   (UNAUDITED)

                            FREMONT GOLD CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                           (Expressed in U.S. Dollars)

                                    Unaudited



                                                                 --------------
                                                                 March 31, 1997
                                                                 --------------
ASSETS

CURRENT ASSETS:
  Cash                                                            $   235,595
  Accounts receivable                                                  75,262
  Due from related parties (note 3)                                    25,752
  Prepaid expenses                                                      7,831
                                                                  -----------
                                                                      344,440
NON-CURRENT ASSETS:
  Mineral properties (note 4)                                         822,966
  Property and equipment, net (note 5)                                124,002
                                                                  -----------

TOTAL ASSETS                                                      $ 1,291,408
                                                                  ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                        $   278,446
  Due to related parties (note 6)                                      47,315
  Promissory note payable (note 7)                                     11,205
  Series A Convertible Notes (note 8)                               1,800,000
  Current portion of capital lease obligations (note 12)               11,884
                                                                  -----------
                                                                    2,148,850

NON-CURRENT LIABILITIES:
  Capital lease obligations, less current portion (note 12)            15,696

MINORITY INTEREST                                                       2,500

STOCKHOLDERS' DEFICIT
  Common stock (note 9)                                                25,060
     $.001 par value; 20,000,000 authorized;
      6,060,000 issued and outstanding at March 31,1997
  Additional paid-in capital                                        1,040,226
  Unearned compensation                                              (144,350)
  Accumulated deficit                                              (1,796,574)
                                                                  -----------

Total Stockholders' Deficit                                          (875,638)

Commitments and Contingencies (notes 4, 8, 12, and 13)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $ 1,291,408
                                                                  ===========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            FREMONT GOLD CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                           (Expressed in U.S. Dollars)

                                    Unaudited



                                                       --------------------------------------
                                                            For the Three Months Ended
                                                       --------------------------------------
                                                       March 31, 1997         March 31, 1996
                                                       --------------         ---------------
Interest income                                          $     5,942           $        --

GENERAL AND
ADMINISTRATIVE EXPENSES:
  Compensation expense from stock option grants               25,431                    --
  Salaries and consulting                                    154,492                    --
  Depreciation                                                 4,025                    --
  Foreign exchange                                               339                    --
  Legal and accounting                                        61,344                 2,758
  Rent and office expenses                                    56,021                   321
  Investor services                                           10,302                   750
  Travel and public relations                                 62,585                    --
                                                         -----------           -----------
                                                             368,597                 3,829


Mineral property exploration                                 450,239                    --
Less capitalized exploration costs                           426,727                    --
                                                         -----------           -----------
                                                              23,512                    --
                                                         -----------           -----------

Loss from operations                                         392,109                 3,829

Interest expense                                              47,277                    --
                                                         -----------           -----------

Net loss                                                 $   439,386           $     3,829
                                                         ===========           ===========


Weighted average number
 of shares outstanding                                     6,060,000             1,000,000
                                                         ===========           ===========

Loss per common share                                    $     (0.07)          $    (0.004)
                                                         ===========           ===========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            FREMONT GOLD CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Expressed in U.S. Dollars)

                                    Unaudited



                                                              ----------------------------------
                                                                 For the Three Months Ended
                                                              ----------------------------------
                                                              March 31, 1997      March 31, 1996
                                                              --------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                       $  (439,386)          $(3,829)

Adjustments to reconcile net loss to net cash used in
operating activities:
  Compensation expense from stock option grants                     25,431                --
  Depreciation                                                       4,025                --
  Increase (decrease) in
    Accounts receivable                                            (46,433)               --
    Due from related parties                                       (12,713)               --
    Prepaid expenses                                                    --                --
    Accounts payable and accrued liabilities                       149,608                --
                                                               -----------           -------

Net cash used in operating activities                             (319,468)
                                                                                      (3,829)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Due to related parties                                           (9,539)               --
   Lease payments                                                   (8,797)               --
   Series A Convertible Notes                                       30,000                --
   Promissory Note                                                 (11,395)            3,690
   Increase in paid in capital                                          --             1,310
                                                               -----------           -------

Net cash flow from financing activities                                269             5,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in mineral properties                                (426,727)               --
  Investment in property and equipment                             (33,001)               --
                                                               -----------           -------

Net cash used in investing activities                             (459,728)               --

Net increase (decrease) in cash                                   (778,927)            1,171

Cash and cash equivalents, beginning of
  period                                                         1,014,522             1,035
                                                               -----------           -------

Cash and cash equivalents, end of period                       $   235,595           $ 2,206
                                                               ===========           =======




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

--------------------------------------------------------------------------------


1.  NATURE OF OPERATIONS



The Company is a Delaware corporation and its principal business activity is the acquisition, exploration and development of mineral properties, primarily gold and copper properties located in Latin America.



During 1996, the Company commenced a program of exploration of certain mineral properties, and as at March 31, 1997 had not established the existence of economically recoverable mineral reserves. Continuing operations of the Company and the recoverability of amounts shown for mineral properties are dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain financing to complete exploration and development and future profitable operations or proceeds from the disposition thereof.




2.  SIGNIFICANT ACCOUNTING POLICIES



(a) Basis of presentation



These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.



The financial statements have been prepared assuming the Company will continue as a going concern. Certain factors, discussed below, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



The Company has a substantial working capital deficit at March 31, 1997 due to current debt maturities, and does not have sufficient funds to meet the exploration objectives as presently planned. Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company is actively pursuing the sale of equity securities with funds raised being made available to the Company. Management expects these pursuits will result in additional resources to the Company, however, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flows in the future.



An election by Series A Note holders (see note 8, Series A Convertible Notes) not to convert such debt to equity would result in the Company being required to repay the principal amount of the unconverted Series A Note, together with accrued and unpaid interest, on June 30, 1997. The Company has been utilizing the proceeds of the Series A Notes in connection with its business operations. Therefore, if any of the Series A Note holders elect not to convert, the Company may be required to repay principal and interest to those Series A Note holders who elect not to convert. There can be no assurance that the Company will have sufficient funds to repay those Series A Note holders who elect not to convert. The Company may be required to seek outside sources of capital to meet its financial obligations under the Series A Notes if a sufficient number of Series A Note holders elect not to convert. The failure to procure such financing on acceptable terms could have a material adverse effect on the Company's business, financial condition and results of operations.



If the Company is unable to obtain adequate additional financing, management will be required to curtail the Company's exploration and mineral property acquisition programs.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

--------------------------------------------------------------------------------


(b) Use of estimates



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



(c)  Principles of consolidation



The consolidated statements include the accounts of the Company and its 100% owned subsidiary, Flagship Holding Ltd. ("FHL"), and 99% owned subsidiary Minera Fremont Gold Chile S.A. ("MFG"). All significant intercompany transactions and balances have been eliminated on consolidation.



(d)  Accounting treatment of Flagship Holding Ltd. acquisition



Pursuant to a Share Purchase Agreement dated July 31, 1996, with an effective date of July 1, 1996, the Company acquired 100% of the issued and outstanding shares of FHL it did not previously own. The Company completed this acquisition in consideration of the exchange of 3,560,000 shares of its Common Stock.



The acquisition of FHL by the Company has been accounted for at historical cost in a manner similar to pooling of interest accounting.



(e)  Cash and cash equivalents



Cash and cash equivalents consist of highly liquid investments that are readily convertible to known amounts of cash and generally have original maturity values of three months or less.



(f)  Mineral properties



All mineral claim acquisition costs and exploration and development expenditures in the pre production stage relating to mineral properties, net of any recoveries, are capitalized. General exploration expenditures which do not relate to specific resource properties are expensed in the period incurred.



The amounts shown as deferred mineral property costs represent net costs to date and do not necessarily represent present or future values.



On an on-going basis, the Company evaluates each property based on results to date to determine the nature of exploration work that is warranted in the future. If there is little prospect of further work on a property being carried out, the deferred costs related to that property are written down to the estimated recoverable amount.



The deferred acquisition, exploration and development costs related to a property from which there is production will be depleted on the unit-of-production method based upon estimated proven and probable reserves.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

--------------------------------------------------------------------------------



(g)  Property and equipment



Amortization of office furniture and equipment, computer hardware and software, leased assets and leasehold improvements is provided on a straight line basis over a period of three years.



(h) Accounting for the impairment of long-lived assets



In 1996, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, ("SFAS 121"). The adoption of SFAS 121 had no effect on the Company's financial statements.



(i)  Foreign currency translation



The Company and its subsidiaries use the U.S. Dollar as their functional currency. Transactions recorded in Chilean pesos, Barbados pounds and Canadian dollars are translated as follows:



         (i) Monetary assets and liabilities at the rate prevailing at the balance sheet date.



         (ii)     Non-monetary assets and liabilities at historic rates.



         (iii) Income and expenses at the average rate in effect during the period.



Exchange gains or losses are recorded in the consolidated statement of operations.



(j)  Accounting for stock based compensation



The Company uses the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock-based incentive plans.



Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee or director must pay to acquire the stock.



(k)  Income taxes



The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------


(l)  Loss per share



Loss per share is computed by dividing the loss by the weighted average number of common shares outstanding during the period.




3.  DUE FROM RELATED PARTIES



Balance represents employee advances for expenditures made by employees on behalf of the Company.




4.  MINERAL PROPERTIES



Accumulated costs in respect to the Company's interest in mineral claims under lease or option consist of the following:



------------------------------------------------------------------------------------------------------------------------
Acquisition                            Balance at         Additions during       Written off during          Balance at
and Exploration Costs                 Dec. 31, 1996         the period               the period             Mar. 31, 1997
------------------------------------------------------------------------------------------------------------------------
RESGUARDO
  Acquisition                        $    288,101            $           -             $    -               $    288,101
  Exploration                              83,138                  333,283                  -                    416,421
------------------------------------------------------------------------------------------------------------------------
                                          371,239                  333,283                  -                    704,522
CENIZAS
  Acquisition                              25,000                        -                  -                     25,000
  Exploration                                   -                   35,533                  -                     35,533
------------------------------------------------------------------------------------------------------------------------
                                           25,000                   35,533                  -                     60,533
SANTA ELOISA
  Acquisition                                   -                   30,000                  -                     30,000
  Exploration                                   -                    27911                  -                     27,911

------------------------------------------------------------------------------------------------------------------------
                                                -                   57,911                  -                     57,911

------------------------------------------------------------------------------------------------------------------------
Total                                $    396,239           $      426,727             $    -               $    822,966
========================================================================================================================



(a)  Resguardo Property



On July 17, 1996, the Company entered into a 99 year Lease Agreement on the Resguardo Property. Lease payments are as follows: $75,000 upon execution of the Lease Agreement; $60,000 payable on each of the lease's first and second anniversary; and $80,000 payable on the lease's third anniversary. The Company has the exclusive right to exploit, benefit, explore, develop and smelt minerals from the 4,765 hectare (11,774 acre) property located on the Atacama Fault System of northern Chile. The owners retain a net smelter return production royalty, equal to 5% on gold and 1.5% on all other mineral production from the property, and a minimum annual royalty payment of $300,000 is payable when the property is in production. Subsequent to the third anniversary of the lease, the Company must complete a feasibility study and obtain project financing to begin production on or before the seventh anniversary of the lease. No payments to the owners are required during this period. If production financing has not been obtained during this period, and construction of the mine has not begun by the seventh anniversary, the Company must pay advance royalty payments of $150,000 in first year of delay; $200,000 in the second year of delay; $250,000 in the third year of delay; and 15%

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------



annual incremental increases for subsequent delays. The first royalty payment may be credited to the future net smelter return production royalty.



During 1996, the Company applied for exploration claims on an additional 12,000 hectares (29,652 acres) adjacent to the leased property.



(b) Cenizas



The Company signed a Letter of Intent with RTZ Mining & Exploration Limited ("RTZ") on December 13, 1996 whereby the Company can earn an initial 51% interest in the Cenizas Property mining concessions on 6,000 hectares (14,826 acres) located on the West Fissure Fault in northern Chile, by making cash payments totaling $350,000 and completing at least $1,000,000 of exploration work over three years. Payments during the first year total $50,000 with a first year exploration commitment by the Company of $200,000. The Company will also grant to RTZ options to purchase shares of its Common Stock as follows: by June 13, 1997 an option to purchase 150,000 shares of Common Stock at a price of $1.50 per share, by December 13, 1997 an additional option to purchase 150,000 shares of Common Stock at a price of $2.00.



Upon completion of the required payments to RTZ and satisfaction of the Company's exploration commitments, the Company will be entitled to a 51% interest in the Cenizas Property mining concessions. At that time, the project will convert into a joint venture between the Company and RTZ with the Company serving as manager of the joint venture. It is presently contemplated that at such time, a new entity (the exact form of which has not been specified) will be formed to hold title to the mining concessions with the Company initially owning 51% of the entity. (If either the Company or RTZ chooses not to contribute pro-rata, their interest can be diluted to a 2% Net Smelter Royalty with a maximum value of $3,000,000.) Within 60 days of the Company earning its 51% interest in the Cenizas Property mining concessions, RTZ has an option to obtain a 51% interest in the mining concessions by committing to fund and complete a bankable feasibility study within a 30 month period.



During 1996 and first quarter of 1997, the Company applied for exploration claims on an additional 7,500 hectares (18,533 acres) adjacent to the optioned property.



(c) Santa Eloisa



On January 22, 1997, the Company entered into an agreement ("Santa Eloisa Agreement") with certain mining concession owners ("Santa Eloisa Owners"). Pursuant to the Santa Eloisa Agreement the Santa Eloisa Owners will cause a new Chilean corporation to be formed, Minera Santa Eloisa S.A. ("MSE") and 100% of the mining concessions covering approximately 4,700 hectares in the Maricunga Gold Mining District of northern Chile to be transferred to MSE in consideration of 500 series A shares and 1,500 series B shares representing 100% of MSE. The Company may: (i) purchase 500 series A shares from the Santa Eloisa Owners upon payment to the Santa Eloisa Owners of $500,000 ("Purchase Option"); $30,000 paid on January 22, 1997, $135,000 payable on May 31, 1997 ($100,000 in cash and
23,333 issuable shares of the Company's Common Stock), $135,000 payable on November 30, 1997, $100,000 payable on March 31, 1998 and $100,000 payable on March 31, 1999, and (ii) purchase from MSE 1,000 series A shares in consideration of funding a $1,000,000 exploration work program ("Exploration Commitment") on or before March 31, 1999. Upon the Company's exercise of its Purchase Option and funding its Exploration Commitment the Company will own 50% of the share capital of MSE in the form of series A Shares, the Santa Eloisa Owners will own 50% of the share capital of MSE in the form of series B shares. The series B shares cannot be diluted below 25% of the total share capital of MSE.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------


The Company will manage the business affairs and daily operations of MSE and will appoint its directors in proportion to its relative ownership percentage of MSE.




5. PROPERTY AND EQUIPMENT



--------------------------------------------------------------------------------------------------
                                               Cost            Accumulated                Net
                                                              Depreciation
--------------------------------------------------------------------------------------------------
Office furniture and equipment         $     49,191            $     4,688           $    44,503
Computer hardware and software               24,021                  2,997                21,024
Vehicle                                      20,633                     --                20,633
Field Equipment                                 203                     --                   203
Leased assets                                38,407                  2,633                35,774
Leasehold improvements                        2,165                    300                 1,863
--------------------------------------------------------------------------------------------------

Total                                  $    134,620            $    10,618            $  124,002
==================================================================================================




6.  DUE TO RELATED PARTIES



On April 11, 1996, Minera Fremont Gold Chile S.A. borrowed $20,493 from Roberto Partarrieu, an employee of the Company. The loan is non-interest bearing and is repayable upon demand. At March 31, 1997, $20,493 was outstanding.



On June 14, 1996, FHL borrowed $60,847 from Edward M. Topham, an officer and director of the Company, pursuant to a Loan Agreement. This loan is repayable upon demand with interest accruing at 10%. Payments totaling $37,772 ($36,000 of principal and $1,772 in interest) have been made on the loan. At March 31, 1997, the principal outstanding was $24,848 and $1,974 of interest was accrued on the loan.




7.  PROMISSORY NOTE



On October 31, 1996, the Company entered into a Promissory Note agreement with Laminco Resources Inc. ("Laminco") for the purchase of office and computer equipment. The note requires that monthly payments of $2,256 be made on the first day of each month commencing January 1, 1997 until full repayment has occurred. If payments are made when due, no interest on the principal is applied. If payments are not made when due, an interest charge of 1% compounded monthly applies on the aggregate unpaid principal balance plus accrued interest. The Company has pledged the assets purchased as additional collateral and has agreed not to dispose of the assets until the principal has been paid.



8.  SERIES A CONVERTIBLE NOTES



On August 28, 1996, the Company commenced an offering of $1,800,000 principal amount of unsecured 10.5% Series A Convertible Notes ("Series A Notes"). Each Series A Note is convertible, at the option of the holder into Equity Units at any time after the issue date and prior to March 1, 1997 (the "Maturity Date"), at the rate of $0.50 per Equity Unit.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------



Each Equity Unit is comprised of one share of the Company's Common Stock, par value $0.001 per share, and one Redeemable Common Stock Purchase Warrant ("Warrant").



Each Warrant is exercisable until April 15, 1997 to purchase one share of Common Stock at the greater of $1.50 or 75% of the ten day average closing prices, as quoted on the OTC Bulletin Board, immediately preceding the notice of exercise. The Warrants issued in connection with the conversion of the Series A Notes as a component of the Equity Unit will be redeemable by the Company upon conversion of the notes, and upon 15 days notice to the Warrant holder, at a redemption price of $0.10 per Warrant.



The holders of the Series A Notes, Warrants or Common Stock issued to holders without an effective Registration Statement under the Securities Act of 1933, as amended, ("Act") shall have the right, at any time, to join with the Company to register the Common Stock and the Common Stock underlying the Series A Notes and Warrants in any Registration Statement under the Act filed by the Company with the Securities and Exchange Commission. The Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission on February 12, 1997. The Registration Statement includes the Common Stock underlying the Series A Notes and Warrants.



On August 26, 1996, Roberto L. Partarrieu, general manager of MFG, purchased Series A Notes in the principal amount of $30,000. On September 3, 1996, HRG, a private investment partnership, purchased Series A Notes in the principal amount of $25,000. Michael J. Hopley, president, chief executive and director of the Company beneficially owns one third of HRG.



Each purchaser of the Series A Notes, as a condition precedent to his, her or its conversion into Equity Units, must enter into a Voluntary Stock Pooling Agreement ("Pooling Agreement"). Under the terms of the Pooling Agreement each recipient of Common Stock pursuant to conversion of the Series A Notes will severally agree with the Company, the Trustee (as defined in the Pooling Agreement) and each with the other, that they will deliver or cause to be delivered to the Trustee certificates representing their respective shares of Common Stock received in the conversion. The shares of Common Stock issuable upon exercise of the Warrants will not be subject to the Pooling Agreement. Pursuant to the Pooling Agreement the Trustee shall hold all certificates subject to release, on a pro-rata basis, as follows:



PRO-RATA SHARES OF COMMON STOCK            RELEASE DATE
25% of Common Stock purchased              April 1, 1997
25% of Common Stock purchased              July 1, 1997
25% of Common Stock purchased              October 1, 1997
the balance of Common Stock purchased      January 1, 1998



On February 27, 1997, the Company made amendments to the terms and conditions of the Series A Notes. The Company extended the expiry date of the Warrant component of the Units from April 15, 1997 to September 30, 1997. The Company requested that note holders extend the Maturity Date of the notes from March 1, 1997 to June 30, 1997.



As at April 30, 1997, 88% of the Series A Note holders representing 92% of the balance of the notes payable had signed and delivered to the Company, Maturity Date Extension Agreements. While management believes that the remaining note holders will sign and return their Agreements to the Company, the Company is in default on the remaining Series A Notes. In the event that the remaining Series A Note holders do not agree to the maturity date extension, these Series A Note holders may pursue remedies under the Note, in accordance with certain terms and conditions including earning default interest at the rate of 16% per annum. The principal amount of Series A Notes in default is $141,000.



The interest rate of 10.5% will be paid upon the notes until they are converted.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

--------------------------------------------------------------------------------



Upon conversion of the note, the first 25% release from the Voluntary Pooling Agreement, originally scheduled for April 1, 1997, will be immediately released. The balance of the releases will remain unchanged at July 1, 1997, October 1, 1997 and January 1, 1998.




9.  SHARE CAPITAL



On April 15, 1996, the Board of Directors of the Company and holders of a majority of the outstanding Common Stock of the Company authorized the Company, by written consent, to take a series of actions related to its authorized and outstanding Common Stock. These actions included a one-for-twenty (1-for-20) reverse stock split of the Company's Common Stock, pursuant to which each twenty
(20) shares of the Company's Common Stock outstanding immediately prior to April 30, 1996 was converted into one (1) share of the Company's Common Stock.



In connection with the reverse split the Company maintained the par value of its Common Stock at $0.001 par value per share, and the total number of shares of Common Stock authorized to be issued by the Company remained unchanged at 20,000,000 shares. The number of issued and outstanding shares of the Company's Common Stock after the reverse split was 1,000,000 shares. All references to shares of Common Stock have been retroactively adjusted to reflect this reverse split.



In May 1996, the Company's Board of Directors approved a private placement of 1,000,000 shares of Common Stock at an offering price of $0.20 aggregating $200,000 to the Company. This private placement was closed on July 30, 1996.



On July 31, 1996, the Board of Directors of the Company and holders of a majority of the outstanding shares of the common stock of the Company, authorized the Company, by written consent, to acquired 100% of FHL stock not previously owned by the Company. The Company completed this acquisition in consideration for the exchange of 3,560,000 shares of its Common Stock. Michael
J. Hopley, a director, president and chief executive officer of the Company, David Shaw, a director of the Company and Edward M. Topham, chief financial officer of the Company, received 418,000, 372,000, and 381,000 shares, respectively, of the Company's Common Stock in the exchange.



On August 1, 1996, the Company completed a private placement of 500,000 shares of its Common Stock to Laminco in consideration of $140,000.



WARRANTS



On June 4, 1996 and June 20, 1996, Laminco, then an affiliate of the Company, advanced loans to the Company. In consideration of these loans the Company granted Laminco warrants to purchase 400,000 shares of the Company's Common Stock at a purchase price of $1.00 for a period of two (2) years. Fair value of the warrants was considered nominal by the Company. In addition, the Company granted Laminco certain rights to participate in all future financing completed by the Company on the same terms offered third parties. Prior to year end the balance of the loans was repaid.



STOCK OPTIONS



The Company's stockholders have adopted the 1996 Incentive Stock Plan (the "Plan") which allows the Board of Directors to provide the Company's key employees with incentive compensation commensurate with their positions and responsibilities. The Plan permits the grant of incentive equity awards covering up to 1,000,000 shares of Common

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------



Stock and will be administered by the Compensation Committee of the Board of Directors (the "Committee"), two or more members of which will be independent directors. The Plan provides for the grant of non-qualified stock options and incentive stock options (collectively, the "Incentive Awards"). Key employees of the Company and its subsidiaries, including officers who are not also members of the Board of Directors, will be eligible to participate in the Plan.



The Board of Directors may at any time amend the Plan in any respect; provided, that, without the approval of the Company's shareholders, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Plan,
(ii) materially increase the benefits accruing to individuals holding Incentive Awards, or (iii) materially modify the requirements as to eligibility for participation in the Plan.



Changes in stock options for the three months ended March 31, 1997 are shown in the following table:



-----------------------------------------------------------------------------------------------------------------------
                                                                                Exercise Price            Weighted Avg
                                                          Share Options           Per Share              Exercise Price
-----------------------------------------------------------------------------------------------------------------------
Outstanding at Dec. 31, 1996                                 780,000          $     1.17 to 1.28            $      1.23

Granted during the period                                    170,000          $             1.17            $      1.17
-----------------------------------------------------------------------------------------------------------------------

Outstanding at Mar. 31, 1997                                 950,000          $     1.17 to 1.28            $      1.22

Exercisable at Mar. 31, 1997                                 207,500          $     1.17 to 1.28            $      1.23
-----------------------------------------------------------------------------------------------------------------------



Expiry dates for options granted range from September 27, 2001 to January 10, 2002.



The Company applies APB Opinion No. 25 and related interpretations in accounting for its option plan. Accordingly, compensation costs based on the difference between the quoted market value of the stock price at the grant date and the option exercise price has been recognized and will be amortized over the vesting period. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates, consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:



Net loss                                  1996
                                    ----------------
       As reported                  $     439,386
       Pro forma                    $     514,549

Net  loss per common share
       As reported                  $     0.07
       Pro forma                    $     0.08



The estimated weighted average fair value of options granted during the quarter was $0.66 assuming a risk free rate of 7%, an expected volatility of 42% and a weighted average expected life of 2 years. The estimate was made using the Black-Scholes Option Pricing Model. The weighted average remaining contractual life of options outstanding at March 31, 1997 was 4.6 years.

FREMONT GOLD CORPORATION
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)

For the Three Months Ended March 31, 1997

-------------------------------------------------------------------------------


10.  INCOME TAXES



At December 31, 1996, the Company had net operating loss carry forwards for federal income tax purposes of approximately $862,122. Operating losses of $405,771 accumulated to December 31, 1995 are no longer available for carry forward due to the change in the nature of the Company's business operations that occurred in 1996.



No deferred tax benefit has been recorded due to the uncertainty of the Company realizing these benefits through profitable operations in the future.



11.  SEGMENTED INFORMATION



-----------------------------------------------------------------------------------------
                                     1997                                  1996
-----------------------------------------------------------------------------------------
                     Loss for the         Identifiable        Loss for the   Identifiable
                          Quarter               Assets             Quarter         Assets
-----------------------------------------------------------------------------------------
United States        $         --        $          --       $       3,829     $    2,206
Canada                    327,216              326,121                  --             --
Barbados                      968                1,969                  --             --
Chile                     111,202              963,318                  --             --
-------------------------------------------------------------------------------------------

Consolidated         $    439,386        $   1,291,408       $       3,829     $    2,206
===========================================================================================



12.  COMMITMENTS AND CONTINGENCIES



The Company is committed under an operating lease to pay for office space in Vancouver, British Columbia, Canada. The lease is for a term of five years commencing on the 1st day of August, 1996 and ending on the 30th day of July 2001. The minimum lease payments for the next five years are as follows:



YEAR                                       Amount
1997                                     $ 20,174
1998                                       20,174
1999                                       20.174
2000                                       20,174
2001                                       11,768
                                         ----------
Total                                    $ 92,464
                                         ==========



The Company leases vehicles under agreements which are classified as capital leases. Leased capital assets included in Property and equipment at March 31, 1997 are as follows:



-----------------------------------------------------------------
Leased Vehicles                                     $    38,407
Less: Accumulated Depreciation                            2,633

-----------------------------------------------------------------
Total                                               $    35,774
=================================================================

Following is a summary of future minimum payments under capitalized leases that have initial or remaining noncancelable lease terms in excess of one year at March 31, 1997:



---------------------------------------------------------------------
Year ending December 31,
1997                                                     $   14,676
1998                                                         16,555
---------------------------------------------------------------------
Total minimum lease payments                                 31,231

Less:  interest                                               3,651
---------------------------------------------------------------------
Present value of minimum lease payments                      27,580
Current portion                                              11,884
Long term obligation                                     $   15,696
=====================================================================




13.  SUBSEQUENT EVENTS



(a) On April 1, 1997, the Company borrowed $650,000 from an unaffiliated lender ("Lender") pursuant to a Promissory Note. The Promissory Note provided for an interest rate of 12% per annum and a maturity date of July 31, 1997, at which point, principal and accrued and unpaid interest shall be paid. The Promissory
Note is secured by a pledge agreement ("Pledge Agreement"). Under the terms of the Pledge Agreement, Michael J. Hopley, a director, president and chief executive officer of the Company, Edward M. Topham, a director and chief financial officer of the Company and David Shaw, a director of the Company, granted the Lender a security interest in 1,088,412 shares of Common Stock of the Company. As additional consideration, the Company issued the Lender a warrant to purchase 650,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In connection with this transaction the Company granted an unaffiliated individual a loan origination fee consisting of a warrant to purchase 85,000 shares of the Company's Common Stock for a period of two years at a price of $1.50 per share. In consideration of providing the security interest to facilitate this loan, the Company has agreed to issue Messieurs Hopley, Topham and Shaw an aggregate of 75,000 shares of the Company's Common Stock.

                          THIS PAGE INTENTIONALLY BLANK

================================================================================
TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................................  3
     The Company............................................................  3
         Current Business Operations........................................  3
         History and Prior Activities.......................................  4
     The Offering...........................................................  8
     Plan of Distribution...................................................  8
     Risk Factors...........................................................  8
RISK FACTORS................................................................  9
Use of Proceeds............................................................  15
Plan of Distribution.......................................................  15
Determination of Offering Price............................................  16
Dilution...................................................................  16
Dividend Policy............................................................  17
Capitalization.............................................................  18
Plan of Operation..........................................................  18
The Company................................................................  19
Business of the Company....................................................  23
     General...............................................................  23
     The Properties........................................................  23
     Chile.................................................................  30
     Environmental Policy..................................................  34
     Competition...........................................................  34
     Employees.............................................................  34
     Property..............................................................  35
     Litigation............................................................  35
Management.................................................................  35
Security Ownership of Certain Beneficial Owners
and Management.............................................................  40
Selling Stockholders.......................................................  44
Description of Securities..................................................  48
Legal Matters..............................................................  52
Interest of Named Counsel..................................................  52
Experts....................................................................  52
Change in Accountants......................................................  52
Available Information......................................................  53
Glossary of Certain Industry Terms.........................................  54
Financial Statements......................................................   F-1


================================================================================

================================================================================




                                7,200,000 SHARES
                                       OF
                                  COMMON STOCK


                                  MAY 27, 1997




================================================================================

                            FREMONT GOLD CORPORATION
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company's Amended and Restated Certificate of Incorporation and Bylaws require the Company to indemnify each of its past, present and future officers and directors against liabilities and reasonable expenses incurred in any action or proceeding by reason of such person being or having been an officer or director of the Company, of any other corporation for which he or she serves as such at the request of the Company, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary. However, indemnification is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interest of the Company and with resect to any criminal action had no reasonable cause to believe the conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


     Article 10 of the Certificate of Incorporation of the Registrant provides as follows:

         10.1 Limitation of Liability. A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporate Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporate Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporate Law, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director's terms or terms of office, and no amendment or repeal of this Article 10.1 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

         10.2 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a Director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the Delaware General Corporate Law.

     Section 102(b)(7) and Section 145 of the General Corporation Law of Delaware, as amended, applies to the Registrant and provide as follows:

     Section 102. Certificate of incorporation; contents

         (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters - . . .

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intention misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to lease capital stock.

     The official commentary on Section 102(b)(7) states, as follows:

         "This provision enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's fiduciary duty of care. However, the amendment makes clear that no such provision shall eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Del.C Section 174, or obtaining an improper personal benefit. This provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty."

     As indicated above, the Company has included in its Certificate of Incorporation a provision limiting director liability in accordance with the statute.

     Section 145. Indemnification of Officers, Directors, Employees and Agents;
                  Insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of nay claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as a to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include employee befit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     As indicated above, the Registrant has included in its Bylaws and Certificate of Incorporation, provisions which limit the personal liability of members of the board of directors for breaches of the director's fiduciary duty of care and require it to indemnify its officers, directors, employees and agents in all circumstances permitted by Delaware law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered. These expenses will be deducted from the gross proceeds of the offering. The information contained below is subject to future contingencies. An asterisk to the right of a dollar figure denotes that the figure is an estimate and the exact amount to be expended for that category is not yet known.


Registration Fee .....................................                  $ 3,818

Transfer Agent's Fee .................................                  $   800*

Legal Fees ...........................................                  $49,000*

Accounting Fees ......................................                  $12,000*

Blue Sky Fees and Expenses ...........................                  $ 1,182*

Printing and Engraving Costs .........................                  $15,000*

     Total ...........................................                  $81,800
                                                                        =======



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


         On December 30, 1994, the Company issued 30,000 shares of its Common Stock pursuant to an exemption from registration provided by Section 4(2) and Regulation D Rule 506. The shares of Common Stock were issued to Howard L. Rothchild, who, until July 12, 1994, served as director and president of the Company, in consideration of professional fees totaling $1,758.



         On December 30, 1994, the Company issued 419,656 shares of its Common Stock pursuant to an exemption from registration provided b Section 4(2) and Regulation D Rule 506. The shares of Common Stock were issued to Corporate Investment Associates (125,897), LaSala & Company, Inc. (83,931), Bert L. Gusrae (83,931), David A. Carter (83,931) and Norman H. Becker (41,966) in consideration of notes payable ($23,650) and accrued and unpaid interest ($909). At December 30, 1994, Mr. Becker was president and director of the Company and Mr. Carter was secretary, treasurer and director of the Company.



         On June 20, 1996, the company issued a warrant to purchase 400,000 shares of the Company's Common Stock pursuant to an exemption from registration provided by Section 4(2). The warrant was issued to Laminco in connection with June 4, 1996 and June 20, 1996 loan advances to the Company aggregating $200,000. The warrant provides for the purchase, from the Company, of 400,000 shares of the Company's Common Stock at a purchase price of $1.00 per share on or before June 20, 1998.



         On July 30, 1996, the Company issued 1,000,000 shares of its Common Stock pursuant to an exemption from registration provided by Section 4(2) and Regulation D Rule 506. The shares of Common Stock were issued in consideration of $200,000 cash proceeds received by the Company. The shares of Common Stock were issued to the following individuals and entities;



Individual/Entity                                                  Consideration                           Shares Issued
-----------------                                                  -------------                           -------------
Kelsey L. Boltz                                                          $27,721                                 138,603
6606 North Hillside Drive
Scottsdale, AZ  85253

Joseph Charland                                                           27,721                                 138,603
3404 Calder Avenue
North Vancouver, B.C. V7N 3R7
Canada

Individual/Entity                                                  Consideration                           Shares Issued
-----------------                                                  -------------                           -------------


Art Radtke                                                                 4,811                                  24,055
2296 Oberline St.
Palo Alto, CA  94306

Edwin Morrow                                                               9,622                                  48,110
117 Ponderosa Way
Whitewood, S.D.  57793

482130 B.C. Ltd                                                           12,829                                  64,147
2555 Keats Road
North Vancouver, B.C. V7H 2M7
Canada

Michael J. Hopley(1)                                                      30,928                                 154,639
1106 West Racine Drive
Bellingham, WA  98226

David Shaw (3)                                                            27,721                                 138,603
777 Hornby Street, Suite 2070
Vancouver, B.C. V6Z 1S4
Canada

David Baumann                                                              6,873                                  34,365
100 Rue Du Rhone
1204 Geneva
Switzerland

Robert Hirsch                                                              6,872                                  34,364
100 Rue Du Rhone
1204 Geneva
Switzerland

Edward M. Topham (2)                                                      14,662                                  73,310
15402 North 46th Street
Phoenix, AZ  85032

Kenneth Norwood                                                            4,000                                  20,000
7750 Dogwood Rd
Germantown, TN  38138

James J. Fritz                                                             4,247                                  21,237
243 Millcreek Lane
Naperville, IL  60540

Fred Carlisle                                                              2,873                                  14,364
100 W. Clarendon, Suite 210
Phoenix, AZ  85013

James S. Cole                                                              4,000                                  20,000
100 W. Clarendon, Suite 210
Phoenix, AZ  85013

Individual/Entity                                                  Consideration                           Shares Issued
-----------------                                                  -------------                           -------------
Eric Lavarack                                                              5,727                                  28,637
1500 West Georgia Street, 18th
Floor
Vancouver, B.C. V6G 2Z6
Canada

Rick Rule                                                                  9,393                                  46,963
c/o Global Resource Investments
Ltd.
7770 El Camino Real
Carlsbad, CA  92009




(1) Mr. Hopley is president, chief executive officer and director of the Company.



(2) Mr. Topham is chief financial officer, secretary, treasurer and director of the Company.



(3)  Mr. Shaw is a director of the Company.



         On July 30, 1996, the Company issued 500,000 shares of its Common Stock pursuant to an exemption from registration provided by Section 4(2). The shares of Common Stock were issued to Laminco Resources, Inc. in consideration of $140,000 cash proceeds received by the Company.



         On July 31, 1996, the Company issued 3,560,000 shares of its Common Stock pursuant to exemptions from registration provided by Section 4(2) and Regulation S Rule 903. The shares of Common Stock were issued in consideration of 3,560,000 shares of FHL representing 100% of the issued and outstanding common stock of FHL not owned by the Company. Based upon its review of documentation certified by the investors, the Company determined that each of the investors was i) sophisticated (based upon net worth and investment experience), ii) an institutional investor, iii) not a U.S. Person (as defined in Regulation S), and/or iv) an executive officer or director of the Company. The shares of Common Stock were issued to the following individuals and entities:



                                            Consideration
   Individual/Entity                       (shares of FHL)          Shares Issued       Exemption
   -----------------                       ---------------          -------------       ---------
Laminco Resources, Inc. (1)                   1,497,000               1,497,000         Section 4(2) (affiliate),
777 Hornby Street, Suite 2000                                                           Regulation S
Vancouver, B.C. V6Z 1S4                                                                 Rule 903
Canada

Regional Investments, Inc. (2)                 606,000                 606,000          Section 4(2) (sophisticated,
17 Rue Arthur Herchen                                                                   institutional), Regulation S
L-1727, Luxembourg                                                                      Rule 903

Richard Jordan (3)                             100,000                 100,000          Section 4(2) (sophisticated),
210-355 Holdom Avenue                                                                   Regulation S
Burnaby, B.C. V5D 2T8                                                                   Rule 903
Canada

Edward M. Topham (4)                           381,000                 381,000          Section 4(2) (sophisticated)
15402 N. 46th Street
Phoenix, AZ  85032

Michael J. Hopley (5)                          418,000                 418,000          Section 4(2) (sophisticated,
1106 West Racine Drive                                                                  executive officer, director)
Bellingham, WA  98226

                                            Consideration
   Individual/Entity                       (shares of FHL)          Shares Issued       Exemption
   -----------------                       ---------------          -------------       ---------
David Shaw (6)                                 372,000                 372,000          Section 4(2) (sophisticated,
777 Hornby Street, Suite 2070                                                           director), Regulation S
Vancouver, B.C. V6Z 1S4                                                                 Rule 903
Canada

David Baumann                                  186,000                 186,000          Section 4(2) (sophisticated),
100 Rue Du Rhone                                                                        Regulation S
1204 Geneva                                                                             Rule 903
Switzerland




(1) Represents 1,497,000 shares issued to Joseph Charland (372,000) residing at 3404 Calder Avenue, North Vancouver, B.C., Canada V7N 3R7, Luis Miguel Garcia Delgado (502,000) residing at Retorno La Joya #2, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico, Karl Vogler (172,000), residing at Habsburgerstr. 20,6002 Luzern, Switzerland and Alicia Castro (451,000), residing at Retorno La Joya #1, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico, and held in constructive trust for Laminco Resources, Inc. The beneficial ownership of these shares resided in Laminco Resources, Inc. until transfer of these shares to Laminco on December 30, 1996.



(2) Represents 606,000 shares issued, Luis Miguel Garcia Delgado (27,667), residing at Retorno La Joya #1, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico, Erica Ochoa Hurtado (494,666), residing at Ovalo Cuauhtemoc, Sur #18, Col., Modelo, Ilemosillo 83190, Sonora, Mexico and Alicia Castro (83,667) residing at Retorno La Joya #1, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico, and held in constructive trust for Regional Investments, Inc. The beneficial ownership of these shares resided in Regional Investments, Inc. until transfer of these shares to Regional Investments, Inc. on December 30, 1996.



(3) Represents 100,000 shares issued Erica Ochoa Hurtado, residing at Ovalo Cuauhtemoc, Sur #18, Col., Modelo, Hemosillo 83190, Sonora, Mexico, and held in constructive trust for Mr. Jordan. The beneficial ownership of these shares resided in Mr. Jordan until transfer of these shares to Mr. Jordan on December 30, 1996.



(4) Represents 125,000 shares issued Luis Miguel Garcia Delgado (65,000), residing at Retorno La Joya #1, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico and Alicia Castro (60,000) residing at Retorno La Joya #1, Manzana M, Col., Valle Escondido, Teqepan, CP 14600, Mexico D.F., Mexico, and held in constructive trust for Mr. Topham. The beneficial ownership of these shares resided in Mr. Topham until transfer of these shares to Mr. Topham on December 30, 1996. Mr. Topham is chief financial officer, secretary, treasurer and director of the Company.



(5) Mr. Hopley is president, chief executive officer and director of the Company.



(6)       Mr. Shaw is a director of the Company.



         In connection with the Company's acquisition of FHL, all FHL shareholders executed a Pooling Agreement (the "FHL Pooling Agreement") with the Company which restricted the transfer of the 3,560,000 shares of the Company's Common Stock issued in the acquisition (the "Acquisition Shares"). Pursuant to the FHL Pooling Agreement, transfer of the Acquisition Shares was prohibited. However, on a quarterly basis commencing February 1, 1997, 25% of the Acquisition Shares are to be released from the transfer limitations imposed by the FHL Pooling Agreement. On November 1, 1997, all of the Acquisition Shares will have been released from the FHL Pooling Agreement. Once released, however, the Acquisition Shares may only be transferred pursuant to an effective registration statement or an available exemption from registration.



         On December 30, 1996, in connection with the transfer of 1,497,000 shares of the Company's Common Stock to Laminco and 606,000 shares of the Company's Common Stock to Regional Investments, Inc., 2,103,000 shares were released from the FHL Pooling Agreement.



         Commencing August 21, 1996 and ending December 31, 1996, the Company issued $1,800,000 principal amount of 10.5% Series A Convertible Promissory Notes pursuant to exemptions from registration provided by Section 4(2) and Regulation S Rule 903. Based upon its review of documentation certified by the investors, the Company determined that each of the investors was i) sophisticated (based upon net worth and investment experience), ii) an institutional investor, iii) not a U.S. Person (as defined in Regulation S), and/or iv) an executive officer or director of the Company. The Series A Notes were issued in consideration of cash advances to the Company in the principal amounts. The Series A Notes were issued to the following individuals and entities;



                                                                  Series A Note
   Individual/Entity                          Consideration       Principle             Exemption
   -----------------                          -------------       ---------             ---------
A. Campbell                                  $20,000             $20,000               Section 4(2) (sophisticated),
1089 Kuma Cr.                                                                           Regulation S
Delta, B.C. V4M 2K8                                                                     Rule 902

MTA Holdings Inc.                             25,000              25,000                Section 4(2) (sophisticated),
1837 Knutsford Place                                                                    Regulation S
Victoria, B.C. V8N 6F3                                                                  Rule 903

Geoff Courtnail                               75,000              75,000                Section 4(2) (sophisticated),
5189 Cordova Bay Rd., Suite #4                                                          Regulation S
Victoria, B.C. V84 2K7                                                                  Rule 903

Kathleen E. Newman                            25,000              25,000                Section 4(2) (sophisticated),
5187 Cordova Bay Rd., Suite #4                                                          Regulation S
Victoria, B.C. V84 2K7                                                                  Rule 903

455501 BC Ltd                                 20,000              20,000                Section 4(2) (sophisticated),
1020 - 800 W. Ponder St.                                                                Regulation S
Vancouver, B.C. V6C 2V6                                                                 Rule 903

Rita Hecker                                   20,000              20,000                Section 4(2) (sophisticated),
12410 - 102 Ave.                                                                        Regulation S
Surrey, B.C. V3V 3E1                                                                    Rule 903

Kix International                             20,000              20,000                Section 4(2) (sophisticated),
10540 Hogarth Dr.                                                                       Regulation S
Richmond, B.C. V7E 3Z8                                                                  Rule 903

Hans Knapp                                    20,000              20,000                Section 4(2) (sophisticated),
7220 Arbuius Road                                                                       Regulation S
West Vancouver, B.C. V7W 2C5                                                            Rule 903

Blueberry Films Corp.                         40,000              40,000                Section 4(2) (sophisticated),
4952 Chancellor Blvd.                                                                   Regulation S
Vancouver, B.C. V6T 1E1                                                                 Rule 903

Whistler Investments Ltd.                     50,000              50,000                Section 4(2) (sophisticated),
1007 - 750 West Pender Street                                                           Regulation S
Vancouver, B.C. V6C 2T8                                                                 Rule 903

Haywood Securities ITF Arie                   30,000              30,000                Section 4(2) (sophisticated),
Merrin RRSP 62-0090-1                                                                   Regulation S
1100-400 Burrard St.                                                                    Rule 903
Vancouver, B.C. V6C 3A6

Private Banking Advisory Services            250,000             250,000               Section 4(2) (sophisticated),
Limited                                                                                 Regulation S
100 Rue du Rhone 1204                                                                   Rule 903
Geneva, Switzerland

                                                                  Series A Note
   Individual/Entity                          Consideration       Principle             Exemption
   -----------------                          -------------       ---------             ---------
Allan P. Power                                25,000              25,000                Section 4(2) (sophisticated)
1314 Cabrillo Ave.
Venice, CA  90291

Adrian Day                                    50,000              50,000                Section 4(2) (sophisticated)
900 Bestgate Rd., Suite 405
Box 6644
Annapolis, MD  21401

Douglas R. Casey                              36,000              36,000                Section 4(2) (sophisticated)
12400 Indian Mound Road
Lake Worth, FL  33619

Christine Dixon                               25,000              25,000                Section 4(2) (sophisticated),
6389 Macdonald Street                                                                   Regulation S
Vancouver, B.C. V6N 1E8                                                                 Rule 903

Robertson Stephens Orphan Fund               415,000             415,000               Section 4(2) (sophisticated,
555 California St., Suite 200                                                           institutional)
San Francisco, CA  94104

Robertson Stephens Offshore Orphan            85,000              85,000                Section 4(2) (sophisticated,
Fund, c/o Citco Fund Services Limited                                                   institutional), Regulation S
Corporate Centre, West Bay Road                                                         Rule 903
Grand Cayman, Cayman Islands
B.W.I., George Town, Grand Cayman
Grand Cayman Islands, B.W.I.

Robert L. Partarrieu (1)                      30,000              30,000                Section 4(2), Regulation S
San Crescente 400                                                                       Rule 903
Santiago, Chile

Legal Tender Ltd.                             50,000              50,000                Section 4(2) (sophisticated),
Design House, Suite 201                                                                 Regulation S
Providenciales                                                                          Rule 903
Turks & Caicos Island, B.W.I.

Tom Wikstrom                                  75,000              75,000                Section 4(2) (sophisticated),
17 Rue Arthur Herchen, L-1727                                                           Regulation S
Luxembourg                                                                              Rule 903

Bjorn E. Clason                               20,000              20,000                Section 4(2) (sophisticated),
3 Marryat Place, Wimbledon                                                              Regulation S
London, U.K. SW19 5BL                                                                   Rule 903

Gary Bogdanovich                              50,000              50,000                Section 4(2) (sophisticated),
4484 West 9th                                                                           Regulation S
Vancouver, B.C. V6R 2E1                                                                 Rule 903

Cherri Nestmann                               20,000              20,000                Section 4(2) (sophisticated),
112 Arbutus Rd.                                                                         Regulation S
Salt Spring Island, B.C. V8K 1A3                                                        Rule 903

                                                                  Series A Note
   Individual/Entity                          Consideration       Principle             Exemption
   -----------------                          -------------       ---------             ---------
Dr. James H. Wood and Mary K. Wood            50,000              50,000                Section 4(2) (sophisticated)
JTWOS
1030 Byrnwyck Road
Atlanta, GA  30319

George R. Ireland                             10,000              10,000                Section 4(2) (sophisticated)
2025 East 4th Avenue
Denver, CO  80206

523831 B.C. Ltd.                              25,000              25,000                Section 4(2) (sophisticated),
c/o Pacific Opportunity Company Ltd.                                                    Regulation S
2070 - 777 Hornby St.                                                                   Rule 903
Vancouver, B.C. V6Z 1S4

HRG (2)                                       25,000              25,000                Section 4(2) (sophisticated),
c/o Roger Richer                                                                        Regulation D
1400-510 Burrard St.                                                                    Rule 506
Vancouver, B.C. V6C 3A8

A. R. Rule Investments (B.C.) Ltd.            34,000              34,000                Section 4(2) (sophisticated)
c/o Pacific Opportunity Company Ltd.
2070 - 777 Hornby
Street Vancouver, B.C. V6Z 1S4

Jeff Taylor                                   18,000              18,000                Section 4(2) (sophisticated)
12760 High Bluff Drive, Suite 240
San Diego, CA  92130

Glory On Development Ltd.                     25,000              25,000                Section 4(2) (sophisticated),
c/o Chan, Lau & Wai                                                                     Regulation S
6th Floor, China Bldg. 29                                                               Rule 903
Queen Rd.
Central, Hong Kong

AMDG Ltd., Inc.                               36,000              36,000                Section 4(2) (sophisticated),
Ave. Balboa, Edif. Balboa Plaza,                                                        Regulation S
Ofic 301, Estafeta 6-1097                                                               Rule 903
El Dorado, Panama
Republic Of Panama

Jose Antonio Errazuriz H.                     18,000              18,000                Section 4(2) (sophisticated),
Las Fresas J109, Vitacura                                                               Regulation S
Santiago, Chile                                                                         Rule 903

John Anderson                                 11,000              11,000                Section 4(2) (sophisticated),
1400-510 Burrard Street                                                                 Regulation S
Vancouver, B.C. V6C 3A8                                                                 Rule 903

John Lea Blue                                 10,000              10,000                Section 4(2) (sophisticated),
11th Floor, 6-10 O'Connell Street                                                       Regulation S
Sydney, NSW 2000, Australia                                                             Rule 903

                                                                  Series A Note
   Individual/Entity                          Consideration       Principle             Exemption
   -----------------                          -------------       ---------             ---------

Robert Ossandon (3)                           10,000              10,000                Section 4(2) (sophisticated),
Ossandon, Uribe, Hubner y Cin.                                                          Regulation S
Nueva York 25, P6                                                                       Rule 903
Santiago, Chile

Ricardo Harmsen                               10,000              10,000                Section 4(2) (sophisticated)
Oppenheimer & Co., Inc.
100 N.E. Third Avenue
Fort Lauderdale, FL  33301

Inversiones Raco S.A.                          6,000               6,000                Section 4(2) (sophisticated),
c/o ProConsult                                                                          Regulation S
Calle Callao                                                                            Rule 903
Santiago, Chile

Javier Hurtodo                                10,000              10,000                Section 4(2) (sophisticated),
Chilgener - Div. Naviero Portuario,                                                     Regulation S
Miraflouros 222, P7                                                                     Rule 903
Santiago, Chile

Canaccord Capital Corporation ITF             26,000              26,000                Section 4(2) (sophisticated),
Mary-Ellen Meyers                                                                       Regulation S
Canaccord Capital Corporation                                                           Rule 903
2200-609 Granville St.
Vancouver, B.C. V7Y 1H2




(1) Mr. Partarrieu is general manager of MFG, a 99% owned subsidiary of the Company.



(2) Mr. Hopley, president, chief executive officer and director of the Company, owns a one-third interest in HRG.



(3) Mr. Ossandon is president and director of MFG, a 99% owned subsidiary of the Company.



         On December 13, 1996, the Company granted to RTZ the right to purchase 300,000 shares of the Company's Common Stock; 150,000 shares of Common Stock may be purchased on or before June 13, 1997 at a price of $1.50 and 150,000 shares of Common Stock may be purchased on or before December 13, 1997 at a price of $2.00. These share purchase rights were granted in connection with a Letter of Intent executed on December 13, 1997 on the Company's Cenizas Property.

         On December 31, 1996, Laminco, pursuant to a Share Purchase and Sale Agreement, sold 2,597,000 of the Company's Common Stock, representing all of the shares of the Company's Common Stock beneficially owned by Laminco (other than 400,000 shares underlying a warrant to purchase Common Stock previously issued to Laminco) to purchasers at $.42 per share, aggregating $1,090,740. The shares of Common Stock were sold by Laminco to the following individuals and entities;




Individual/Entity                              Consideration              Shares Sold                             Exemption
-----------------                              -------------              -----------                             ---------
Logicom S.A.R.L.                                    $145,320                  346,000            Section 4(2), Regulation S
17 Rue Arthur Herchen                                                                                              Rule 903
L-1727, Luxembourg

Matti Ruhala                                          10,080                   24,000            Section 4(2), Regulation S
17 Rue Arthur Herchen                                                                                              Rule 903
L-1727, Luxembourg

Tom Wikstrom                                          15,120                   36,000            Section 4(2), Regulation S
17 Rue Arthur Herchen                                                                                              Rule 903
L-1727, Luxembourg

Robertson Stephens Orphan                            140,000                  333,333                          Section 4(2)
Fund                                                                                               (institutional investor)
555 California St., Suite
2600
San Francisco, CA  94104

Robertson Stephens Offshore                           28,000                   66,667            Section 4(2), Regulation S
Orphan Fund, c/o Citco Fund                                                                                        Rule 903
Services Limited
Corporate Centre, West Bay
Road,
Grand Cayman, Cayman Islands

Rapid Capital, Inc.                                  156,240                  372,000            Section 4(2), Regulation S
17 Rue Arthur Herchen                                                                                              Rule 903
L-1727, Luxembourg

Baker Street Management                               84,000                  200,000            Section 4(2), Regulation S
Limited                                                                                                            Rule 903
Genesis House, Jennett Street
Cayman, B.W.I.

International Freedom                                 73,500                  175,000            Section 4(2), Regulation S
Design House, Suite 201                                                                                            Rule 903
Providenciales
Turks & Caicos Island, B.W.I.

Legal Tender Ltd.                                     73,500                  175,000            Section 4(2), Regulation S
Design House, Suite 201                                                                                            Rule 903
Providenciales
Turks & Caicos Island, B.W.I.

Roger Richer                                          73,500                  175,000            Section 4(2), Regulation S
1400-510 Burrard St.                                                                                               Rule 903
Vancouver, B.C. V6C 3A8

Individual/Entity                              Consideration              Shares Sold                             Exemption
-----------------                              -------------              -----------                             ---------
Banque Edouard Constant SA -                          73,500                  175,000            Section 4(2), Regulation S
Geneve                                                                                                             Rule 903
11 Cours De Rive, Casa
postale 3754
CM-1211 Geneve 3
Switzerland

Rob Hartviksom                                        73,500                  175,000            Section 4(2), Regulation S
709-700 W. Pender St.                                                                                              Rule 903
Vancouver, B.C. V6C 1G8

The Ferris Family Trust                               72,240                  172,000            Section 4(2), Regulation S
4640 Ramsay Road                                                                                                   Rule 903
North Vancouver, B.C. V7K 2N5

Catalina Capital S.A.                                 72,240                  172,000            Section 4(2), Regulation S
P.O. Box HM 2257                                                                                                   Rule 903
Hamilton HMJX
Bermuda




         On April 1, 1997, the Company issued two warrants to purchase an aggregate of 735,000 shares of the Company's Common Stock pursuant to an exemption from registration provided by Section 4(2). On April 1, 1997, the Company borrowed $650,000 from a Lender pursuant to the Bridge Note. The Bridge Note provides for an interest rate of 12% (per annum) and is due on July 31, 1997. The Company issued the Lender, International Freedom, a Turks & Caicos corporation with an address of Design House, Suite 201, P.O. Box 150, Providenciales, Turks & Caicos Island, B.W.I., a warrant to purchase 650,000 shares of the Company's Common Stock on or before April 1, 1999, at a purchase price of $1.50. The Company also issued Dean Danielsen, with an address of 112 West San Francisco, Suite 303, Santa Fe, NM 87501, a warrant to purchase 85,000 shares of the Company's Common Stock on or before April 1, 1999, at a purchase price of $1.50 as a finders fee.


         Other than the foregoing transactions, the Registrant has not offered or sold any unregistered securities within the last three years.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         a. Exhibits. The following Exhibits are included pursuant to Regulation SB, Item 601.


    No.                                                  Description                                               Reference
-------------      ---------------------------------------------------------------------------------------     -----------------
    2.1              Stock Purchase Agreement between Laminco Resources, Inc., The Rothchild                          (1)
                     Companies, Inc. and the Selling Shareholders listed therein dated June 6,
                     1996

    2.2              Stock Purchase Agreement by and between Fremont Gold Corporation, Flagship                       (3)
                     Holding Ltd. and the Selling Shareholders listed therein dated July 31, 1996

    3.1              Certificate of Incorporation of Fremont Gold Corporation, as amended and                         (2)
                     restated

    3.2              Bylaws of Fremont Gold Corporation

    4.1              Form of Common Stock Certificate

    4.2              Form of Common Stock Warrant                                                                     **

    4.3              Form of 10.5% Series A Convertible Note                                                          (4)

    4.4              Form of Maturity Date Extension Agreement between the Company and 10.5%                          (6)
                     Series A Convertible Note Holders

    No.                                                  Description                                               Reference
-------------      ---------------------------------------------------------------------------------------     -----------------
   4.5.1             $650,000 Promissory Note, dated April 1, 1997 issued by Company in favor of                      (6)
                     International Freedom

   4.5.2             Warrant to purchase 650,000 shares of Common Stock, dated April 1, 1997,                         (6)
                     issued to International Freedom

     5               Opinion of Streich Lang, P.A. (includes Consent)                                                  *

   10.1              Fremont Gold Corporation Stock Option Plan                                                       (3)

   10.2              Bases of Agreement between Minera Fremont Gold Chile, S.A. and Alejandro                         **
                     Moreno P. and Others, dated January 22, 1997 (Santa Eloisa Property)

   10.3              Letter of Intent between RTZ Mining and Exploration Limited and Fremont Gold                     **
                     Corporation, dated December 12, 1996 (Cenizas Property)

   10.4              Agreement by and between Sali Hochschild S.A. and Inversiones Mineras AyL                        **
                     S.A., dated July 19, 1996 (Resguardo Property)

   10.5              Employment Agreement, dated June 4, 1996, by and between Fremont Gold                            **
                     Corporation and Michael J. Hopley

   10.6              Employment Agreement, dated November 20, 1996, by and between Minera Fremont                     **
                     Gold Chile, S.A. and Roberto E. Partarrieu

   10.8              Form of Series A Note Voluntary Stock Pooling Agreement                                          (6)

  10.9.1             Form of Stock Purchase Agreement by and between Laminco and Non-U.S. Person                      (6)
                     Purchasers

  10.9.2             Form of Stock Purchase Agreement by and between Laminco and U.S. Person                          (6)
                     Purchasers

  10.9.3             Form of Stockholders Agreement by and between the Company and Laminco                            (6)
                     Purchasers

   10.10             Pledge Agreement dated April 1, 1997 by and between Messrs. Hopley, Shaw and                     (6)
                     Topham

   10.11             Form of Voluntary Stock Pooling Agreement dated July 31, 1997, by and between                    (6)
                     the Company and former FHL Shareholders

    16               Letter of Thomas W. Klush re: Change in accountants                                              (5)

    22               List of Subsidiaries of Fremont Gold Corporation                                                 **

   23.1              Consent of Streich Lang (Included in Item 5)                                                      *

   23.2              Consent of Thomas W. Klash, Certified Public Accountant                                          **

   23.3              Consent of KPMG Chartered Accountants                                                             *

   23.4              Consent of Ossandon, Uribe & Hubner                                                               *

    24               Powers of Attorney                                                                               **



*        Filed herewith

**       Previously Filed


(1)      Filed with current report on Form 8-K, dated June 7, 1996.

(2)      Filed with current report on Form 8-K, dated July 29, 1996.

(3)      Filed with Form 10-Q quarterly report, dated June 30, 1996.

(4)      Filed with Form 10-Q quarterly report, dated September 30, 1996.


(5) Filed with Current Report on Form 8-K, dated February 12, 1997 (as amended March 7, 1997).



(6)      Filed with Form 10-KSB for the fiscal year ended December 31, 1996

ITEM 28. UNDERTAKINGS.

         e.       Request for acceleration of effective date.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         f.       The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


ITEM 29. FINANCIAL STATEMENTS AND SCHEDULES.

         The financial statements of the Company are included in the Prospectus beginning at page F-1. All schedules are included in the financial statements of the Company or are included in Part II of the Registration Statement.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on May 27, 1997.


                            FREMONT GOLD CORPORATION



                            By /s/ Michael J. Hopley
                               ----------------------------------
                                   Michael J. Hopley, President

    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature and Title                                                     Date
        -------------------                                                     ----
/s/ Michael J. Hopley                                                           May 27, 1997
---------------------
Michael J. Hopley, Chairman of the Board, Chief
Executive Officer and President


/s/ Edward M. Topham                                                            May 27, 1997
--------------------
Edward M. Topham, Director, Chief Financial Officer,
Secretary and Treasurer


/s/ David Shaw                                                                  May 27, 1997
--------------------
David Shaw, Director




Date:  May 27, 1997